As filed with the Securities and Exchange Commission on __, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Technoprises Ltd.

(Exact name of Registrant as specified in its charter)

Israel (State or other jurisdiction of incorporation or organization)	6799 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

12 Raoul Wallenberg
Tel-Aviv, Israel 69719
(011) 972-3-766-5100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jerry Cahn
242 West 30th Street
New York, New York 10001
(212) 736-9224
Facsimile: (212) 736-9008
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Henry I. Rothman
Jenkens & Gilchrist Parker Chapin LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
(212) 704-6000
Facsimile: (212) 704-6288

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate price per unit (2)	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, no par value per share	47,455,000 (3)	$0.18	$8,541,900.00	$1,082.26
Ordinary Shares, no par value per share, underlying warrants	25,402,500 (3)(4)	$0.18	$4,572,450.00	$579.33
Ordinary Shares, no par value per share, underlying warrants	29,025,000 (3)(5)	$0.20	$5,805,000.00	$735. 49
Ordinary Shares, no par value per share, underlying warrants	29,025,000 (3)(6)	$0.35	$10,158,750.00	$1,287.11
Ordinary Shares, no par value per share, underlying warrants	29,025,000 (3)(7)	$0.50	$14,512,500.00	$1,838.73

(1)            Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to the selling stockholders to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the terms of our common stock purchase warrants.

(2)            Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the high and low sales price of the Ordinary Shares on September 8, 2004, which date was within five business days of the date of filing of this registration statement, as reported over-the-counter on the OTC Bulletin Board by the national Association of Securities Dealers, Inc., of $0.22 and $0.14, respectively.

(3)            We have also registered for resale our good faith estimate of the number of shares that we may be required to issue to certain selling shareholders either (i) in the event that, on or prior to the one hundred eightieth day after the effective date of this registration, we subsequently offer or issue securities or warrants or (ii) in the event that the filing of this registration statement or the effective date of this registration is later than certain dates specified in our agreement with certain selling shareholders or if the effectiveness of this registration statement is suspended after effectiveness for periods in excess of those specified in that agreement.

(4)            Estimated solely for the purpose of determining our registration fee pursuant to Rule 457(g), based on 25,402,500 warrants with an exercise price of $0.10 per share.

(5)            Estimated solely for the purpose of determining our registration fee pursuant to Rule 457(g), based on 29,025,000 warrants with an exercise price of $0.20 per share.

(6)            Estimated solely for the purpose of determining our registration fee pursuant to Rule 457(g), based on  warrants with an exercise price of $0.35 per share.

(7)            Estimated solely for the purpose of determining our registration fee pursuant to Rule 457(g), based on  warrants with an exercise price of $0.50 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment specifically stating that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus, dated ___, 2004

159,932,500 Ordinary Shares

Technoprises Ltd.

We are registering up to 159,932,500 of our ordinary shares for offer or sale by the selling security holders named in this prospectus. Of the shares being registered, 40,930,000 shares have been issued to the selling security holders, 92,250,000 shares are issuable upon exercise of warrants issued to the selling security holders and 26,752,500 may be issued in the event that, on or prior to the one hundred eightieth day after the effective date of this registration, we subsequently offer or issue securities or warrants or in the event that the filing of this registration statement or the effective date of this registration is later than certain dates specified in our agreement with certain selling shareholders or if the effectiveness of this registration statement is suspended after effectiveness for periods in excess of those specified in that agreement. The selling security holders may offer or sell all or a portion of their shares publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of the securities owned by the selling security holders. We may receive proceeds in connection with the exercise of the warrants, the underlying shares of which may in turn be sold by the selling security holders under this prospectus. There is no assurance that any of the warrants will ever be exercised for cash, if at all.

Our ordinary shares are traded on the Over the Counter Bulletin Board under the symbol "TNOLF.OB." On September 8, 2004 the last reported sale price of our ordinary shares on the Over the Counter Bulletin Board Market was $0.14 per share.

Investing in our ordinary shares involves risks that are described in the "Risk Factors" section beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __, 2004.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since then

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	12
DIVIDEND POLICY	12
PRICE RANGE OF OUR ORDINARY SHARES	13
CHANGES TO THE COMPANY’S SHARE CAPITAL	13
CAPITALIZATION	14
SELECTED CONSOLIDATED FINANCIAL DATA	15
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	17
BUSINESS	23
MANAGEMENT	33
TRANSACTIONS WITH RELATED PARTIES	38
PRINCIPAL SHAREHOLDERS	40
RECENT PRIVATE ISSUANCES	41
SELLING SHAREHOLDERS	42
PLAN OF DISTRIBUTION	45
TRANSFER AGENT	46
DESCRIPTION OF ORDINARY SHARES	46
SHARES ELIGIBLE FOR FUTURE SALE	47
CERTAIN US TAX CONSIDERATIONS	48
CERTAIN ISRAELI TAX CONSIDERATIONS	51
CONDITIONS IN ISRAEL	55
LEGAL MATTERS	57
EXPERTS	57
ENFORCEABILITY OF CIVIL LIABILITIES	57
WHERE YOU CAN FIND MORE INFORMATION	58

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PROSPECTUS SUMMARY

This summary highlights information contained in this prospectus. Before deciding to invest in our ordinary shares, you should carefully read this entire prospectus, including the section entitled "Risk Factors" and our consolidated financial statements and the notes to those financial statements.

Technoprises Ltd. and BVR Technologies Ltd.

Technoprises Ltd. is a result of a transaction between TechnoCross Ltd. (formerly known as Technoprises Apros & Chay MB Ltd., "TechnoCross"), a closely held company, the shareholders of TechnoCross and BVR Technologies Ltd. ("BVR") which has been publicly traded under the symbol "BVRT" and subsequently under the symbol "TNOLF.OB."

BVR, TechnoCross and the shareholders of TechnoCross entered into a Share Purchase Agreement, dated December 22, 2003, pursuant to which BVR purchased all of the issued and outstanding share capital of TechnoCross. In consideration, BVR issued to the shareholders of TechnoCross and to other people and entities (designated by the shareholders of TechnoCross) a total of 88,539,309 ordinary shares of BVR, par value NIS 0.01 per share, which at the time constituted 90% of BVR’s issued and outstanding capital stock. The transaction was accounted for as a reverse acquisition. On April 13, 2004 the name of Technoprises Apros & Chay Ltd. was changed to TechnoCross Ltd. On April 26, 2004 BVR’s name was changed by the Israeli Companies Registrar to "Technoprises Ltd."

Throughout this prospectus, references to the business and operations of BVR shall mean BVR’s business and operations prior to the effective time of the transaction. Any references to the business and operations of TechnoCross shall mean TechnoCross’ business and operations prior to the effective time of the transaction and any references to Technoprises or the Company shall mean the business and operations of the combined company following the transaction.

Technoprises

Technoprises’ mission is to enhance the experience of business, leisure and entertainment content by leveraging and commercializing leading-edge technologies that enable the capture of content from any source, enrich it by matching it with complementary content from other sources, and package and deliver it in a personalized manner to any digital device. Technoprises is currently comprised of the following units and assets:

•	100% of the issued and outstanding equity (subject to a certain option granted to Unicorp) of TelemAtik Cross-Media Ltd. ("TCM").

•	TVGate, an interactive TV ("iTV") messaging technology in development previously owned by Comverse Technologies, Inc. and which is currently owned by TCM.

•	100% of the issued and outstanding equity of E.V.R. Entertainment Applications of Virtual Reality Ltd. ("EVR") that designs and markets broadband access systems.

•	100% of the issued and outstanding share capital of TechnoCross.

•	A license from Unicorp Ltd. granted to TechnoCross (our wholly-owned subsidiary) to develop and operate businesses under the Watchow concept.

•	100% of the issued and outstanding share capital of Technoprises U.S.A. Inc.

•	100% of the issued and outstanding equity of Araneo Ltd., a manufacturer of IP-based television, Video On Demand (VOD) and set-top boxes, using the Linux operating system.

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BVR Technologies

BVR was founded on October 8, 1986 and commenced operations in 1987. Beginning with its inception in 1986, BVR engaged in the development, manufacture and marketing of advanced training and computer-based simulation systems for military applications. In 1998, BVR completed a spin-off of its defense-related activities to BVR Systems (1998) Ltd.), and, consequently, became a management company with commercial portfolio companies. BVR made five investments in high-technology companies and divested these investments between 2001 and 2003 through the distribution of assets and cash dividends to its shareholders and sales of assets to third parties. Following these transactions, BVR remained invested only in Coresma Ltd. ("Coresma"), which operates in the field of broadband access technology. Coresma is currently insolvent and has no operations. On May 20, 2004 we acquired from Bank Hapoalim the debt owed to it by Coresma. On May 25, 2004, we filed with the District Court in Tel-Aviv, Israel, an urgent request to enforce our rights under the bond we acquired from Bank Hapoalim and to appoint a receiver for Coresma.

Our Industry

We develop products for the distribution of content via broadband networks. We believe that the Internet and the various networks associated with it, including but not limited to corporate intranets, cable, broadband and dialup networks, and voice and video networks, will converge into a "network of networks." In that environment, we believe that successful vendors will be capable of providing an end-to-end spectrum of products aimed not at a particular technology platform but at solutions to networking problems that span all the segments that currently define the industry. As such, many of our strategic initiatives and investments are aimed at meeting the requirements of such a network of networks.

Our Solution

We are currently developing software solutions for telecommunication providers, media distributors and creators and large corporate enterprises leveraging next-generation network technology. We are developing innovative technology that creates the ability to integrate a whole spectrum of skills and ideas, technologies and equipment in the media and technology areas and to take content from any source, enrich it by matching it with complementary content from other sources and package and deliver it to any device (such as personal computers, television sets, cellular phones, PDAs and radio) thus, enhancing the experience of business, leisure and entertainment for consumers. Our iTVGate platform that allows the delivery and use of various media applications through the television, is a first step in that direction. Through our Emotional Marketing Model, that enables the characterization of a person according to several pre-determined emotional categories on the basis of the person’s emotional structure, we believe that we will develop a unique set of products that will allow matching specific content to an end-user and distributing such media in an efficient way to the end user. Our solutions rely on cooperation with both media companies and network operators that will use our products both for the content matching and the distribution of such content.

We are an early stage company and although we are currently initiating the sale of several products, most of our products are in the early stages of development.

Our Strategy

We aim to offer a full "cross-media" platform. We believe that existing cross media technologies have limited capability and are focused on vertical solutions which allow transfers of data only between two specific forms of media. Our goal is to grant access to end-users to more forms of media and, through the use of tagging and emotional marketing assessments, assist consumers access the content they desire. We anticipate reaching our goals through in-house development of technologies; acquisition of companies and businesses which either have such technologies or other strategic assets, such as customer base; integrating technologies licensed from third parties, including major strategic partners; and building a broad network of marketing and distribution channels, targeting major customers on both the buy and sell side of the digital content supply chain.

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Risk Factors

Our ability to attain our objectives depends upon our success in addressing the risks relating to our business, industry and conditions in Israel discussed in "Risk Factors" and elsewhere in this prospectus, including the following:

•	we are an early stage company with no operating history and little revenues;

•	there are no assurances that we will have sufficient cash to fund our operations and growth plans; in their Report to our shareholders, dated September 2, 2004, our accountants stated that "the Company has suffered losses from operations and has negative cash flow from operations that raises substantial doubt about the Company's ability to continue as a going concern."

•	if we do not develop and market new products and product enhancements, we will not be able to generate sufficient revenues to fund our operations;

•	our competitors are larger, more experienced and enjoy greater financial resources than us;

•	the development of some of our products is an expensive and lengthy process and there are no assurances that we will succeed in selling such products in the future; and

•	our operations are based in Israel and we are subject to certain risks in connection with the geopolitical and economic situation in Israel.

Corporate Information

We were incorporated in Israel in 1986. Our principal executive offices are located at 12 Raoul Wallenberg, Tel-Aviv, Israel, and our telephone number is 972-3-766-5100. The information contained on our website, www.technoprises.com, is not a part of this prospectus.

The Offering

Ordinary shares which may be sold by the Selling Shareholders:	159,932,500

Ordinary shares to be outstanding after this offering:	143,328,430 (not including shares issuable upon the exercise of outstanding options and warrants).

Use of proceeds:
We will not receive any of the proceeds from the sale of the securities owned by the selling security holders. We may receive proceeds in connection with the exercise of the warrants, the underlying shares of which may in turn be sold by the selling security holders under this prospectus. We intend to use any proceeds from the exercise of warrants for working capital and other general corporate purposes. There is no assurance that any of the warrants will ever be exercised for cash, if at all.

Risk factors:	See "Risk Factors" and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

Over the Counter Bulletin Board Symbol:	TNOLF.OB

All share and per share numbers in this prospectus reflect certain changes in our capital stock affected on February 18, 2004 and on May 31, 2004. See "Changes to the Company’s Share Capital."

All references to "dollars" or "$" in this prospectus are to U.S. dollars and all references to "NIS" are to New Israeli Shekels.

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Summary Consolidated Financial Data

The following selected consolidated financial data as of March 31, 2004 for the period that commenced on January 8, 2004 and ended March 31, 2004 have been derived from our audited consolidated financial statements. These financial statements have been prepared in accordance with generally accepted accounting principles in the United States. The selected consolidated financial data set forth below should be read in conjunction with and are qualified by reference to "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto and other financial information included elsewhere in this registration statement.

The following unaudited pro forma condensed statements of operations have been prepared to demonstrate the acquisition of Araneo Ltd. (“Araneo”) as if the acquisition was consummated on January 1, 2003. The unaudited pro forma balance sheet data has been prepared to demonstrate the following transactions as if they had occurred on March 31, 2004:

1.	The private placement of shares and warrants on April 21, 2004.
2.	The acquisition of Araneo pursuant to the agreement dated August 24, 2004.
3.	The purchase of licence and the receipt of software and development services from Lucent Technologies Inc. ("Lucent") on May 28, 2004.
4.	The purchase of Coresma's Ltd. ("Coresma") debt from the bank, on May 20, 2004.
5.	The changes in the Company share capital on May 31, 2004.
6.	The issuance of one-year convertible notes on July 23, 2004.
7.	The issuance of ordinary shares on July 27, 2004

	Period from inception (January 8, 2004) to March 31, 2004	For the three months ended March 31, 2004
	Actual	Pro-forma as adjusted
		Unudited
	(United States Dollar in thousands, except per share data)
Consolidated Statement of Operation Data

Software development costs	$44	$72
Purchased computer software	1,211	1,211
General and administrative expenses	112	167
Operating loss	(1,367)	(1,450)
Financial income	—	4
Other expenses	(2,025)	(2,025)
Net loss	$(3,392)	$(3,471)

Loss per ordinary share, basic and diluted	$(0.04)	$(0.03)
Weighted average shares used in computing net loss per ordinary share, basic and diluted	93,315	101,555

	March 31, 2004
	Actual	Pro-forma as adjusted
		Unudited
	(United States Dollar in thousands)

Consolidated Balance Sheet Data:

Working capital	$(245)	$1,966
Total assets	448	2,930
Total liabilities	871	2,080
Redeemable shares	300	300
Shareholders’ equity (deficiency)	(723)	550

4

Pro forma
For the year ended December 31, 2003
Unaudited
Consolidated Statement of Operation Data	(United States Dollar in thousands, except per share data)

Software development costs	$144
Purchased computer software	775
General and administrative expenses	122
Operating loss	(1,041)
Financial expenses	12

Net loss	$(1,053)

Loss per ordinary share, basic and diluted	$(0.01)
Weighted average shares used in computing net loss per ordinary share, basic and diluted	75,358

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RISK FACTORS

Investing in our ordinary shares involves risks. You should carefully consider the following risk factors in addition to the other information in this prospectus before purchasing our ordinary shares. Our business, operating results and financial condition could be adversely affected due to any of the following risks. The trading price of our ordinary shares could decline due to any of these risks, and you could lose all or part of your investment.

Risks Relating to Our Business and Our Industry

We are in the early stages of development and have no operating history upon which you can base your investment decision.

The Company is an outcome of the combination between BVR, which divested substantially all of its assets through 2003, and TechnoCross, which is a developmental stage company with no operating history and no current revenues. There is no guarantee that we will be able to successfully develop our products and generate revenue in the future from the sales of such products. There are no assurances that we will be able to raise sufficient capital in order to finance our cash requirements in connection with the development of our products. There is no assurance that if we do develop a product that will generate revenues that we will be able to maintain such potential market share over time or that we will be able to develop additional products.

We have a recent history of operating losses and expect to operate at a loss through the foreseeable future.

We operated at a loss since the inception of TechnoCross and expect to operate at a loss for the foreseeable future. We are currently spending significant funds on research and development of our new products and currently have little revenues. We do not anticipate making an operating profit in the foreseeable future. As of August 30, 2004, we had cash and cash equivalents of $500,000. In their Report to the shareholders, dated September 2, 2004, our accountants stated that "the Company has suffered losses from operations and has negative cash flow from operations that raises substantial doubt about the Company's ability to continue as a going concern." Unless we are successful in raising additional funds from our current or new investors, we will not be able to fund our operations beyond the end of October 2004. This increases the risk associated with the investment in our ordinary shares.

The market for our products is highly competitive and these competitive pressures may result in lower prices or reduced demand for our products.

Competition in our industry is intense and we expect competition to increase. Some of our competitors are more established, enjoy greater market recognition and have greater financial and marketing resources than we do. Our principal competitors in the market for content distribution include well-established companies such as Cisco, Microsoft, Yahoo and Intel. These competitors and others may be able to respond more quickly to new or emerging technologies or changes in customer requirements or benefit from greater economies of scale.

If we do not develop and market new products and product enhancements, we will not be able to generate sufficient revenues to fund our operations.

The market for content matching and distribution of content over broadband networks is characterized by:

•	rapid technological change;

•	frequent product introductions and enhancements; and

•	changes in customer and end-user requirements.

Because of these factors, we must continually develop and market new products.

We cannot be sure that we will successfully complete the development and introduction of new products or that any new products developed will achieve acceptance in the marketplace. We may also fail to develop and deploy new products and product enhancements on a timely basis. In either case, our revenues and income could suffer and we may not be able to enter into the markets in which we wish to operate.

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We operate in a rapidly evolving industry, which may make it difficult for investors to evaluate our business.

The technologies and services used in the content distribution industry have been developing rapidly. As a result of this rapid and continual change in the industry, you should consider our prospects in light of the risks and difficulties frequently encountered by companies in an early stage of development. These risks include our ability to:

•	attract and retain users for our products;

•	expand the content and services that we offer and, in particular, develop and aggregate innovative new content and service offerings;

•	respond effectively to rapidly evolving competitive and market dynamics and address the effects of mergers and acquisitions among our competitors;

•	maintain, expand and enhance our relationships with international media companies and other strategic partners; and

•	increase awareness of our brand and user loyalty.

Issuance of additional shares will dilute the interest of our shareholders.

Since the acquisition by BVR of TechnoCross we have issued a significant number of our ordinary shares to investors in order to fund our operations and acquisitions. In addition, we are planning on making certain acquisitions pursuant to which we will be required to issue a significant number of our ordinary shares. Issuances of these shares will have a substantial dilutive effect on our shareholders.

We depend on intellectual property rights of third parties and failure to maintain or acquire licenses could harm our business.

We depend on third party intellectual property such as the Lucent and Watchow licenses and other software licenses used by EVR Ltd. in our products. Most importantly, in order to manufacture and sell our CMTS products, we are dependant on certain computer source code we license from Lucent. As of August 30, 2004, we did not receive all the necessary deliverables from Lucent that will allow us to complete the production of the DOCSIS 1.0 CMTS. We anticipate entering into additional licensing agreements for intellectual property in the future in connection with the development and selling of our products. We believe we are currently in compliance with all material provisions of our existing licenses and that the licensing agreements adequately protect our rights. If problems or delays arise with respect to the timely development, quality and provision of such intellectual property to us, our customers may be adversely affected and our results of operations will be negatively affected. Failure to acquire new licenses could harm our business.

Undetected hardware and software errors may increase our costs and impair the market acceptance of our products. We could be subject to warranty claims and product recalls, which could be expensive and adversely affect our financial condition.

We are developing complex products that are susceptible to undetected hardware and software errors or failures. Products may experience failures when first introduced, as new versions are released or at any time during their lifecycle. Any product recall as a result of errors or failures, and the associated negative publicity, could result in the loss of or delay in market acceptance of our products and adversely affect our business and reputation.

Our proprietary technology is difficult to protect and unauthorized use of our proprietary technology by third parties may impair our ability to compete effectively.

Our success and ability to compete depends in large part upon protecting our proprietary technology. We currently rely on a combination of trade secret and intellectual property laws, nondisclosure and other contractual agreements and technical measures to protect our proprietary rights. In addition, we have one approved patent and several patent applications. We require employees and consultants to execute confidentiality agreements. These measures may not be sufficient to protect our technology from third-party infringement or to protect us from the claims of others.

We depend on a limited number of key personnel who would be difficult to replace. If we lose the services of these individuals, our business will be adversely affected.

Our success depends on our ability to identify, hire and retain skilled personnel. Our industry is characterized by a high level of employee mobility and aggressive recruiting among competitors for personnel with track records of success. We may not be able to attract and retain skilled personnel or may incur significant costs in order to do so. Any loss of services of a member of senior management or other key personnel would negatively affect our business, at least until a suitable replacement is identified, hired and acclimated.

If key personnel were to leave Technoprises or if we are unsuccessful in attracting qualified personnel, our ability to develop products could be materially harmed.

Our success depends in large part on our ability to attract and retain highly qualified scientific, technical and business personnel experienced in the development, manufacture and marketing of the systems and products we are developing for the broadband and cross-media application markets. Our business and financial results could be materially harmed by the inability to attract or retain qualified personnel.

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We made certain acquisitions in the past and we may make additional acquisitions in the future, which pose integration and other risks that could harm our business.

We may seek to acquire additional complementary businesses, products, services and technologies. As a result of these acquisitions, we may be required to incur additional debt and expenditures and issue additional ordinary shares to pay for the acquired business, product, service or technology, which will dilute our existing shareholders’ ownership interest and may delay, or prevent, our profitability. These acquisitions may also expose us to risks such as:

•	the possibility that we may not be able to successfully integrate acquired businesses;

•	the possibility that senior management may be required to spend considerable time negotiating agreements and integrating acquired businesses; and

•	the possible loss or reduction in value of acquired businesses.

On August 24, 2004, we entered into a share purchase agreement pursuant to which we acquired all the outstanding shares of Araneo Ltd. If the business of Araneo is not in the condition we believe it to be in, we may be required to incur substantial additional costs in connection therewith. If incurred, these costs could materially adversely affect our business, financial condition and results of operations.

We cannot assure you that we would successfully overcome these risks or any other problems encountered with these acquisitions.

Risks Related to Our Operations in Israel

We are headquartered in Israel and therefore our results of operations may be adversely affected by political, economic and military instability in Israel.

Our principal offices and manufacturing facilities and many of our suppliers are located in Israel. Therefore, political, economic and military conditions in Israel directly affect our operations. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. Since September 2000, there has been a marked increase in hostilities between Israel and the Palestinians. We cannot predict the effect on us of any increase in the degree of violence by the Palestinians against Israel or the effect of military action elsewhere in the Middle East. The future of peace efforts between Israel and its Arab neighbors remains uncertain. Any future armed conflicts or political instability in the region would likely negatively affect business conditions and adversely affect our results of operations. Furthermore, several countries continue to restrict or ban business with Israel and Israeli companies. These restrictive laws and policies may seriously limit our ability to make sales in those countries.

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Our results of operations may be negatively affected by the obligation of our personnel to perform military service.

Many of our executive officers and employees in Israel are obligated to perform at least 30 days and up to 40 days, depending on rank and position, of military reserve duty annually and are subject to being called for active duty under emergency circumstances. There are proposals to increase this annual commitment. If a military conflict or war arises, these individuals could be required to serve in the military for extended periods of time. Our operations could be disrupted by the absence for a significant period of one or more of our executive officers or key employees or a significant number of other employees due to military service. Any disruption in our operations could adversely affect our business.

It may be difficult to enforce a U.S. judgment against us, our executive officers and directors and the selling shareholders.

Because substantially all of our assets and the assets of a substantial majority of our directors and executive officers, are located outside the U.S., a judgment obtained in the U.S. against us or any of them may not be collectible within the U.S. Furthermore, service of process upon these individuals, a substantial majority of whom reside outside the U.S., may be difficult to obtain within the U.S.

In addition, there is doubt as to the enforceability of civil liabilities under the Securities Act and the Securities Exchange Act in original actions instituted in Israel. See "Enforceability of Civil Liabilities" for additional information about the difficulty in enforcing a judgment under U.S. securities laws in Israel.

Provisions of Israeli law may delay, prevent or make difficult an acquisition of us, which could prevent a change of control and therefore depress the price of our shares.

Provisions of Israeli corporate and tax law may have the effect of delaying, preventing or making more difficult a merger with, or other acquisition of, us. This could cause our ordinary shares to trade at prices below the price for which third parties might be willing to pay to gain control of us. Third parties who are otherwise willing to pay a premium over prevailing market prices to gain control of us may be unable or unwilling to do so because of these provisions of Israeli law. See "Management — Approval of Related Party Transactions Under Israeli Law" for additional information about some anti-takeover effects of Israeli law.

Your rights and responsibilities as a shareholder will be governed by Israeli law and differ in some respects from the rights and responsibilities of shareholders under U.S. law.

We are incorporated under Israeli law. The rights and responsibilities of holders of our ordinary shares are governed by our memorandum of association, our articles of association and by Israeli law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders in typical U.S. corporations. In particular, a shareholder of an Israeli company has a duty to act in good faith toward the company and other shareholders and to refrain from abusing his power in the company, including, among other things, in voting at the general meeting of shareholders on certain matters. See "Management — Approval of Related Party Transactions Under Israeli Law" for additional information concerning this duty.

Risks Relating to the Offering

If the market price of our ordinary shares continues to be highly volatile, the value of an investment in our ordinary shares may decline.

Within the last 12 months, our ordinary shares have traded between $0.06 and $0.41 per share. The market price of our ordinary shares has been and may continue to be highly volatile. Announcements may have a significant impact on the market price of our ordinary shares. These announcements may include:

•	status of the development of our products;
•	our operating results;
•	market conditions for our industry in general; and
•	general economic and market conditions.

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The stock market has from time to time experienced extreme price and volume fluctuations, which have particularly affected the market prices for emerging companies, and which have often been unrelated to their operating performance. These broad market fluctuations may adversely affect the market price of our ordinary shares. In addition, sales of substantial amounts of our ordinary shares in the public market could lower the market price of our ordinary shares.

Substantial future sales of our ordinary shares may depress their market price.

If our shareholders sell substantial amounts of our ordinary shares in to the market, the market price of our ordinary shares may fall. As of August 30, 2004, the ten-day average daily volume of our ordinary shares traded on the bulletin board was 6,000 shares per day. As of August 30, 2004 there were 143,328,430 of our ordinary shares issued and outstanding, a relatively large number compared to the trading volume of our ordinary shares. Therefore, any attempt by our shareholders to sell a significant amount of shares, including those registered pursuant to this registration statement, might result in a decline in our share price.

Three of our shareholders are in a position to control matters requiring a shareholder vote. This may adversely affect the market price of our ordinary shares.

As of August 30, 2004 Apros & Chay MB Ltd. beneficially owns approximately 33.84% of our outstanding ordinary shares and Avigdor Olshansky beneficially owns approximately 6.13% of our outstanding ordinary shares. In addition, Adv. Rami Joulus holds 7.39% of our outstanding shares in trust for various people and entities. Under a contemplated agreement between Adv. Joulus and most of the entities for which he holds the shares in trust, such entities will sign a proxy under which Prosper Abitbol (who is the chairman of Apros & Chay MB Ltd.) and/or Adam Ofek (who is the Managing Director of Apros & Chay MB Ltd.) will vote their shares as long as the shares are held in trust. Such agreements have not yet been signed. There is a written agreement between Apros & Chay MB Ltd. and Avigdor Olshansky to vote their shares toge ther on matters presented for a vote by the shareholders.

If these shareholders vote their shares together, they will have sufficient voting power to:

•	elect all of our directors;

•	control our management; and

•	approve or reject any merger, consolidation or sale of substantially all of our assets.

As a result, Apros & Chay MB Ltd., Avigdor Olshansky together with Prosper Abitbol and/or Adam Ofek can exert significant influence over decisions affecting us while this agreement is in effect. This concentration of ownership of our ordinary shares could delay or prevent mergers, tender offers or other purchases of our ordinary shares. Therefore, this concentration of ownership may adversely affect our share price.

We have obligations to third-parties to register their Technoprises shares for resale. Failure to do so would result in liquidated damages.

We have granted certain investors in the company rights to register their ordinary shares within a specified time period. We had an obligation to file a Form F-1 registration statement with the Securities and Exchange Commission for the shares the selling shareholders purchased from us, no later than April 2, 2004. We did not file the required registration statement by such date and therefore, pursuant to the Subscription Agreement with the selling shareholders, we are obligated to pay them liquidated damages in an amount equal to 2% for each thirty days of delay or part thereof of the greater of the market value of their shares and the purchase price they paid for such shares and their warrants. We might be subject to additional damages if this registration statement is not declared effective within a certain period of time.

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We had an obligation to file a Form F-1 registration statement with the Securities and Exchange Commission for shares purchased from us by a group of investors on April 21, 2004, no later than May 21, 2004. We did not file the required registration statement by such date and therefore, pursuant to the Registration Rights Agreement with these shareholders, we are obligated to pay them liquidated damages in an amount equal to 2% of the purchase price they paid for each thirty days of delay or part thereof, or if subsequent to effectiveness of the registration statement, the right of these shareholders to sell pursuant to this registration statement is suspended for periods beyond those permitted by our agreements with them.

In addition to the foregoing, we are under an obligation to register the shares we issued to Comverse Technologies, Inc. in connection with the acquisition of TVGate. To date, we have not registered these shares.

We have an obligation to register shares that were issued to Bank Hapoalim pursuant to an agreement, dated May 19, 2004, no later than September 17, 2004. To date, we have not registered these shares.

Under the agreement with Araneo Ltd. we are required to register the shares which were issued to the shareholders of Araneo Ltd. no later than thirty days after this registration statement is declared effective.

Our failure to comply with the foregoing contractual obligations to register the shares issued to third parties might result in significant liabilities that could adversely affect our financial results and condition.

If penny stock regulations become applicable to our ordinary shares they will impose restrictions on the marketability of our ordinary shares, the ability of our shareholders to sell our shares could be impaired or if, subsequent to the effectiveness of the registration statement, the right of these shareholders to sell pursuant to this registration statement is suspended for periods beyond those permitted by our agreements with them.

The SEC has adopted regulations that generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share subject to certain exceptions. Exceptions include equity securities issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for more than three years, or (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exception is available, the regulations require that prior to any transaction involving a penny stock, a risk of disclosure schedule must be delivered to the buyer explaining the penny stock market and its risks. Our ordinary shares are currently trading at under $5.00 per share. If at any time we fail to meet one of the exceptions, our ordinary shares will be considered a penny stock. As such the market liquidity for our ordinary shares will be limited to the ability of broker-dealers to sell it in compliance with the above-mentioned disclosure requirements.

You should be aware that, according to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	control of the market for the security by one or a few broker-dealers;

•	"boiler room" practices involving high-pressure sales tactics;

•	manipulation of prices through prearranged matching of purchases and sales;

•	the release of misleading information;

•	excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•	dumping of securities by broker-dealers after prices have been manipulated to a desired level, which hurts the price of the stock and causes investors to suffer loss.

We are aware of the abuses that have occurred in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, we will strive within the confines of practical limitations to prevent such abuses with respect to our ordinary shares.

We have failed to provide certain required audited financial statements in our annual reports on Form 20-F for the years ended December 31, 2003 and 2002. These deficiencies could limit our ability to raise capital, to register shares and could impact the trading of our securities.

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BrightCom Technologies Ltd. was a significant equity investment of BVR for the years ended December 31, 2002 and 2001. As such, under Rule 3-09 of Regulation S-X, we were required to provide separate audited financial statements of BrightCom Technologies Ltd. as of and for the years ended December 31, 2002 and 2001. The financial statements of BrightCom Technologies Ltd. included in our annual reports on Form 20-F for the years ended December 31, 2003 and 2002 are unaudited. In 2003, BrightCom ceased its operations, it does not have active management in place and we could not get access to relevant materials, facts and details or get required explanations regarding certain issues that were unclear in order to complete an audit. Therefore, we could not obtain an audit of BrightCom’s financial statements for the years ended December 31, 2002 and 2001. As a result, our annual reports on Form 20-F for the years ended December 31, 2003 and 2002 are considered deficient. This deficiency could result in our inability to register shares held by existing shareholders and to raise additional capital. It also could impact the ability of our shares to continue to trade on the Over The Counter Bulletin Board market.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We urge you to consider that statements that use the terms "believe," "expect," "plan," "intend," "estimate," "anticipate" and similar or corollary expressions are intended to identify forward-looking statements. These statements reflect our current views about future events and are based on assumptions and are subject to risks and uncertainties. Forward-looking statements include statements about:

•	our strategy;

•	the anticipated development and release of and market demand for new products;

•	our anticipated capital expenditures and liquidity;

•	our development of revenue sources;

•	our expansion into new markets;

•	the market acceptance of our products; and

•	our technological advances.

Forward looking statements may be found in the sections of this prospectus entitled "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and in other sections of this prospectus. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including all the risks discussed in "Risk Factors" and elsewhere in this prospectus.

Except as required by applicable law, including the securities laws of the U.S., we do not intend to update or revise any forward-looking statements as a result of new information or future events.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares owned by the selling shareholders. We may receive proceeds in connection with the exercise of warrants, the underlying shares of which may in turn be sold by selling shareholders. Although the amount and timing of our receipt of any such proceeds are uncertain, such proceeds, if received, will be used for general corporate purposes.

DIVIDEND POLICY

Our articles of association do not require shareholder approval for the declaration of dividends. Any future determination to pay cash or other dividends will be at the discretion of our board of directors and will be subject to our articles of association and Israeli law. We currently expect to retain all future earnings, if any, to finance the development of our business, and do not anticipate paying any cash dividends in the foreseeable future. Any future determination relating to dividend policy will be made by our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial condition and future prospects and other factors the board of directors may deem relevant.

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PRICE RANGE OF OUR ORDINARY SHARES

The primary trading market for our ordinary shares is the Over the Counter Bulletin Board Market, under the symbol "TNOLF.OB." Prior to April 26, 2004 our shares traded under the symbol "BVRT.OB" and prior to August 4, 2003 our shares traded on the Small Cap Market, under the symbol "BVRT." The table below sets forth the high and low reported sales prices of our ordinary shares, as reported by the Nasdaq Small Cap Market and the Over the Counter Bulletin Board Market during the specified financial periods. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

Period	High ($)	Low ($)
Year
1999	9.72	2.00
2000	20.00	2.00
2001	4.25	0.18
2002	0.66	0.08
2003	0.37	0.06

Quarter
First quarter 2002	0.65	0.37
Second quarter 2002	0.61	0.20
Third quarter 2002	0.28	0.08
Fourth quarter 2002	0.29	0.12
First quarter 2003	0.37	0.10
Second quarter 2003	0.32	0.12
Third quarter 2003	0.15	0.06
Fourth quarter 2003	0.28	0.08
First quarter 2004	0.41	0.22
Second quarter 2004	0.30	0.19
Third quarter 2004 (through August 30, 2004)	0.27	0.13

Month
March 2004	0.34	0.26
April 2004	0.30	0.25
May 2004	0.28	0.19
June 2004	0.29	0.24
July 2004	0.27	0.19
August 2004	0.27	0.13

On September 8, 2004, the last reported sale price of our ordinary shares on the Over the Counter Bulletin Board was $0.14 per share. As of August 27, 2004 we had 45 shareholders of record.

CHANGES TO THE COMPANY’S SHARE CAPITAL

In connection with the transaction between BVR and TechnoCross, on February 18, 2004, BVR effected a 1:50 stock split of the BVR’s issued and un-issued ordinary shares and subsequently cancelled 49 of each 50 ordinary shares. Subsequent to these changes, the authorized share capital of BVR consisted of NIS 300,000 divided into 30,000,000 ordinary shares, nominal value NIS 0.01 each and the issued share capital of BVR was 9,837,701 ordinary shares, nominal value NIS 0.01 each. The purpose of the changes in the capital stock was to reduce stamp taxes in Israel which is derived from the par value and number of outstanding shares. Immediately thereafter, the company authorized additional share capital of NIS 1,700,000, divided into 170,000,000 Ordinary Shares, nominal value NIS 0.01 each, such that the our authorized share capital would be NIS 2,000,000, divided into 200,000,000 Ordinary Shares, nominal value NIS 0.01 each.

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At a shareholders meeting held on May 31, 2004, our shareholders approved the following changes in our share capital: (i) the conversion of our ordinary shares from shares of NIS 0.01 par value each into shares of non par value each; and (ii) the increase of our authorized share capital by additional 300,000,000 ordinary shares. Consequently, as of August 30, 2004, our authorized share capital was comprised of 500,000,000 ordinary shares non par value each, of which 143,328,430 were issued and outstanding.

Our shareholders further authorized our board of directors to effect a reverse stock split at a range of 4-8:1 within a period of six months (as shall be resolved by the Board), in the event that the market condition will indicate that a decrease in the number of our ordinary shares outstanding would encourage interest in, and promote liquidity of, our ordinary shares. As of the date of this prospectus, such reverse split had not yet been affected.

CAPITALIZATION

The following table shows our actual capitalization as of March 31, 2004 (in thousands, except share data). You should read this table in conjunction with "Selected Consolidated Financial Data," "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus.

	March 31, 2004
	Actual	Pro Forma[1]
	(United States Dollar in thousands)
Shareholders’ Equity
Actual: ordinary shares of NIS 0.01 par value; authorized 200,000,000; issued and outstanding 98,377,010.
Pro forma: ordinary shares of non par value; authorized 500,000,000; issued and outstanding 141,317,010	218	—
Additional paid-in capital	2,451	8,365
Deficit accumulated during the development stage	(3,392)	(7,815)
Total shareholders’ equity (deficiency)	(723)	550

____________________________________
1 Gives pro forma effect to the issuance of 22,500,000 ordinary shares in April 2004, the issuance of 8,240,000 ordinary shares in respect of the acquisition of Araneo Ltd., the 5,200,000 shares issued in July 2004 in respect of the debt purchased from Bank Hapoalim, the conversion of the share capital to non par value in May 2004, the issuance of 7,000,000 ordinary shares to consultants in July 2004, the purchase of a license and receipt of research and development services from Lucent and the issuance of senior convertible notes in July 2004. The pro forma information excludes 90,000,000 ordinary shares issuable upon the exercise of warrants to the selling security holders for a consideration of $300,000 (the amount is calculated on March’s private placement of $0.01 per warrant).

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SELECTED CONSOLIDATED FINANCIAL DATA

This section presents our selected consolidated financial data. You should read carefully the consolidated financial statements included in this prospectus, including the notes to the consolidated financial statements and the section of this prospectus entitled "Management’s Discussion and Analysis of Financial Condition and Results of Operations." The selected consolidated financial data in this section are not intended to replace the consolidated financial statements.

We have derived the following selected consolidated financial data from our audited consolidated financial statements, which have been prepared in conformity with generally accepted accounting principles in the United States. The following data were derived from our audited consolidated financial statements included elsewhere in this prospectus:

•	consolidated balance sheet of Technoprises as of March 31, 2004;

•	consolidated statement of operations of Technoprises for the period from January 8, 2004 (inception) to March 31, 2004;

•	unaudited pro forma condensed combined balance sheet of Technoprises Ltd. as of March 31, 2004;

•	unaudited pro forma condensed combined statement of operations of Technoprises for the three months ended March 31, 2004; and

•	unaudited pro forma condensed combined statement of operations of Technoprises for the year ended December 31, 2003.

The following unaudited pro forma condensed statements of operations have been prepared to demonstrate the acquisition of Araneo Ltd (“Araneo”) as if the acquisition was consummated on January 1, 2003. The unaudited pro forma balance sheet data has been prepared to demonstrate the following transactions as if they had occurred on March 31, 2004:

1.	The private placement of shares and warrants on April 21, 2004.
2.	The acquisition of Araneo pursuant to the agreement dated August 24, 2004.
3.	The purchase of a licence and the receipt of software and development services from Lucent Technologies Inc. ("Lucent") on May 28, 2004.
4.	The purchase of Coresma's Ltd. ("Coresma") debt from the bank, on May 20, 2004.
5.	The changes in the Company share capital on May 31, 2004.
6.	The issuance of one-year convertible notes on July 23, 2004.
7.	The issuance of ordinary shares on July 27, 2004

	Period from inception (January 8, 2004) to March 31, 2004	For the three months ended March 31, 2004
	Actual	Pro-forma as adjusted
		Unaudited
	(United States Dollar in thousands, except per share data)
Consolidated Statement of Operation Data

Software development costs	$44	$72
Purchased computer software	1,211	1,211
General and administrative expenses	112	167
Operating loss	(1,367)	(1,450)
Financial income	—	4
Other expenses	(2,025)	(2,025)
Net loss	$(3,392)	$(3,471)

Loss per ordinary share, basic and diluted	$(0.04)	$(0.03)
Weighted average shares used in computing net loss per ordinary share, basic and diluted	93,315	101,555

	March 31, 2004
	Actual	Pro-forma as adjusted
		Unudited
	(United States Dollar in thousands)

Consolidated Balance Sheet Data:

Working capital	$(245)	$1,966
Total assets	448	2,930
Total liabilities	871	2,080
Redeemable shares	300	300
Shareholders’ equity (deficiency)	(723)	550

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Pro forma
For the year ended December 31, 2003
Unaudited
Consolidated Statement of Operation Data	(United States Dollar in thousands, except per share data)

Software development costs	$144
Purchased computer software	775
General and administrative expenses	122
Operating loss	(1,041)
Financial expenses	12

Net loss	$(1,053)

Loss per ordinary share, basic and diluted	$(0.01)
Weighted average shares used in computing net loss per ordinary share, basic and diluted	75,358

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read together with our consolidated financial statements and the related notes which appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs and involve risks and uncertainties. Our actual results may differ materially from those anticipated in the forward-looking statements. Factors that could cause or contribute to those differences include those discussed in "Risk Factors" and elsewhere in this prospectus.

Overview

On December 22, 2003 we purchased all of the issued and outstanding share capital of TechnoCross. In consideration we issued to the shareholders of TechnoCross and to other people 90% of our issued and outstanding capital stock. The transaction was accounted for as a reverse acquisition.

Our mission is to enhance the experience of business, leisure and entertainment content by leveraging and commercializing leading-edge technologies that enable the capture of content from any source, enrich it by matching it with complementary content from other sources, and package and deliver it in a personalized manner to any digital device. Technoprises is currently comprised of the following units and assets:

•	100% of the issued and outstanding equity (subject to a certain option granted to Unicorp) of TelemAtik Cross-Media Ltd. ("TCM").

•	TVGate, an interactive TV ("iTV") messaging technology in development previously owned by Comverse Technologies, Inc. and which is currently owned by TCM.

•	100% of the issued and outstanding equity of E.V.R. Entertainment Applications of Virtual Reality ("EVR") that designs and markets broadband access systems.

•	100% of the issued and outstanding share capital of TechnoCross.

•	A license from Unicorp Ltd. to TechnoCross to develop and operate businesses under the Watchow concept.

•	100% of the issued and outstanding share capital of Technoprises U.S.A. Inc.

•	100% of the issued and outstanding equity of Araneo Ltd., a manufacturer of IP-based television, Video On Demand (VOD) and set-top boxes, using the Linux operating system.

We are an early-stage company and we currently have little revenues. Most of our products require additional investment of time and resources in research and development before we can introduce them to the market.

Critical Accounting Policies and Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Under different assumptions or conditions, actual results may differ from these estimates.

Management believes the following critical accounting policies, among others, affect the more significant judgments and estimates used in the preparation of the Technoprises consolidated financial statements which are prepared in conformity with generally accepted accounting principles in the United States.

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Revenue Recognition

Although we did not record any revenues, we anticipate thatour revenue will be generated from the sale of software and software related products. We will recognize revenue pursuant to Statement of Position No. 97-2, "Software Revenue Recognition," as modified by SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect of Certain Transactions," Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements," and SAB 104, "Revenue Recognition." SAB 101 summarizes the staff’s views in applying generally accepted accounting principles to revenue recognition in financial statements. SAB 104 modifies certain guidance provided in SAB 101.

Inherent in the revenue recognition process are significant management estimates and judgments, which influence the timing and amount of revenue recognition. In accordance with the governing revenue recognition guidelines, if the arrangement between vendor and purchaser does not require significant production, modification, or customization of software, revenue should be recognized when all of the following criteria are met:

•	persuasive evidence of an arrangement exist;

•	delivery has occurred;

•	the vendor’s fee is fixed or determinable; and

•	collectibility is probable.

Contract accounting is applied where services include significant software modification, development or customization. In such instances, the arrangement fee is accounted for in accordance with SOP 81-1 "Accounting for Performance of Construction-Type and Certain Production-Type Contracts," whereby the revenue is recognized, generally using the percentage-of-completion method measured on labor input hours. The complexity of the estimation process and judgment related to the assumptions, risks and uncertainties inherent with the application of the percentage-of-completion method of accounting affects the amounts of revenue reported in its consolidated financial statements.

Since we intend to sell products, which are currently in development, we cannot predict the nature of our contracts and identity of our customers. If those criteria mentioned are not met, revenue recognition could be deferred to a subsequent period and our financial statement could be materially effected.

Software Development Costs

Development costs related to software products are expensed as incurred until technological feasibility of the product has been established. Technological feasibility is determined when detailed program design is completed and verified. Expenses incurred between the completion of the product design and the point at which the product is ready for general release are capitalized in accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed. Capitalized software costs are amortized on a product-by-product basis.  The annual amortization is the greater of the amount computed using the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product or the straight-line method over the remaining estimated economic life of the product, including the period being reported on. Amortization begins when the product is available for general release to customers.

Accounting for asset purchases and business combinations

We are required to allocate the purchase price of acquired assets and business combinations to the tangible and intangible assets acquired, liabilities assumed, as well as in-process research and development based on their estimated fair values. Such a valuation requires management to make significant estimates and assumptions, especially with respect to intangible assets.

Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable. Assumptions may be incomplete or inaccurate, and unanticipated events and circumstances may occur.

Other estimates associated with the accounting for these acquisitions may change as additional information becomes available regarding the assets acquired and liabilities assumed resulting in changes in the purchase price allocation.

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Purchased Computer Software

According to SFAS No. 86 "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed," the cost of purchased computer software to be sold, leased, or otherwise marketed that has no alternative future use shall be accounted for the same as the costs incurred to develop such software internally. If that purchased software has an alternative future use, the cost shall be capitalized when the software is acquired and accounted for in accordance with its use. We have purchased computer software from various persons and entities in exchange for our ordinary shares. Since our ordinary shares are thinly traded and their market is non-active, we valued the cost of the computer software purchased according to a per share price determined according to material share issuances to outside investors.

Results of Operations

Period From January 8, 2004 (Inception) Through March 31, 2004

Revenues. We are a development stage company and we had no revenues for the period from January 8, 2004 through March 31, 2004.

Software Development Costs. Software development costs for the period from January 8, 2004 through March 31, 2004 totaled $44,000. This amount consists of research and development, employees’ salaries and related expanses. The software and development costs accounts for 1.3% of the net loss for the period from January 8, 2004 through March 31, 2004.

Purchased Computer Software. Purchase of computer software during the period from January 8, 2004 through March 31, 2004 totaled $1,211,000. $1,050,000 of this amount is associated to the acquisition of TVGate from Comverse Technology Inc. and $161,000 is associated to shares issued to individuals and entities that contributed technologies to the Company. As part of these purchases we issued to Comverse and other third parties ordinary shares, which were valued according to recent share issuances to outside investors. The purchase of computer software contributed 35.7% to our net loss for the period from January 8, 2004 through March 31,  2004.

General and Administrative Expenses. General and administrative expenses for the period from January 8, 2004 through March 31, 2004 totaled $112,000 and consist primarily of compensation to our management and administrative personal, marketing expanses and professional fees. General and administrative expenses accounted for 3.3% of our net loss for the period from January 8, 2004 through March 31, 2004.

Other Expenses. Other expanses during the period from January 8, 2004 through March 31, 2004 totaled $2,025,000. $1,774,000 of this amount relates to shares issued to individuals who contributed to the realization of the reverse acquisition agreement in February 2004 . These shares were valued according to the market price and expensed in the statement of operations.  Other expenses contributed 57.9% to our net loss for the period from January 8, 2004 through March 31, 2004.

Net Loss. As a result of the above, the net loss for the period from January 8, 2004 through March 31, 2004 was $3,392,000 or $0.04 per share.

Liquidity and Capital Resources

Our principal sources of liquidity since BVR’s inception have been private and public sales of equity securities, borrowings from banks, convertible loans, cash from the exercise of options, grants from the OCS and, to a lesser extent, cash from operations. Since the transaction between BVR and TechnoCross, our principal source of liquidity has been sales of equity securities.

On March 3, 2004 we raised $750,000 from third party investors in exchange for our ordinary shares and warrants to buy our ordinary shares. On April 21, 2004 we raised an additional $2,250,000 from other third-party investors in exchange for ordinary shares and warrants. On July 23, 2004 we raised $900,000 through the issuance of secured convertible notes to a group of investors led by Duncan Capital LLC. The notes bear interest of 5% and mature on June 30, 2005. The holders of the notes have the right to convert any amount outstanding under the notes into our ordinary shares at a price of $0.10 per share, subject to certain adjustments. We have an obligation to register the shares underlying the notes no later than September 7, 2004. The holders of the convertible notes have a right to invest an additional amount of $900,000 within 180 days after the effectiveness of a registration statement registering the shares underlying such notes. Such notes will be convertible into our shares at $0.20 per share. In addition, the noteholders will receive warrants to purchase shares at $0.27 per share. Penalties owed to several of our shareholders as a result of our failure to timely register their issued and outstanding shares amount to approximately $300,000 as of August 30, 2004. We are currently negotiating with such shareholders the payment of the penalties in shares instead of cash payments.

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As of August 30, 2004, we had cash and cash equivalents of $500,000. Since our inception we incurred losses and had little revenues. In their Report to the shareholders, dated September 2, 2004, our accountants stated that "the Company has suffered losses from operations and has negative cash flow from operations that raises substantial doubt about the Company's ability to continue as a going concern". We do not anticipate having a positive cash flow from operations in the near future. Our current cash and cash equivalents are not sufficient to fund our planned growth. We anticipate that if we will be unsuccessful in raising additional funds, our cash and cash equivalents will be sufficient to fund our operations until the end of October 2004. We are planning to raise further amounts of up to $10,000,000 pursuant to a bridge loan from our current shareholders and from the sale of equity securities. There are no assurances we will be successful in raising such funds. Our continuing operations depend on our ability to raise such funds.

On May 11, 2004 we signed a term sheet with Econor for the purchase of up to $5,000,000 of our ordinary shares from time to time over the course of 24 months after an effective registration of the shares. We are entitled to request an equity investment by Econor during the 24 month period, pursuant to which we will issue our ordinary shares to Econor with an aggregate purchase price equal to the equity investment, subject to the market price and associated fees. Such put shall be subject to certain restrictions. The market price shall be the lowest daily volume weighted average price of the ordinary shares during the five consecutive trading days beginning on the first trading day after the put date. The purchase price shall be 98% of the market price. Upon the initial put and all subsequent puts, Econor or its assignees shall receive 5% of the gross proceeds of the put. Upon the closing of the transaction, we shall issue Econor $250,000 worth of our ordinary shares.

Lucent Agreement

On May 28, 2004 we entered into an agreement with Lucent Technologies under which we will utilize Lucent’s DOCSIS 1.0 & 1.1 CMTS in order to develop certain CMTS technologies and generate products relating to cross media router technology (CMR) and home media gateway (HMG) technology.

As of August 30, 2004, we did not receive all the necessary deliverables from Lucent that will allow us to complete the production of the DOCSIS 1.0 CMTS. Therefore, we have stopped all payments to Lucent under the agreement. On August 31, 2004 we sent Lucent a letter notifying Lucent of its breach and demanding that they cure such breach by September 8, 2004. On September 2, 2004 we received a letter from Lucent notifying us that we are in breach of the agreement and that if such breach is not cured within 10 days, Lucent will terminate the agreement.  We are currently discussing a solution with Lucent. See "Business – EVR – Lucent Agreement".

Tabular Disclosure of Contractual Obligations

The following table summarizes our contractual obligations and commercial commitments as of March 31, 2004:

Contractual Obligations (1)	Total	Less than 1 Year	2 Years	3 Years	4 Years	5 Years	After5 Years
Short-term debt and other current liabilities (2)	540,000	440,000	100,000	—	—	—	—
Long-term debt	—	—	—	—	—	—	—
Operating leases	101,000	101,000	—	—	—	—	—
Other long term liabilities	—	—	—	—	—	—	—
Total contractual obligations	641,000	541,000	100,000	—	—	—	—

(1) Does not include (i) contractual obligations entered into after March 31, 2004, whether described in this Prospectus or not and (ii) any obligations to purchase D&O insurance pursuant to the agreement between BVR and TechnoCross.
(2) Consists of payments to Comverse in connection with the acquisition of the TVGate technology.

Research and Development, Patents and Licenses, etc.

Each of our subsidiaries and divisions has different research and development goals and has spent varying amounts on company sponsored research and development activities since the inception of TechnoCross. We have provided information on each of our subsidiaries and divisions research and development policies in the Section titled "Business".

Since our inception we have focused a significant portion of our research and development efforts on developing and enhancing products and capabilities we purchase from third parties. As part of this strategy, we purchased intellectual property, technologies and assets of TVGate from Comverse Technology and we entered into an agreement with Lucent Technologies under which the we will utilize Lucent’s DOCSIS 1.0 & 1.1 CMTS in order to develop certain CMTS technologies and generate products relating to cross media router technology (CMR) and home media gateway (HMG) technology. As consideration for the development of the CMTS technology we will pay Lucent $1,500,000. As consideration for the development of the CMR and HMG technologies we will pay Lucent an aggregate of $390,000, of which no payments have been made. We also pay Lucent for licenses of certain intellectual property. Payments to Comverse in connection with TVGate aggregated approximately $1,200,000 payable in a combination of cash and our ordinary shares.

Off-Balance Sheet Arrangements

    The Company is not a party to any off-balance sheet arrangement.

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Quantitative and Qualitative Disclosures About Market Risk

Market risk is the risk of loss related to changes in market prices, including interest rates and foreign exchange rates, of financial instruments that may adversely impact our consolidated financial position, results of operations or cash flows.

We develop and manufacture products in Israel and intend to sell them in the U.S., Israel and other countries. As a result, our financial results could be affected by factors such as changes in foreign currency exchange rates or weak economic conditions in foreign markets. As most of our sales are made in dollars, a strengthening of the dollar could make our products less competitive in foreign markets. In addition, the lower value of the dollar compared to the NIS increases the operating expenses reported in our financial statements. Our interest income is sensitive to changes in the general level of interest rates in the U.S. and Israel since the majority of our investments are in short-term instruments. Due to the nature of our short-term investments, we do not believe that there is any material market risk exposure. Therefore, no quantitative tabular disclosures are required.

We believe that the rate of inflation in Israel will have a minor effect on our business to date. However, our dollar costs in Israel will increase if inflation in Israel exceeds the devaluation of the NIS against the dollar or if the timing of such devaluation lags behind inflation in Israel.

Capital Expenditures

To date we have received net proceeds from private placements in an aggregate amount of $2,650,000. We anticipate that our capital expenditures during the next two years will amount up to $150,000 with respect to fixed assets and certain equipment for EVR.

Trend Information

We are an early stage company. In order to fund our research and development activities and the development of our products we will need to raise capital through debt and/or equity issuances. Since the beginning of the global economic downturn in 2000 the ability of early-stage companies to raise funds in the capital markets and from private investors has significantly decreased. This trend continues today and will most likely affect our ability to raise additional funds or the pricing of any future financings.

Beginning in fiscal 2001, the global telecommunications market deteriorated, reflecting a significant reduction in capital spending by established service providers. This trend intensified during fiscal 2002 and continued into fiscal 2003. Reasons for the market deterioration included the general economic slowdown, network overcapacity and limited availability of capital. The significant slowdown in capital spending in our target markets creates uncertainty as to the level of demand for the products we are developing. As a result of this uncertainty, accurate forecasting of market penetration, near- and long-term results, earnings and cash flow remains difficult.

For additional trends affecting the industry see "Business - Industry Background" below.

Seasonality

Our business is not subject to seasonality.

Impact of Inflation and Fluctuation of Currencies on Results of Operations, Liabilities and Assets

Most of our revenues will be denominated in dollars. However, a large portion of our costs is incurred at our facilities in Israel, resulting in a substantial portion of our operating expenses being denominated in NIS. Our NIS costs, as expressed in dollars, are influenced by the extent to which any increase in the rate of inflation in Israel is not offset (or is offset on a lagging basis) by a devaluation of the NIS in relation to the dollar. A devaluation of the NIS against the dollar would result in an increase in operating income, as expressed in dollars, while an increase in the value of NIS against the dollar would result in an increase in our operating expenses and adversely affect our operating income, as expressed in dollars.

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The annual rate of deflation in Israel was 1.9% in 2003 and the annual rate of inflation in Israel was 6.5% in 2002, 1.4% in 2001, 0% in 2000 and 1.3% in 1999. The NIS strengthened against the dollar by approximately 7.6% in 2003 and 2.7% in 2000 and weakened against the dollar by approximately 7.3% in 2002 and 9.3% in 2001.

Significant Subsidiaries

TCM, EVR and Araneo are our significant subsidiaries that are wholly-owned, all of which are organized under the laws of Israel.

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BUSINESS

Overview

History and Development of BVR

BVR was founded on October 8, 1986 and commenced operations in 1987. Beginning with its inception in 1986, BVR engaged in the development, manufacture and marketing of advanced training and computer-based simulation systems for military applications. In 1998, BVR completed a spin-off of its defense-related activities to BVR Systems (1998) Ltd., and, consequently, became a management company with commercial portfolio companies. Prior to the transaction between BVR and TechnoCross the only remaining asset of BVR was a 37% ownership stake in Coresma.

TechnoCross (Prior to the Transaction with BVR)

TechnoCross was formed as an Israeli private company in January 2004. Its shareholders prior to the transaction with BVR were Apros & Chay MB Ltd., Prosper Abitbol (who held the shares registered under his name in trust for various people and entities who contributed to technologies, know-how or services to TechnoCross or its subsidiaries and for other potential partners and investors) and Avigdor Olshansky.

At the time of the closing of the transaction with BVR, TechnoCross owned the following assets:

•	100% of the issued and outstanding shares of TCM;

•	the technology in development and know-how of TVGate, which was the Interactive TV (iTV) messaging technology of Comverse which was owned by TCM; and

•	a license from Unicorp to develop and operate businesses under the Watchow concept.

•	TCM had agreements with several people and entities with respect to contribution of know-how and certain technology rights to TCM in exchange for equity in the Company.

The Transaction Between BVR Technologies and TechnoCross.

BVR, TechnoCross and the shareholders of TechnoCross entered into a Share Purchase Agreement, dated December 22, 2003, pursuant to which BVR purchased all of the issued and outstanding share capital of TechnoCross. In consideration, BVR agreed to issue to the shareholders of TechnoCross a total of 88,539,309 ordinary shares of BVR, par value NIS 0.01 each. In order to satisfy certain obligations of the parties the shares BVR issued were distributed as follows:

•	48,500,000 ordinary shares were issued to Apros & Chay MB, Ltd.;

•	8,780,264 ordinary shares were issued to Avigdor Olshansky.;

•	ordinary shares that were otherwise issuable in consideration for all of the shares of TechnoCross were instead issued by BVR, as follows:

1.	7,500,000 ordinary shares were issued in a private placement to four investors at a purchase price of $0.09 per share.

2.	2,250,000 ordinary shares were issued to Comverse Ltd; and

3.	21,509,045 ordinary shares were issued to certain other people and entities who have contributed technologies, know-how or services to TechnoCross or its subsidiaries. 10,592,141 of such shares are held in trust by Mr. Rami Joulus. See "Principal Shareholders".

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Pursuant to the purchase agreement, the shareholders of TechnoCross granted to the shareholders of BVR immediately prior to the transaction, a put option to sell their BVR shares to them at a price per share of $0.04 (four cents) per BVR share. The put option shall be exercisable in the event that during the twelve (12) month period from August 18, 2004 to August 18, 2005, the average market capitalization of the Company shall be not less than US$ 6,500,000 for a period of sixty (60) calendar days. Immediately following the occurrence of such triggering event, the shareholders of TechnoCross will provide a notice of offer to the shareholders of BVR providing them with not less than thirty (30) days to exercise the put option at the put option price from the date such offer is effective (subject and determined pursuant to any applicable registration requirements). This put option may be terminated in the event of a material uncured breach of any representations or warranties of BVR which will result in direct losses in excess of $100,000.

In the agreement, the parties agreed to the following additional covenants that are still in effect:

•	BVR, Technoprises and TCM will not issue securities in connection with any transaction contemplated by the agreement, or other transactions prior to the effective date of the transaction in a manner that will dilute the holdings of the shareholders of BVR at the time of the transaction below 10% of Technoprises’ issued and outstanding share capital, on a fully-diluted basis.

•	Future acquisitions of technology based entities, IP assets or technology by or on behalf of the shareholders of TechnoCross, their respective shareholders, subsidiaries, parent companies and affiliates, in the IT sector in the fields of telecommunications and media for the cross media environment, shall be made by Technoprises.

•	So long as the directors of BVR (who served as directors of BVR as of October 1, 1998 and as of the closing of the transaction with TechnoCross) shall be subject to any possible proceeding by reason of the fact that they were directors of BVR, Technoprises shall obtain and maintain D&O insurance in reasonable amounts from established and reputable insurers. In all policies of D&O insurance, the previous BVR directors shall be named as an insured in such a manner as to provide the previous BVR directors the same rights and benefits as are accorded to the most favorably insured members of BVR’s current board members.

Industry Background

We develop products for the distribution of content via broadband networks. We believe that the Internet and the various networks associated with it, including but not limited to corporate intranets, cable, broadband and dialup networks, and voice and video networks, will converge into a "network of networks." In that environment, we believe that successful vendors will be capable of providing an end-to-end spectrum of products aimed not at a particular technology platform but at solutions to networking problems that span all the segments that currently define the industry. As such, many of our strategic initiatives and investments are aimed at meeting the requirements of such a network of networks.

Strong technological advances over the last decade, combined with the popularization of the Internet, has had a profound effect on the entertainment and media industry. Each new innovation such as MP3, broadband web access, interactive digital television and P2P has had a powerful impact on the entertainment and media sector, bringing along new opportunities and challenges. According to PriceWaterhouseCoopers’ industry research report "Entertainment and Media Outlook: 2003-2007-Global Overview" aggregate global spending in the entertainment and media industry will grow from approximately $1.09 trillion in 2002 to $1.37 trillion in 2007, reflecting an annual growth rate of 4.8%. Spending is expected to grow rapidly after 2004, based on an anticipated improvement in the economic environment, more stable political conditions, and new technologies currently in the pipeline coming into the market.

Several key themes effecting the industry are:

•	the increase in TV and radio advertising on the account of print and out-of-home advertising;

•	consumer migration to next-generation technologies offsetting the impact of aging platforms in the Internet, home video, television distribution, and video game segments;

•	rising broadband Internet access is resulting in increased spending in several market segments; and

•	traditional distribution channels are in transition, driving DVD sell-through and boosting spending on video games and consumer books but cutting into music sales.

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Overview of Our Current Business

Our goal is to build a company that will provide technological synergy and contribute to the vision of a complete global cross media platform, resulting in leadership in personal content distribution. Our business currently is comprised of the following components:

•	TCM.

•	EVR.

•	Watchow.

•	Araneo.

Through these components and others that will be added in the future, either through in-house development, licensing or acquisition, we are building a solution that will enable the capture of content from any source, enrich it by matching it with complementary content from other sources, package and deliver it to any device, thus enhancing the experience of business, leisure and entertainment content for consumers all around the world.

TelemAtik Cross-Media (TCM)

TCM was formed to integrate and merge several technologies, previously developed or conceived by members of its founding team, in order to provide a joint platform in the content area, for managing and delivering different sorts of content for business, leisure and entertainment, distributing it in the accurate format to the right end user on different devices.

TCM is developing service-based solutions for telecommunication providers, media distributors and creators and large corporate enterprises leveraging next-generation network technology. Its new "Open Suite Digital Content Platform" will help businesses to implement growth strategies and leverage technology in the new digital content environment. This innovative technology will be the backbone of our overall vision to create the ability to take content from any source, enrich it by matching it with complementary content from other sources, package and deliver it to any device (such as personal computers, television sets, cellular phones, PDAs and radio) thus, enhancing the experience of business, leisure and entertainment for consumers.

TCM’s products are currently in their conceptual stages and we do not anticipate their sale in the foreseeable future. Ultimately, they will form part of the overall platform. At this stage, they can be viewed as three individual elements CrossMed 24/7, Content Delivery System and TVGate.

CrossMed 24/7 will provide operators with an innovative solution for all their content management needs. It will allow operators to aggregate and store content in multiple formats from multiple sources and to manage the entire content delivery chain - requests, discovery, personalization, packaging and delivery to any device based on user and usage profiles. CrossMed 24/7 utilizes the Emotional Marketing Model that enables the characterization of a person according to several pre-determined emotional categories on the basis of the person’s emotional structure. This is achieved using voice recognition techniques or a questionnaire that is completed by the person. The model enables its user to anticipate certain preferences of the person and give the opportunity to distribute to him/her media content that can be expected to fit his/her character and preferences. By applying this technology to a content gathering and distribution system TCM is developing a system that will match content from various content distributors to the end-user, based on the end-user’s emotional preferences. This can also be used as a marketing and advertising tool that will allow advertisers to enhance the effectiveness of their marketing activities by targeting end-users who are more likely to be more susceptible to such advertising. The Emotional Marketing Model has been tested on more than 9,000 people and has shown a significant statistical correlation between the characters of that person as identified by the model and certain consumption patterns and preferences. The model was developed by Dr. Yoram Levanon and Dr. Lan Lossos. A patent application has been filed by Dr. Levanon in the United States in connection with the Emotional Marketing Model and TCM has been granted an exclusive license to use the model for the related content management applications.

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Content Delivery System (CDS) will be a comprehensive solution that manages data delivery and distribution in an efficient, friendly and economic manner. It will deal with all the aspects related to distributing and delivering content, over any media. CDS will make an optimal use of network infrastructure while being attentive to the specific requirements of any delivery infrastructure. On February 18, 2004, we and certain of our affiliates entered into an Agreement with a third-party, pursuant to which such third-party will contribute certain knowledge, intellectual property and know-how in the CDS area in exchange for 5% of the CDS sales.

TVGate

TVGate, was formed in 2000 by Comverse Technology to offer cable TV and direct broadcasting satellite operators an opportunity to expand the horizons of the television with a broad array of interactive enhanced services built around a concept whereby the TV is transformed into a TV Home Communications Center. The merging of interactive services and television, will enable subscribers to interact in new ways with their favorite entertainment outlets.

On December 17, 2003, we signed an agreement to acquire certain intellectual property, technologies and assets of TVGate from Comverse Technology in exchange for (i) $750,000 in cash, payable in seven installments through June 30, 2005, (ii) ordinary shares of the Company with a value of $450,000 and (iii) a put option pursuant to which Comverse will have the right to require the Company to purchase shares of the Company issued to Comverse in an aggregate value of $300,000, during a period of one year following the issuance of such shares. The Company is required to issue the shares issuable to Comverse and to deliver the put option to Comverse not later than January 1, 2006. As of August 30, 2004, payments to Comverse in the amount of $430,000 were still due to be made.

iTVGate™ is an iTV Communication Platform - that enables cable and direct broadcasting satellite operators to offer end users a wide array of iTV messaging and third party applications. The platform is based on the concept of "one management, one provisioning, one user profile database" and complies with all telco-grade requirements. iTVGate™ offers an "a la carte" selection of modular unified communication services: TV E-mail (Tmail), TV Fax (T-Fax), TV-SMS, TV-Chat, TV-Instant Messaging, TV-Telephony, TV-Voice mail, TV-Video mail and more. It also enables the operator to offer its subscribers additional third-party applications such as multi-user games, using iTVGate™ capabilities.

iTVGate™ is a carrier-grade, highly scalable system that complies with CATV/DBS environments. It will enable major TV operators to exploit the advantages of the triple-play (telephone, television and internet via cable) opportunities and increase their average revenue per user, reduce their digital churn and acquire new customers by implementing user-friendly innovative applications that leverage the operator’s investments in digital infrastructure.

TVGate offers cable and satellite operators two business options: a revenue share option and a platform sale option based on a per subscriber licensing fees. Revenues from TVGate are expected to be generated through:

a)	Sales of products utilizing the existing iTVGate platform, these include integration of the technology within commercial systems promoted in partnership with complimentary players, including content providers and TV networks, to provide TV messaging. A number of such opportunities are currently under discussion. In each case, these are likely to involve significant development and customization.

b)	Sales of enhanced products, including the combination of the iTVGate platform with the Emotional Marketing model, enabling the delivery of marketing and other content via TV which meets individual viewer preferences.

c)	The incorporation of the TVGate technologies as an integral component in the overall Technoprises vision of full cross-media, enabling the delivery of rich content of any type to the TV.

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EVR

EVR Ltd. commenced commercial operations in early 2004 in the broadband access systems market. Its products include:

1.	EVR’s core technology in the digital broadcasting of data over cable, voice over IP and video on demand over IP.

2.	Subscriber Devices - Consumer Premises Equipment (CPE) that includes Cable Modems, IP Set Top Boxes as well as VoIP devices.

3.	Headend Devices - Cable Modem Termination System (CMTS), and Cross Media Router (CMR) that may in the future include video media servers.

4.	Management system that includes provisioning and routing server to enable easy access to the network, and management software that monitors broadband networks.

Manufacture of EVR’s products is currently being subcontracted to local subcontractors that operate in the destination markets of such products. The EVR products are marketed to Telcos, cable operators, real estate investment trust companies, Internet Service Providers, and systems integrators. EVR’s sales and marketing division is organized into two primary geographic regions, the Americas and International. Lately, EVR has established its first Far Eastern distribution agreement with a distributor in China. The existing sales channels are via a network of distributors, value-added resellers and Internet service providers in many countries. Recently, EVR has begun to sell its products, with one order shipped to Romania for $15,700 and a second order shipped to Norway for $13,900.

On July 22, 2004 EVR signed a distribution agreement for Cable Modem Termination System (CMTS) equipment with Jiangsu Yitong Ltd., a major manufacturer and distributor of Cable Access TV (CATV) products in China. Under the terms of the agreement, Yitong has committed to minimum purchase orders of approximately $1 million in CMTSs and related equipment, with a potential for additional sales based on market conditions.

Lucent Agreement

On May 28, 2004 we entered into an agreement with Lucent Technologies under which we will utilize Lucent’s DOCSIS 1.0 & 1.1 CMTS in order to develop certain CMTS technologies and generate products relating to cross media router technology (CMR) and home media gateway (HMG) technology.

As consideration for the development of the CMTS technology we will pay Lucent $1,500,000, of which $500,000 have been paid to date. The remaining $1,000,000 will be payable based on completion of certain milestones between August 1, 2004 and March 1, 2005. As consideration for the development of the CMR and HMG technologies we will pay Lucent an aggregate of $390,000, of which no payments have been made. See also Note 2F in the consolidated financial statements and other financial information included elsewhere in this registration statement.

In consideration for the licenses to the patents set forth in the agreement granted to us from Lucent we will pay Lucent royalties as follows:

•	2% of the fair market value of each product based on such patents which are sold, leased or put into use by us or any of our affiliates.

•	20% of the fair market value of products sold that are based on DOCSIS 1.0 technology, up to a total amount of royalties of $920,000 and thereafter 5% of the fair market value of such products.

•	For products based on DOCSIS 1.1 technology, a royalty based on fair market value of units shipped as follows: 3% for the first 1,000 units, 2% for the next 1,000 units and 1% for any additional unit.

•	We agreed to pay Lucent minimum royalties in connection with the DOCSIS licenses of $5,000 on October 1, 2005 and $5,000 on October 1, 2006.

As of August 30, 2004, we did not receive all the necessary deliverables from Lucent that will allow us to complete the production of the DOCSIS 1.0 CMTS. Therefore, we have stopped all payments to Lucent under the agreement. On August 31, 2004 we sent Lucent a letter notifying Lucent of its breach and demanding that they cure such breach by September 8, 2004. On September 2, 2004 we received a letter from Lucent notifying us that we are in breach of the agreement and that if such breach is not cured within 10 days, Lucent will terminate the agreement.  We are currently discussing a solution with Lucent.

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EVR’s Products

The following is a more detailed description of EVR’s products.

Headend Equipment:

CMR - Cross Media Router

The CMR is a system that enables and manages the distribution and delivery of video contents over DSL, cable, terrestrial and satellite broadcasting and wireless systems. EVR’s CMR makes it easy to segment large systems into distinct "zones of operation" to provide "customized" video programming services. The CMR consists of an enclosure with replaceable circuit blades and associated software. The functionality of the CMR includes Routing (100/1000 Base-T), video service switching, video storage with DVR applications in the network, video encoding, video transcoding, and video encapsulation. In addition, it will provide VOD services, including enhanced video applications. It is capable of accepting video source in analogue or digital, standard definition (SD) or high definition (HD) formats. The video source will be compressed in MPEG2, MPEG4, H.264 or WM9. It can be configured to deliver both SD or HD compressed video. The compressed video will be encapsulated for delivery in an IP network. The compressed video bit rate can be either pre-configured or automatically negotiated via communication protocols.

The CMR has flexible, scalable product architecture, allowing for technology advances and taking advantage of new processing power and lower cost technologies. It is able to adapt to various network architectures and markets. It further includes capability to adapt to variable access and display devices. It also utilizes communication protocols to support a wide variety of end-points and is being designed for broadcast and service provider requirements with remote management and fault protection.

Cable Modem Termination System (CMTS)

EVR’s fully integrated, cable modem termination system (CMTS) is designed to meet the increasing demand placed on broadband over cable systems from new subscribers and to handle the dynamic loads from existing subscribers. The CMTS allows for scalability that can increase subscriber capacity quickly and within a limited budget. The scalable hardware design of the CMTS uses DOCSIS 1.1 and Euro-DOCSIS 1.1 standards and offers a single downstream channel using 64 or 256QAM modulations and upstream channel supporting QPSK and or 16QAM modulation. The architecture supports up to 8 upstream channels with single channel expansion cards that can be factory or field installed. This scalability and flexibility allows the operator to make maximum use of its capital budget.

The cost of operations of the CMTS is relatively low as a result of reduced training time and maintenance associated with friendly Linux based generic management system. EVR’s support tools make installation and maintenance of the CMTS simple. The command line interface with context sensitive help and variable prompts can be accessed locally through a serial port on the front panel or remotely through the built-in network secure Telnet server supporting multiple clients.

CPE

Cable Modems

EVR’s cable modem is DOCSIS / Euro-DOCSIS 2.0 hardware ready, and in the process to be certified DOCSIS / Euro-DOCSIS 1.1 CableLabs / tComlabs. This ensures trouble-free connectivity to other DOCSIS devices and transfer rates of up to 42/56 Mbps downstream and 10 Mbps upstream. In multi-user environments, the cable modem can handle up to 15 users simultaneously making it an ideal component for a home or small office network. Cable operators can remotely manage the cable modem with any standard SNMP-based device. Memory-resident web pages provide detailed information about the modem’s operation, including upstream and downstream frequencies, MAC addresses and IP addresses. The cable modems’ software can be field upgraded, eliminating costly on-site service calls.

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IP STB -Araneo

Araneo provides a high-performance user-friendly consumer IP TV box that maintains the television experience by transparently connecting TV to the Internet. The device, using advanced innovative technology, was designed for use in broadband settings that allow for the delivery of TV and video through broadband connections. The box also allows incumbent communications companies the ability to offer "broadcast over IP" to their customers. Using the Araneo box, traditional phone companies can broaden their product offerings to offset decreases in their established voice and data customer base due to similar data and voice offerings by cable companies and providers.

A key competitive feature of the Araneo product is its high performance and low-cost, which makes it a viable alternative for today’s cost-sensitive TV and delivery market. The Company has production and distribution agreements with IBM, Accenture’s Imagine Broadband Division, BMK, Beta Research and AVC.

The Araneo IP TV Platform™ is driven by integrated controllers developed by IBM. It receives MPEG video streams that are delivered over DVB or IP, and played directly on televisions. Using highly integrated devices, the platform provides a powerful PowerPC405 core, high-density memories, a fast 100 MBits Ethernet interface and hardware decoding of video and audio streams including lip synchronization.

The TV/IP Module™ is an IP-based digital video receiver that will be integrated into the existing architecture of new television units for use with broadband technologies such as DSL and cable modems as well as local area networks. The modular and compact design allows for both standard and customizable implementations, which will allow television viewers to connect to both conventional/analog television channels as well as digital content that is streamed over IP networks. The comprehensive TV component is a platform-independent solution that interfaces with all standard content, preparation, communication and device layers. The combination of the Linux operating system and a Java Virtual Machine makes this solution compatible with any existing or future video content format.

Management System

EVR’s generic Network Management and Control System is in its design stages. It will offer a complete management system with an advanced quality of service manager that provides full control over assigned bandwidths for EVR’s entire family of products. The system will support subscriber access control, authorization and authentication access, easy modification of the subscriber database, standard billing interface, subscriber registration, service provisioning, and routing. EVR’s Management System is a software management solution that allows operators to seamlessly manage both the CPE and the head end systems.

EVR’s Management System implements classic, client-server SNMP Web-based architecture and are based on multiple operating systems (Windows, Linux, Unix). Designed to be highly scaleable, a single EVR Management System server can simultaneously manage multiple CMTSs, thousands of cable modems, and an unlimited number of subscriber records stored in the database. This design leads to a highly adaptable, cost-effective solution that can accommodate operator needs now and in the future.

Quick Call VoIP

In cooperation with Consortium of Integrated Technologies, EVR is currently developing the communication solution for business travelers which will enable a full service for fixed and mobile communications through a price-effective solution for international cellular roaming, allowing a fixed-line operator provider to enter the market for fixed-mobile convergence.

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Watchow

Watchow, www.watchow.com, is a concept developed by Unicorp Ltd. for IP (Internet Protocol) and TV portals that intends to offer a comprehensive branded network of properties and services to consumers and businesses worldwide. As the first online access to the cross-media, Watchow expects to be a leading desktop in terms of multi-devices access, personal video recording on line, household and business cross-media user access, reaching audience worldwide. Through this platform, users will have access to the various means of rich media that will be distributed directly to their devices.

TechnoCross owns an exclusive, worldwide, perpetual license from Unicorp to use this portal as part of its application pursuant to an Exclusive License Agreement between the Company, Unicorp and Cat4view Ltd. As consideration for the license we were required to pay Unicorp and Cat4view 5% of the gross revenues generated from the use of the portal up to a maximum amount of royalties equal to $2,500,000. At any timer prior to August 18, 2004, Unicorp and Cat4view had the right to elect to exchange the rights to receive royalties for an aggregate of 20% of the shares of TCM. On July 25, 2004, Unicorp and Cat4view exercised their right under the license and as a result and subject to obtaining shareholder approval Unicorp and Cat4view will own 17% and 3% of the capital stock of TCM, respectively. At the request of Unicorp and Cat4view we are currently discussing with Unicorp and Cat4view a possibility of issuing to them shares of the Company instead of shares of TCM, based on future valuations of the Company and TCM. This agreement has been approved by our board of directors and remains subject to shareholder approval.

We expect Watchow’s revenues to be derived principally from services, including marketing services, fees and listings. The expected costs of generating such revenues consist of expenses associated with the production and usage of the Watchow network, mainly fees paid to third parties for: content included on Watchow online media properties, Internet connection charges, satellite, CATV, Terrestrial and Wireless infrastructures, equipment depreciation, and technology license fees.

Acquisition of Coresma’s Debt

On May 20, 2004 we entered into an agreement with Bank Hapoalim in Israel to acquire the debt owed to it by Coresma (including all fixed charges and floating charges on goodwill, equipment and all assets that secure the loan) in consideration for a purchase price of $1,400,000, payable as follows: (i) $1,300,000 payable in our ordinary shares no later than July 19, 2004, based on the price of our ordinary shares during the 30-day period immediately after May 20, 2004, (ii) a warrant to purchase our ordinary shares with an aggregate exercise price of $500,000 at an exercise price equal to the 30 day average trading price of our ordinary shares commencing on May 20, 2004, however no less than $0.10 and no more than $0.30 per share and (iii) $100,000 in cash, payable in four equal monthly installments commencing on November 20, 2004. In July 2004 we issued to Bank Hapoalim 5,200,000 of our ordinary shares.

We are under an obligation to register the shares issued to Bank Hapoalim no later than September 17, 2004.

On May 25, 2004, we filed with the District Court in Tel-Aviv, Israel, an urgent request to enforce our rights under the bond we acquired from Bank Hapoalim and to appoint a receiver for Coresma.

Competition

Competition in our industry is intense, and we expect competition to increase. Most of our competitors are more established, enjoy greater market recognition and have greater financial and marketing resources than we do.

The markets for EVR’s products are very competitive and EVR expects that competition will increase in the future. EVR’s current and potential competitors include providers of asymmetric cable modems, other types of cable modems and other broadband CMTS access products. The principal competitors in the data-over-cable market include, Motorola, Inc., Cisco Systems, Inc., Scientific Atlanta Inc., Com21, Inc., Terayon Communication Systems, Inc., Arris and ADC, as well as a number of smaller, more specialized companies. Competitors that compete with EVR in the hotel in-room access market include CAIS Internet, Inc., and Wayport, Inc.

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TVGate also operates in a very competitive market. Direct competitors include companies such as Integra 5, Connect TV and TMT. In addition, several large companies in the communications industry are also considering competing solutions.

Capital Expenditures

To date we have received net proceeds from private placements in an aggregate amount of $2,650,000. We anticipate that our capital expenditures during the next two years will amount to $50,000 with respect to fixed assets.

Industry Standards and Government Regulations

To the knowledge of the Company, it is currently not subject to any industry standards or government regulations. The Company is currently working with several companies in the communications market to develop its products and will assure that such products comply with any applicable industry standards. Further, since the Company’s products will be used by the operators of broadband communication networks, it is probable that such operators will be subject to government regulation and not the company that will provide the technological solutions to such operators.

Intellectual Property and Proprietary Rights

We rely on a combination of trade secrets and confidentiality, non-disclosure and assignment of inventions agreements to protect our proprietary rights. In addition, the Company, through its subsidiaries, has one patent and six patent applications pending in the U.S.

Our policy is to require employees and consultants to execute confidentiality agreements when their relationship with us begins. We also seek these protective agreements from suppliers and subcontractors. These agreements provide that confidential information developed or made known during the course of a relationship with us is to be kept confidential and not disclosed to third parties, except in specific circumstances.

Employees

As of August 30, 2004, we had 24 employees, 21 of which were located in Israel and 3 located in the United States. In addition we have consultants advising us on a regular basis.

Competition in Israel for technical personnel is intense. We believe we can attract talented engineering and other technical personnel. None of our employees are represented by a labor union, and we have not experienced any work stoppage. We believe our relations with our employees to be good and that our future success will depend on our continuing ability to hire, integrate and retain qualified personnel.

Our employees in Israel are subject to Israeli labor laws and regulations and other special practices and employment customs. The laws and regulations principally concern matters such as paid annual vacation, paid sick days, the length of the workday, payment for overtime and severance pay. Israeli law generally requires severance pay equal to one month’s salary for each year of employment upon the retirement or death of an employee or termination of employment without a valid legal reason. Furthermore, Israeli employees and employers are required to pay predetermined sums to the National Insurance Institute, which is similar to the U.S. Social Security Administration. Since January 1, 1995, these amounts also include payments for national health insurance. The payments to the National Insurance Institute by us amount to approximately 15% of wages, up to a specified amount, of which the employee contributes two-thirds and the employer contributes one-third.

In addition, by order of the Israeli Ministry of Labor and Welfare, the provisions of a collective bargaining agreement between the Histadrut (the General Federation of Labor in Israel) and the Industrialists Association in Israel may be applicable to a segment of our employees other than managerial, finance and administrative, and marketing and sales personnel. This collective bargaining agreement principally concerns cost of living increases, vacation and holiday pay, length of the workday, wage tariffs, termination and severance payments. We provide our employees with benefits and working conditions that are at least as favorable as the conditions specified in the collective bargaining agreement.

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Properties, Plants and Equipment

We do not own any real property. We lease office space of approximately 732 square meters located at 12 Raoul Wallenberg, Tel-Aviv, Israel, pursuant to a Sublease Agreement dated March 9, 2004. Our sublease expires on March 31, 2005. Pursuant to the lease we pay monthly rent payments of approximately NIS 26,658 (approximately $5,950) and maintenance payments of approximately NIS 11,200 (approximately $2,500).

On June 14, 2004 we entered into a lease agreement pursuant to which we lease an additional office space of 276 square meters in the same building. Under such agreement, the lease of the additional space will expire on July 31, 2007. Pursuant to such agreement we pay monthly rent payments for the additional space (and 6 parking places) of approximately NIS 14,269 (approximately $3,170) and maintenance payments of approximately NIS 4,126 (approximately $917). Under such agreement we further agreed with the landlord to extend the term of the lease for the original space until July 31, 2007, under terms similar to those of the additional space lease.

We believe that our current facilities are adequate for our operations as currently conducted. If additional facilities are required, we believe that we could obtain additional facilities at commercially reasonable prices.

Legal Proceedings

On March 21, 2004 a financial claim for an amount of $291,260 was filed by Castlenet Technology Inc. in the Magistrate’s Court of Tel-Aviv, against Coresma, the Company, Yaron Sheinman and Aviv Tzidon (previous officers and directors of the Company) and previous officers of Coresma. Castlenet claims that Coresma owes Castlenet $291,260 for products supplied to Coresma and for which Castlenet claims that Coresma has not paid. Castlenet claims that the court should "pierce the corporate veil" of Coresma and thus hold us responsible for the claimed amount, as the Company is a major shareholder of Coresma, and knew or should have known of Coresma’s inability to pay the claimed amount prior to the time Coresma ordered such products from Castlenet. We have been advised by our legal counsel that the risk associated with such claim is minimal.

On May 27, 2004, a former employee of Coresma filed a claim against Coresma, EVR and us in the District Labor Court of Tel-Aviv for an aggregate amount of NIS 80,420.74 (approximately $17,870) claimed to be due for completion of severance payments and executive insurance deposits which were not paid by Coresma. We have been advised by our legal counsel that the risk associated with such claim is minimal.

On June 9, 2004 we received a letter from counsel to certain directors of BVR prior to the transaction between BVR and TechnoCross claiming breach of the Company’s obligation to provide D&O insurance to such directors as set forth in Section 8.4 of the Stock Purchase Agreement between BVR and TechnoCross. We have contacted several insurance brokers in an attempt to purchase such coverage but have been advised that such insurance is not available. We are currently seeking a resolution to the issue.

We are not aware of any other material legal proceedings to which the Company is party.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information for our current directors and executive officers. Unless otherwise stated, the address for our directors and executive officers is c/o Technoprises Ltd., 12 Raoul Wallenberg, Tel-Aviv, Israel.

Name	Age	Position
Prosper Abitbol	49	Chairman of the Board & Chief Executive Officer, Chairman of the boards of directors of TCM, TechnoCross & EVR
Adam T. Ofek	42	President, Chief Financial Officer and Director
Avigdor Olshansky	60	Chief Executive Officer of TCM
Pinchas Greenfield	57	President of TCM
Dr. Yoram Levanon	59	Technology Advisor
David Vita	46	Chief Executive Officer of EVR
Raymond Eskenazi	54	Chief Executive Officer Araneo
Lior Ostashinsky	27	Vice President Finance and Investor Relations, Secretary
Sam Klepfish	29	Managing Director U.S. Operations
Michel Habib	38	Director
Stephen J. Kohn	65	Director
Jerry Cahn	54	Director
Yossy Zaykovsky	32	Director
Leah Siegel	41	Director

Prosper Abitbol has served as our Chairman of the Board and Chief Executive Officer since February 2004. Mr. Abitbol is the Chairman of Apros & Chay MB, Ltd. Mr. Abitbol is currently also serving as the Chairman of Radio Kol Hashalom, a private radio station. From mid 2001 to mid 2003, Mr. Abitbol studied Torah and Jewish sciences. From 1999 to 2003 Mr. Abitbol served as the CEO of Unicorp Ltd, a strategic marketing firm.

Adam T. Ofek has served as our President, Chief Financial Officer and as a Director since February 2004. Mr. Ofek served as the Chief Executive Officer of MBI Partners from November 1999 to 2003 and served from September 1996 to July 1999 as the Chief Executive Officer of Solid ISG Capital Markets LLC, an Israeli investment house and a member of NASD, FSA and Easdaq. Mr. Ofek is a senior managing partner at Apros & Chay MB, Ltd.

Avigdor Olshansky has served as the Chief Executive Officer of TCM since January 2004. Mr. Olshansky is also the founder and Chief Executive of Screenpeaks Limited, Telem-Atik and Cat4View. He has served as chairman of Screenpeaks since 1999.

Pinchas Greenfield has served as the President of TCM since March 2004. From April 2003 to February 2004 he served as an IT advisor to various entities. From 1977 to 2002 he was the head of the Information Technology department in a large agency associated with the Israeli government.

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Dr. Yoram Levanon has served as our Technology Advisor since March 2004. Since 1999 Dr. Levanon has served as Managing Director of M.S.R Ltd. and a Senior Professor at the Netanya Academic College, Israel and Bar Ilan University, Israel.

David Vita has served as the Chief Executive Officer of EVR since February 2004. From May 2003 to May 2004 he was VP Marketing and Business Development of NiliMED Ltd. From June 2002 to April 2003 he was COO and director of REPtor Ltd. and from October 1999 to May 2002 he was employed as a Fund Manager by Invest IL, a private investment company. Mr. Vita also served as Middle East Representative for the State of Massachusetts Trade Office between 1992 and 2001.

Raymond Eskenazi has served as our Chief Executive Officer of Araneo since May 2004. In 2000 he founded Araneo Ltd. and served as its CTO and acting CEO until April 2004. From 1995 to 2000 he developed several embedded platforms in the digital video and communication fields for various clients. From 1975 to 1988, Mr. Eskenazi was a member of the technical staff of the Information Systems Division’s Robotics Research Program at NASA

Lior Ostashinsky has served as our Vice President Finance and Investor Relations since May 2004 and as our Secretary since August 2004. From October 2003 to May 2004 Mr. Ostashinsky was an analyst at Migdal Capital Markets’ Economic Division. Prior to that Mr. Ostashinsky completed a BA degree in Business Management.

Sam Klepfish has served as our Managing Director U.S. Operations since May 2004. From January 2001 to May 2004 Mr. Klepfish was an investment banker and consultant at Phillips Nizer, a New York law firm. Since January 2001 Mr. Klepfish has been a member of the steering committee of Tri-State Ventures, a New York investment group. From 1998 to December 2000 Mr. Klepfish was an asset manager for several investors in small cap entities.

Michel Habib has served as our director since May 2004. Since February 2003, Mr. Habib has been Director, Business Development at Elron Electronics Industries. Prior to that, from August 2001 to January 2003 Mr. Habib served as head of investment banking for the Israel branch of ING Bearings. Prior to that, from September 1999 to January 2001 he was Vice President Investment Banking for Cukierman & Co. Investment House Ltd. From January 1997 to August 1999 he was the Israeli counsel for economic affairs to New England.

Stephen J. Kohn has served as our director since February 2004. He is the Managing Partner of Presidio Strategic Capital, a position he has held since November 2002. From 1995 until present time he has been working as an independent consultant in the financial business.

Jerry Cahn has served as our director since April 2004. He is the Executive Director of Presentation Excellence, a resource center for executives he formed in 1999. In addition, he is a principal for PortfolioIR, an investor and public relations firm he co-founded in July 2001.

Yossy Zaykovsky was elected as our external director on May 31, 2004. Since April 2004, Mr. Zaykovsky has served as Chief Financial Officer of Brother-Reshef (Israel) Ltd. and Reshef, Computers & Peripheral Equipment (1982) Ltd. From January 2002 to March 2003, Mr. Zaykovsky was employed by Vega Consultants Ltd., an Israeli financial consulting firm. From October 1999 through December 2001 Mr. Zaykovsky worked as an accountant with Kesselman & Kesselman, the Israeli affiliate of PriceWaterhouseCoopers. From May 1998 through September 1999 Mr. Zaykovsky worked as an accountant with Raba Kapiloto & Co., an Israeli accounting firm. Prior to that, from 1994 to April 1998, Mr. Zaykovsky served as Marketing Manager for Exclusive Optical Eyewear Ltd. in Israel.

Leah Siegel was elected as our external director on May 31, 2004. Since 1997 Ms. Siegel has been working as an independent consultant in the marketing sales and communications areas to various Israeli companies. From November 2000 to December 2001 she worked as an Operations manager at Credit Suisse First Boston.

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Each of our directors is elected for a one-year term. However, Adam Ofek and Prosper Abitbol have been elected for a three-year term. Their three-year terms expire at the general meeting of shareholders to be held in 2007, and their directorship periods were ratified in the annual general meeting of our shareholders on May 31, 2004. We elected Yossy Zaykovsky and Leah Siegel, as our new external directors, as required by Israeli law. In accordance therewith, the appointment of the external directors is for a three-year term which will expire at the annual general meeting of the shareholders to be held in 2007. Their terms may be extended by one additional three year-term to through 2010.

Corporate Governance Rules

We are incorporated in Israel and are listed on the Over the Counter Bulletin Board Market, and therefore we are subject to various corporate governance matters under Israeli law relating to independent directors, the audit committee and the internal auditor under applicable Israeli law.

External Directors

Under Israeli law, Israeli companies whose shares are publicly traded in or outside of Israel are subject to the following requirements relating to independent directors:

•	companies must appoint two external directors that may not be or have been affiliated with the company or its principals at any time during the previous two years;

•	external directors must be elected by a majority vote at a shareholders’ meeting. In addition to the majority vote requirement, either of the following conditions must be satisfied:

•	at least one-third of the shares held by shareholders other than controlling shareholders must be voted in favor of the election of the external director; or

•	the total number of shares voted against the election of the external director and held by shareholders other than controlling shareholders, must not represent more than 1% of the aggregate voting rights in the company;

•	the term of an external director is three years and may be extended by vote of the shareholders for one additional term of three years, and an external director can be removed from office only under limited circumstances;

•	if all directors are of the same gender, the next new external director must be of the other gender;

•	each committee of the board of directors is required to include at least one external director; and

•	independent directors may only be compensated in amounts as specified in the Companies Regulations Rules for the Remuneration and Expense for external directors, as approved from time to time by the Minister of Justice.

Israeli law provides that a person may not be appointed as an external director if the person, a relative, partner or employer of the person or any entity under the person’s control has, as of the date of the person’s appointment to serve as an external director, or had during the two years preceding that date, any affiliation with:

•	the company;

•	any entity controlling the company; or

•	any entity controlled by the company or by any entity controlling the company.

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No person can serve as an external director if the person’s position or other business creates, or may create, a conflict of interest with the person’s responsibilities as an independent director or may otherwise interfere with the person’s ability to serve as an independent director.

Our existing articles of association and Israeli law provide for a board of directors of not less than four directors and not more than ten directors,, as may be fixed from time to time by vote of the board of directors. Under our existing articles of association, all directors generally serve until the next annual meeting. Our articles of association allow the appointment of directors (even if they are not external directors) for periods of up to three years (up to the third annual meeting following their appointment). Pursuant to Israeli law, external directors serve a three year term which may be extended for an additional term of three years. Our directors may at any time and from time to time appoint any other person a director, whether to fill a vacancy or to add a director to serve until the first general meting of shareholders after such appointment, subject to the maximum number of directors permitted under our articles of association. A majority of all holders of ordinary shares may also appoint and dismiss directors.

Audit Committee and Internal Auditor

Under Israeli law, the board of directors of a public company must appoint an audit committee. The audit committee must be comprised of at least three directors, including all of the independent directors. The audit committee may not include the chairman of the board, any director who is employed by the company or regularly provides service, a controlling shareholder or their relatives.

Also, under Israeli law, the board of directors of a public company must appoint an internal auditor proposed by the audit committee. The role of the internal auditor is to examine whether a company’s acts comply with the law and proper business procedure. The internal auditor may not be an interested party or office holder, or a relative of any interested party or office holder, and may not be a member of the company’s independent accounting firm.

The Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002, as well as related new rules subsequently implemented by the Securities and Exchange Commission, require foreign private issuers, such as us, to comply with various corporate governance practices. We intend to take all actions necessary for us to maintain compliance with applicable corporate governance requirements of the Sarbanes-Oxley Act and rules adopted by the Securities and Exchange Commission.

Our Memorandum and Articles of Association

In February 2000, the Companies Ordinance (New Version)-1983 was replaced by the Companies Law-1999 (the "Companies Law"). Since our Articles were approved before the enactment of the Companies Law, they are not always consistent with the provisions of the new law. In all instances in which the Companies Law changes or amends provisions in the Companies Ordinance, thereby making our Articles inconsistent with the Companies Law, the provisions of the Companies Law apply (unless specifically stated otherwise in the Companies Law). Similarly, in all places that our Articles refer to a Section of the Companies Ordinance that has been replaced by the Companies Law, the Articles shall be understood to be referring to the relevant Section of the Companies Law.

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Our objective, as stated in our Articles and in our Memorandum of Association, is to engage in any lawful activity. We have currently outstanding only one class of securities, our Ordinary Shares, having no nominal value . Holders of Ordinary Shares have one vote per share, and are entitled to participate equally in the payment of dividends and share distributions and, in the event of a liquidation of the Company, in the distribution of assets after satisfaction of liabilities to creditors. No preferred shares are currently authorized. Our Articles may be amended by a resolution carried at a General Meeting by an ordinary majority (over 50%) of those who voted is required . Our Articles require that we hold our annual general meeting of shareholders each year no later than 15 months from the last annual meeting, at a time and place determined by the board of directors. No business may be commenced until a quorum of two or more shareholders unless such meeting is an extraordinary meeting then no business may be commenced until a quorum of two or more shareholders holding at least 25% of the voting rights are present in person or by proxy. Shareholders may vote in person or by proxy. Resolutions regarding the following matters must be passed at a general meeting of shareholders:

•	amendments to our Articles;

•	appointment or termination of our auditors;

•	appointment and dismissal of directors;

•	approval of acts and transactions requiring general meeting approval under the Israeli Companies Law;

•	increase or reduction of our authorized share capital or the rights of shareholders or a class of shareholders by a Special Majority, as provided in Sections 286 and 287 of the Israeli Companies Law;

•	any merger as provided in section 320 of the Israeli Companies Law; and

•	the exercise of the board of directors’ powers by the general meeting, if the board of directors is unable to exercise its powers and the exercise of any of its powers is vital for our effective management, as provided in section 52(a) of the Israeli Companies Law.

A special meeting of our shareholders may be convened by the board, or by request of one or more shareholders holding at least 5% of paid up share capital or by a request of at least two directors or directors which are 25% of the than acting directors. Shareholders requesting a special meeting must submit their proposed resolution with their request. Within 21 days of receipt of the request, the board must convene a special meeting or the requesting shareholders may convene a meeting by themselves upon seven days’ notice to all shareholders.

Our existing Articles adopted on May 31, 2004, provide that although directors are to be elected at an annual general meeting, between annual meetings, the board shall be empowered to appoint or dismiss directors by a majority vote of the directors in the event the board of directors is comprised of less than ten directors. Notwithstanding the foregoing, however, holders of the majority of the Company’s shares may appoint or remove directors by the delivery of a written notice of appointment or dismissal to the Company by such shareholders .

Our existing Articles, allow the board of directors to declare a dividend to be paid to the shareholders according to their rights and benefits in the profits, and to further allow the board to decide the time of payment.

Committees

Our board of directors has formed an audit committee. The audit committee, which currently consists of Stephen J. Kohn, Yossy Zaykovsky and Leah Siegel exercises the powers of the board of directors for our accounting, reporting and financial control practices and the powers and duties imposed on, the audit committee under the Companies Law. Once appointed by the annual shareholders meeting, the external directors will also be members of our audit committee, as required under the Companies Law. Yossy Zaykovsky, a member of our Audit Committee, meets the criteria of an "Audit Committee Financial Expert" under the applicable rules and regulations of the SEC, and his designation as the Audit Committee’s Financial Expert has been ratified by the Board.

Compensation of Directors and Executive Officers

The aggregate direct labor costs associated with all of the directors and officers of BVR as a group for the year ended December 31, 2003 (including persons who served as directors or officers for only a portion of 2002) was approximately $139,303.

Under Israeli law, any agreement with officers and directors of the company regarding compensation needs the approval of the audit committee, our board of directors and shareholders.

On June 20, 2004 our Audit Committee resolved that our external directors will be compensated as set forth in the Israeli Companies Regulations. Other members of our board (excluding Prosper Abitbol, Adam Ofek and our external directors) shall receive monthly fees of $750 and $300 for every board or committee meeting they attend. In addition, each of them will receive options to purchase 520,000 of our ordinary shares, vesting over a three-year period.

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Employee and Director Share Options

From time to time we grant stock options to officers, directors and employees at an exercise price equal to the fair market value of our ordinary shares on the date of grant. All the options vest over periods ranging from two to five years commencing on the date of grant and have expiration dates up to seven years from the date of grant.

The Company does not have any option plans in place.

As of March 30, 2004, options to purchase 70,000 ordinary shares were outstanding all of which were fully vested and exercisable. As of March 31, 2004, the weighted average exercise price of all outstanding options was $4.27 per share.

The board of directors and our shareholders have adopted resolutions to reserve an option pool of 24,000,000 ordinary shares for future option grants for employees, consultants, directors and officers of the company and our subsidiaries under a new option plan which will be approved by the board.

TRANSACTIONS WITH RELATED PARTIES

Special Payment to BVR’s Chief Executive Officer

In connection with the transaction between BVR and Technoprises, BVR made a one-time payment in the amount of $50,000 plus VAT to its then existing Chief Executive Officer, Yaron Sheinman, for his services to BVR between May 1, 2003 and the time of the transaction.

In connection with the transaction between BVR and Technoprises, certain directors, executive officers, employees and service providers to Technoprises and its subsidiaries received 10,592,141 ordinary shares of the Company that otherwise would have been issued to the shareholders of Technoprises. Such shares are currently held in trust, for tax ruling purposes.

Apros & Chay and TCM Founding Group Participation Right

On June 27, 2004 our board of directors resolved to grant Apros & Chay and members of the founding group of TCM a right to participate in the investment round of the Subscription Agreement, dated April 21, 2004 and to purchase, at a price of $0.10 per share, up to such number of shares which will enable them to maintain their respective shareholdings in the Company, as of prior to the closing of such investment round on terms similar to such agreement. This participation right is subject to the approval of the audit committee and the approval of our shareholders. The audit committee approved such participation right on June 20, 2004. The approval of the shareholders is yet to be obtained.

On June 27, 2004 our Audit Committee resolved to grant Apros & Chay and members of the founding group of TCM a right to participate in the investment round of the Term Sheet, dated June 9, 2004 and to purchase, within a period of 6 months following the closing of a definitive agreement, convertible notes of the Company on similar terms up to such amount which will enable them to maintain their respective shareholdings in the Company, as of prior to the closing of such investment round on terms similar to such agreement. This participation right is subject to the approval of our shareholders, which is yet to be obtained.

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Watchow License

We license the rights to the Watchow portal from Unicorp Ltd. Prosper Abitbol, our Chairman and Chief Executive Officer controls Unicorp Ltd. As consideration for the license we were required to pay Unicorp and Cat4view 5% of the gross revenues generated from the use of the portal up to a maximum amount of royalties equal to $2,500,000. At any timer prior to August 18, 2004, Unicorp and Cat4view had the right to elect to exchange the rights to receive royalties for an aggregate of 20% of the shares of TCM. On July 25, 2004, Unicorp and Cat4view exercised their right under the license and as a result and subject to obtaining shareholder approval Unicorp and Cat4view will own 17% and 3% of the capital stock of TCM, respectively. At the request of Unicorp and Cat4view we are currently discussing with Unicorp and Cat4view a possibility of issuing to them shares of the Company instead of shares of TCM, based on future valuations of the Company and TCM. This agreement has been approved by our board of directors and remains subject to shareholder approval.

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PRINCIPAL SHAREHOLDERS

The following table shows information about the beneficial ownership of our ordinary shares as of the date of this prospectus, including shares that may be acquired pursuant to options that are exercisable within 60 days of the date of this prospectus, by:

•	each person or entity known to own beneficially more than 5% of our outstanding ordinary shares;

•	each selling shareholder;

•	each director or officer who beneficially holds more than 1% of our outstanding ordinary shares; and

•	all other directors and executive officers of the company as a group.

Percentage ownership is based on 143,328,430 ordinary shares issued and outstanding as of August 30, 2004. The shareholders listed below do not have any different or special voting rights from any other shareholders of our company. Except where otherwise indicated, we believe, based on information furnished by the owners, that the beneficial owners of the ordinary shares listed below have sole investment and voting power with respect to such shares.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
Apros & Chay MB, Ltd.	48,500,000	33.84%
Prosper Abitbol (1)	48,500,000	33.84%
Adam Ofek (2)	12,125,000	8.46%
Avigdor Olshansky	8,780,264	6.13%
Platinum Partners Global Macro Fund, LP (3)	8,000,000	5.36%
Platinum Partners Value Arbitrage Fund, LP (4)	12,000,000	7.88%
Rami Joulus (5)	10,592,141	7.39%
Informa Capital (1993) Ltd. (6)	7,956,904	5.55%
All Directors and Executive Officers of the Company as a Group (7)	59,630,837	41.60%

(1)               Prosper Abitbol is an officer and director of Apros & Chay MB, Ltd. He beneficially owns 75% of the share capital of Apros & Chay MB, Ltd. and has voting and dispositive control over the shares beneficially owned by Apros & Chay MB, Ltd.

(2)               Adam Ofek is an officer and director of Apros & Chay MB, Ltd. and owns together with members of his family 25% of the share capital of Apros & Chay MB, Ltd.

(3)               Comprised of (i) 2,000,000 ordinary shares and (ii) 6,000,000 ordinary shares underlying warrants exercisable within 60 days of the date hereof.

(4)               Comprised of (i) 3,000,000 ordinary shares and (ii) 9,000,000 ordinary shares underlying warrants exercisable within 60 days of the date hereof.

(5)               These shares are held in trust for various employees and consultants pending obtaining a certain tax ruling that would allow the distribution of the shares. Mr. Joulus has voting control over such shares.

(6)            Based on a Form 13G, dated February 18, 2004, filed by Informa Capital (1993) Ltd., Mr. Haim Geyer and Pernod Investments Ltd., each of Haim Geyer, as Director of Informa Capital (1993) Ltd. and Pernod Investments Ltd., as controlling stockholder of Informa Capital (1993) Ltd., may be deemed to share voting and dispositive power with respect to these shares.

(7)            Other than Prosper Abitbol, Adam Ofek and Avigdor Olshansky, none of the officers and directors of the company individually beneficially own more than 1% of the issued and outstanding shares of the company.

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RECENT PRIVATE ISSUANCES

On March 3, 2004, we issued to (i) Platinum Partners Value Arbitrage Fund LP, (ii) Platinum Partners Global Macro Fund LP, (iii) Colbart Birnet LP and (iv) 196 Beach 113 Corp., an aggregate of 7,500,000 ordinary shares (for a price of $0.09 per share) and warrants to purchase up to 22,500,000 additional of our ordinary shares subject to certain restrictions (for an aggregate price of $75,000). As consideration for the ordinary shares and the warrants, the investors paid an aggregate amount of $750,000.

Pursuant to the subscription agreement among the Company and the investors, the investors purchased 7,500,000 ordinary shares of the company and three warrants: (i) A Warrants to purchase up to 7,500,000 ordinary shares of the Company for an exercise price of $0.35 per ordinary share, exercisable at any time until March 3, 2007; (ii) B Warrants to purchase up to 7,500,000 ordinary shares of the Company for an exercise price of $0.15 per ordinary share, exercisable from the time of the effectiveness of this registration statement and until 60 days thereafter; and (iii) C Warrants to purchase up to 7,500,000 ordinary shares of the Company for an exercise price of $0.50 per ordinary share, exercisable from the time of the effectiveness of this registration statement and until three years thereafter. The C warrants may be exercised by a holder only up to an amount of ordinary shares issued to such holder as a result of its exercise of B warrants. We have agreed not to issue shares for a price per share below $0.10 until 180 days after the effective date of the registration statement covering such shares. Any breach of the foregoing provision will result in the issuance of additional shares and warrants to the investors. As a result of subsequent transactions, the exercise price of all warrants issued to the investors in the March 2004 private placement was reduced to $0.10.

On April 21, 2004, we privately placed with third-party investors 22,500,000 newly issued ordinary shares and warrants to purchase up to 67,500,000 ordinary shares to a group of investors for an aggregate purchase price of $2,250,000. As a part of the private placement we issued Class A, B and C warrants, each of which is exercisable to purchase an equivalent number of shares of ordinary shares as were purchased by that investor in the private placement. The per share warrant exercise prices are: $0.20 per share for the A warrant; $0.35 per share for the B warrant and $0.50 per share for the C warrant. Subject to certain limitations summarized below, all warrants are currently exercisable. The A warrants are exercisable until approximately eight (8) months after the effectiveness of the registration statement registering these investors' shares. Each of the B warrants and C warrants are exercisable until April 30, 2007. Each of the warrants has a cashless exercise provision which the holder may exercise only after April 21, 2005 if the registration statement has not been declared effective by April 21, 2005. The holder of any of the A, B or C warrants may not exercise its warrant to the extent that such exercise would result in such owner and its affiliates beneficially owning more than 4.99% of our then outstanding ordinary shares (after taking into account the ordinary shares issuable upon such warrant exercise). If the holder then disposes of some or all of its holdings, it can again convert exercise its warrant, subject to the same limitation. In addition, the C warrants provide that they may be exercised only to the same proportion as the investor has exercised its A warrant. We have agreed to file a registration statement to register the shares (including the shares underlying the warrants) for resale by the investors. We have agreed not to issue shares for a price per share below $0.10 until 180 days after the effective date of the registration statement covering such shares (subject to extension for any days that the investors' rights to sell their shares under the registration statement is suspended). Any breach of the foregoing provision will result in the issuance of additional shares and warrants to the investors and adjustments to the exercise price of the warrants. To reflect our good faith estimate, as of the date of this Prospectus, of the number of our ordinary shares that we may be required to issue on account of such provisions or because we did not file this registration statement by the agreed upon date or it was not declared effective by the agreed upon date, we are registering for resale 129% of the 22,500,000 of our ordinary shares in this offering and of the 67,500,000 of our ordinary shares that are issuable upon exercise of the warrants sold in this private placement (including the shares already issued and the shares issuable on exercise of all of those warrants).

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On May 11, 2004 we signed a term sheet with Econor for the purchase of up to $5,000,000 of our ordinary shares from time to time over the course of 24 months after an effective registration of the shares. We are entitled to request an equity investment by Econor during the 24 month period, pursuant to which we will issue our ordinary shares to Econor with an aggregate purchase price equal to the equity investment, subject to the market price and associated fees. Such Put shall be subject to certain restrictions. The market price shall be the lowest daily Volume Weighted Average Price of the ordinary shares during the five consecutive trading days beginning on the first trading day after the Put Date. The purchase price shall be 98% of the market price. Upon the initial Put and all subsequent Puts, Econor or its assignees shall receive 5% of the gross proceeds of the Put directly from the Escrow Account. Upon the closing of the transaction, we shall issue Econor $250,000 worth of ordinary shares.

On May 20, 2004 we entered into an agreement with Bank Hapoalim in Israel to acquire the debt owed by Coresma to Bank Hapoalim (including all fixed charges and floating charges on goodwill, equipment and all assets that secure the loan) in consideration for a purchase price of $1,400,000, payable as follows: (i) $1,300,000 payable in our ordinary shares no later than July 19, 2004, based on the price of our ordinary shares during the 30-day period immediately after May 20, 2004, (ii) warrants to purchase our ordinary shares with an aggregate exercise price of $500,000 at an exercise price equal to the 30 day average trading price of our ordinary shares commencing on May 20, 2004, but not less than $0.10 and not more than $0.30 per share and (iii) $100,000 in cash, payable in four equal monthly installments commencing on November 20, 2004. In July 2004 we issued to Bank Hapoalim 5,200,000 ordinary shares pursuant to the foregoing. We are under an obligation to register the shares issued to Bank Hapoalim no later than September 17, 2004.

On July 23, 2004 we raised $900,000 through the issuance of secured convertible notes to a group of investors led by Duncan Capital LLC. The notes will bear interest of 5% per annum and will be convertible into ordinary shares at a price of $0.10 per share. The notes will be secured by a first lien on substantially all our assets. The notes will be redeemable at the option of the company in part or in whole at a redemption price equal to 120% of the face value of the notes. In addition, we will issue to the investors warrants to purchase a number of ordinary shares equal to 75% of the ordinary shares into which the notes will be convertible. The warrant exercise price will be the market price at the date of closing but not less than $0.10. We will be required to register the shares underlying the note and the warrant within 45 days of the closing. In connection with the transaction we will pay the placement agent a commission of 10% of the aggregate cash proceeds in cash and a warrant to purchase 10% of the ordinary shares issued in the transaction (assuming conversion of the note and warrant). Additional fees might be payable if additional investors participate in the transaction.

On July 27, 2004 we issued 7,000,000 of our ordinary shares to several consultants in exchange for their services.

On June 9, 2004, we entered into a term sheet with Direct Capital Investment Ltd., or DCI, pursuant to which we established an equity line that will allow us to put ordinary shares to DCI in an aggregate amount of up to $2,000,000. On June 30, 2004, we entered into another term sheet with DCI for a financing line consisting of senior convertible notes. Pursuant to this term sheet, we will be allowed to put senior convertible notes to DCI in an aggregate amount of up to $1,100,000. The notes will be convertible into our ordinary shares and a conversion price of $0.10 per share. Both term sheets are subject to certain conditions, including the approval of the transactions by the board of directors and the stockholders of DCI.

On August 24, 2004 we entered into a share purchase agreement pursuant to which we acquired all the capital stock of Araneo Ltd. in exchange for 8,000,000 of our ordinary shares. In addition, we issued to a finder, 240,000 of our ordinary shares in connection with the transaction.

SELLING SHAREHOLDERS

The following table sets forth the names of the selling shareholders, the number of ordinary shares beneficially owned by the selling shareholders as of August 20, 2004, the number of ordinary shares being offered by the selling shareholders, the number of ordinary shares each selling shareholder will beneficially own if the shareholder sells all of the shares being registered and the selling shareholder's percentage ownership of our ordinary shares if all the shares in the offering are sold. The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholders may offer all or part of the shares for resale from time to time. However, the selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately under this prospectus. The selling shareholders have furnished all information with respect to such shareholder’s share ownership. Because the selling shareholders may sell all or part of their shares, no estimates can be given as to the number of ordinary shares that will be held by the selling shareholders upon termination of any offering made hereby.

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Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. This includes shares which a person or entity has the right to acquire in the next 60 days. However, each selling security holder identified by footnote 6 is subject to certain limitations on the exercise of its warrants, if any. The most significant of these limitations is that such selling security holder may not exercise its warrants, if such exercise would cause such holder's beneficial ownership of our ordinary shares (excluding shares underlying any of their unexercised warrants) to exceed 4.99% of the outstanding ordinary shares. In addition, the C warrants are exercisable only to the same proportion as the shareholder has actually exercised it's A warrants. Therefore, although they are included in the table below, the number of ordinary shares for those selling security holders may include shares that are not subject to purchase during the 60-day period.

None of the selling shareholders have, nor within the past three years have had, any position, office or other material relationship with us or any of our predecessors or affiliates.

Selling Shareholder	Ordinary Shares Beneficially Owned	Ordinary Shares to be Sold (1)	Beneficial Ownership After Offering if All Shares are Sold	Percent of Class Owned After Offering if All Shares are Sold
Platinum Partners Global Macro Fund, LP	8,000,000 (2)	8,000,000	0	0%

Platinum Partners Value Arbitrage Fund, LP	12,000,000 (3)	12,000,000	0	0%

Colbart Birnet LP	5,000,000 (4)	5,000,000	0	0%

196 Beach 113 Corp.	5,000,000 (5)	5,000,000	0	0%

Greenwich Growth Fund Limited	4,000,000 (6) (7)	4,000,000	0	0%

Whalehaven Fund Limited	4,000,000 (6) (8)	4,000,000	0	0%

Stonestreet LP	16,000,000 (6) (9)	16,000,000	0	0%

David Klugmann Associates, Inc.	4,000,000 (6) (10)	4,000,000	0	0%

Alpha Capital AG	12,000,000 (6) (11)	12,000,000	0	0%

Professional Traders Fund, LLC	4,000,000 (6) (12)	4,000,000	0	0%

Zenny Trading Limited	4,000,000 (6) (13)	4,000,000	0	0%

Platinum Long Term Growth	8,000,000 (6) (14)	8,000,000	0	0%

Notzer Chesed	4,000,000 (6) (15)	4,000,000	0	0%

Gross Foundation, Inc.	4,000,000 (6) (16)	4,000,000	0	0%

Marketwise Trading, Inc.	4,000,000(6) (17)	4,000,000	0	0%

Bristol Investment Fund, Ltd.	14,000,000 (6) (18)	14,000,000	0	0%

Wayne Saker	4,000,000 (6) (19)	4,000,000	0	0%

Quines Financial S.A.	4,000,000 (6) (20)	4,000,000	0	0%

Comverse Ltd.	2,250,000	2,250,000	0	0%

Shai Stern	1,500,000	1,500,000	0	0%

Libi Klepfish	180,000	180,000	0	0%

Pentium Management Limited	6,000,000	6,000,000	0	0%

Olimpya & York	350,000	350,000	0	0%

Zegal & Ross Capital	650,000	650,000	0	0%

Econor Investments Corporation	2,250,000 (6) (21)	2,250,000	0	0%

Total	133,180,000	133,180,000	0	0%

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_________________

(1)	Assumes that all ordinary shares offered hereby are sold.

(2)	Comprised of (i) 2,000,000 ordinary shares and (ii) 6,000,000 ordinary shares underlying warrants. We have been advised by the selling stockholder that its controlling person is Mark Nordlicht.

(3)	Comprised of (i) 3,000,000 ordinary shares and (ii) 9,000,000 ordinary shares underlying warrants. We have been advised by the selling stockholder that its controlling person is Mark Nordlicht.

(4)	Comprised of (i) 1,250,000 ordinary shares and (ii) 3,750,000 ordinary shares underlying warrants. We have been advised by the selling stockholder that its controlling person is Ezra Birenbaum.

(5)	Comprised of (i) 1,250,000 ordinary shares and (ii) 3,750,000 ordinary shares underlying warrants. We have been advised by the selling stockholder that its controlling person is Menachem Peretz.

(6)	We are also registering for resale an additional 29% of the underlying shares, our good faith estimate of the number of shares that we may be required to issue either (i) in the event that, on or prior to the one hundred eightieth day after the effective date of this registration, we subsequently offer or issue securities or warrants, or (ii) in the event that the filing of this registration statement or the effective date of this registration is later than certain dates specified in our agreement with certain selling shareholders or if the effectiveness of this registration statement is suspended after effectiveness for periods in excess of those specified in that agreement.

(7)	Comprised of (i) 1,000,000 ordinary shares and (ii) 3,000,000 ordinary shares underlying warrants. We have been advised by the selling stockholder that its controlling persons are Evan Schemenauer, Jonathan Walk and Don Dunstan.

(8)	Comprised of (i) 1,000,000 ordinary shares and (ii) 3,000,000 ordinary shares underlying warrants. We have been advised by the selling stockholder that its controlling persons are Evan Schemenauer, Arthur Jones and Jennifer Kelly..

(9)	Comprised of (i) 4,000,000 ordinary shares and (ii) 12,000,000 ordinary shares underlying warrants. We have been advised by the selling stockholder that its controlling persons are Elizabeth Leonard and Michael Finkelstein.

(10)	Comprised of (i) 1,000,000 ordinary shares and (ii) 3,000,000 ordinary shares underlying warrants. We have been advised by the selling stockholder that its controlling persons are David Klugmann and Esther Klugmann.

(11)	Comprised of (i) 3,000,000 ordinary shares and (ii) 9,000,000 ordinary shares underlying warrants. We have been advised by the selling stockholder that its controlling persons are Konrad Ackerman and Rainer Posch.

(12)	Comprised of (i) 1,000,000 ordinary shares and (ii) 3,000,000 ordinary shares underlying warrants. We have been advised by the selling stockholder that its controlling persons are Marc K. Swickle and Howard Berger.

(13)	Comprised of (i) 1,000,000 ordinary shares and (ii) 3,000,000 ordinary shares underlying warrants. We have been advised by the selling stockholder that its controlling person is James David Hassan.

(14)	Comprised of (i) 2,000,000 ordinary shares and (ii) 6,000,000 ordinary shares underlying warrants. We have been advised by the selling stockholder that its controlling person is Mark Nordlicht.

(15)	Comprised of (i) 1,000,000 ordinary shares and (ii) 3,000,000 ordinary shares underlying warrants. We have been advised by the selling stockholder that its controlling persons are Abraham Nussbaum and Tanchum Adler.

(16)	Comprised of (i) 1,000,000 ordinary shares and (ii) 3,000,000 ordinary shares underlying warrants. We have been advised by the selling stockholder that its controlling person is Chaim Gross.

(17)	Comprised of (i) 1,000,000 ordinary shares and (ii) 3,000,000 ordinary shares underlying warrants. We have been advised by the selling stockholder that its controlling person is Rachel Gershan.

(18)	Comprised of (i) 3,500,000 ordinary shares and (ii) 10,500,000 ordinary shares underlying warrants. We have been advised by the selling stockholder that its controlling person is Paul Kessler.

(19)	Comprised of (i) 1,000,000 ordinary shares and (ii) 3,000,000 ordinary shares underlying warrants.

(20)	Comprised of (i) 1,000,000 ordinary shares and (ii) 3,000,000 ordinary shares underlying warrants. We have been advised by the selling stockholder that its controlling person is Simcha Hecht.

(21)	Consists of 2,250,000 ordinary shares underlying a warrant. We have been advised by the selling stockholder that its controlling person is Chaim Epstein.

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PLAN OF DISTRIBUTION

The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their ordinary shares in private transactions or on any stock exchange, market or trading facility on which the shares are traded. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.

The selling shareholders may also engage in short sales against the box, puts and calls, derivatives and other transactions in our securities and may sell or deliver shares in connection with these trades. The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If the selling shareholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

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Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders in amounts to be negotiated. The selling do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with any sales. If a sale occurs, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have agreed, subject to certain limits, to bear all costs, expenses and fees of registration of the ordinary shares offered by the selling shareholders for resale. We estimate that our expenses will be approximately $150,000 in the aggregate. However, any brokerage commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of the ordinary shares will be borne by the selling shareholders selling those shares or by the purchasers of such shares.

We have agreed to indemnify certain selling shareholders and certain other persons against certain liabilities, including liabilities under the Securities Act or to contribute to payments to which such selling shareholders or their respective pledgees, donees, transferees or other successors in interest may be required to make in respect thereof. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

TRANSFER AGENT

The Transfer Agent and Registrar for the ordinary shares is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York.

DESCRIPTION OF ORDINARY SHARES

We are authorized to issue 500,000,000 ordinary shares, non par value each. As of August 30, 2004, we had 143,328,430 ordinary shares issued and outstanding.

The ownership or voting of ordinary shares by non residents of Israel is not restricted in any way by our memorandum of association, our articles of association or the laws of the State of Israel, except for ownership by nations of some countries that are, or have been, in a state of war with Israel.

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of ordinary shares according to their rights and interests in our profits. If we liquidate, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of ordinary shares in proportion to their shareholdings. This right may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future. The board of directors may declare cash dividends for any fiscal year only out of profits. Our articles of association do not require shareholder approval for the declaration of dividends.

Shareholder Meetings

We are required to hold an annual general meeting of our shareholders once every calendar year, but no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special meetings. Our board of directors may call special meetings whenever it sees fit, at such time and place, within or without the State of Israel, as it may be determined. In addition, the Companies Law provides that the board of directors of a public company is required to convene a special meeting upon the request of (a) any two directors of the company or one quarter of our board of directors or (b) one or more shareholders holding, in the aggregate, (i) five percent of the outstanding shares of the company and one percent of the voting power in the company or (ii) five percent of the voting power in the company.

Our articles of association enable our board of directors to fix a record date to allow us to determine the shareholders entitled to notice of, or to vote at, any general meeting of our shareholders. The record date may not be more than 40 days, or any longer period permitted under the Companies Law, nor less than four days before the date of the meeting. Each shareholder of record as of the record date determined by the board of directors may vote the shares then held by that shareholder unless all calls and other sums then payable by the shareholder in respect of its shares have not been paid.

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Voting Rights

Quorum requirements

Holders of ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders. These voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future. The quorum required for an ordinary meeting of shareholders consists of at least two shareholders present in person or by proxy who hold or represent between them at least 25% of the voting rights. A meeting adjourned for lack of a quorum generally is adjourned to the same day in the following week at the same time and place or to a later date specified in the summon or notice of the meeting. At the reconvened meeting, the required quorum consists of any number of shareholders.

Vote required

Under Israeli law, unless otherwise provided in the articles of association or applicable law, all resolutions of the shareholders require a simple majority and all shareholders’ meetings require prior notice of at least 21 days.

Anti-Takeover Provisions; Mergers and Acquisitions Under Israeli Law

Under our Articles a merger must be approved by the board of directors and the general meeting by a ordinary majority of the shareholders present in a shareholders convened for such purpose excluding shares held by the potential acquirer and its related parties. The shareholders’ meeting of our shareholders must be called on at least 21 days’ advance notice. Any creditor of a merger party may seek a court order blocking or delaying the merger, if the court finds there is a reasonable concern that the surviving company will not be able to satisfy all of the obligations of the parties to the merger. A merger may not be completed until 70 days have passed from the time that the merger proposal has been filed with the Israeli Registrar of Companies. Israeli Companies Law also provides that an acquisition of shares in a public company such as us must be made by means of a tender offer if, as a result of the acquisition, the purchaser would become a 25% shareholder of the company. This rule does not apply if there is already another 25% shareholder of the company. Similarly, the Israeli Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would become a 45% shareholder of the company, unless there is already a majority shareholder of the company. These rules do not apply if the acquisition is made by way of a merger.

Israeli tax law treats some acquisitions, particularly stock-for-stock swaps between an Israeli company and a foreign company, less favorably than U.S. tax law. Israeli tax law may, for example, subject a shareholder who exchanges our shares for shares in a foreign corporation to immediate Israeli taxation.

Under Israeli law, under certain circumstances and conditions, the purchase of more than 25% of our ordinary shares may be subject to the approval of the antitrust authority in Israel.

SHARES ELIGIBLE FOR FUTURE SALE

Sales of substantial amounts of our ordinary shares in the public market following this offering, or the perception that such sales may occur, could adversely affect the prevailing market price of our ordinary shares or adversely affect our ability to raise additional equity capital in the future and on terms favorable to us or at all.

Assuming no exercise of outstanding options or warrants, as of August 30, 2004, we will have an aggregate of 143,328,430 ordinary shares outstanding as of the date of this prospectus. Of these shares, 17,337,701 including the ordinary shares registered in this offering (excluding those shares underlying the warrants) generally will be freely tradable without restriction or further registration under the Securities Act.

The remaining 125,990,729 ordinary shares will be eligible for resale in the United States without registration pursuant to section 4(1) of the Securities Act starting in 2005, unless held by "affiliates," as that term is defined in Rule 144 under the Securities Act, who may sell only the volume of shares described below and whose sales would be subject to additional restrictions described below. We have also registered all of our issued and outstanding ordinary shares under the Securities Exchange Act.

In general, under Rule 144 as currently in effect, a person, or group of persons whose shares are required to be aggregated, who has beneficially owned shares that are restricted securities as defined in Rule 144 for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of: (i) 1% of the then outstanding shares of our ordinary shares; or (ii) the average weekly trading volume in our ordinary shares on the Nasdaq Small Cap Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale; provided, that requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, a person who is not deemed to have been an affiliate at any time during the three months preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell these shares under Rule 144(k) without regard to the requirements described above. To the extent that shares were acquired from one of our affiliates, a person’s holding period for the purpose of effecting a sale under Rule 144 would commence on the date of transfer from the affiliate.

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CERTAIN U.S. TAX CONSIDERATIONS

The following summary describes the material U.S. federal income tax consequences to "U.S. Holders" (as defined below) arising from the purchase, ownership and disposition of our ordinary shares. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the final, temporary and proposed U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all of which are subject to change, possibly with retroactive effect. For purposes of this summary, the term "U.S. Holder" refers only to any of the following beneficial owners of our ordinary shares:

•	an individual who is either a U.S. citizen or a resident of the U.S. for U.S. federal income tax purposes and who is not an Israeli resident for Israeli tax purposes;

•	a corporation (or an entity taxable as a corporation) created or organized under the laws of the U.S. or any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income tax regardless of the source of its income;

•	a trust (including certain trusts that are deemed to have met the following requirements), if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all the substantial decisions of the trust; or

•	a flow-through entity (such as a partnership or a limited liability company that is not treated as a corporation for U.S. federal tax purposes), to the extent the partnership or membership interests therein are beneficially owned by U.S. Holders.

This discussion does not consider all aspects of U.S. federal income taxation that may be relevant to particular U.S. Holders by reason of their specific circumstances, including potential application of the alternative minimum tax, or any aspect of state, local or non-U.S. federal tax laws. In addition, this summary is directed only to U.S. Holders that hold our ordinary shares as capital assets and does not address the considerations that may be applicable to particular classes of U.S. Holders, including financial institutions, insurance companies, broker-dealers, tax-exempt organizations, persons holding our ordinary shares as part of a "straddle," "hedge" or "conversion transaction," or holders, directly, indirectly or through attribution, of 10% or more of the aggregate value or voting power of our outstanding ordinary shares. It is assumed for purposes of this discussion that no U.S. Holder is engaged in a trade or business in Israel or has a fixed base (such as a business office) or a permanent establishment therein.

Each U.S. Holder should consult with its own tax advisor as to the particular tax consequences to such holder of the purchase, ownership and sale of our ordinary shares, including the effects of applicable state, local, foreign or other tax laws and possible changes in the tax laws.

U.S. Trade or Business

A non-U.S. corporation that is engaged in a trade or business in the United States is subject to U.S. corporate income tax with respect to its net income effectively connected to such trade or business. Such corporation is required to file U.S. federal corporate income tax returns annually. If the corporation fails to file such returns, any deductions attributable to any such U.S. trade or business that ordinarily would reduce the corporation’s U.S. federal taxable income may be disallowed. In such an event, the corporation would be subject to U.S. federal income tax on its gross (rather than net) income, if any, that is effectively connected to such U.S. trade or business of the corporation.

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Our management believes that we are not (and never have been) engaged in a trade or business in the United States. Accordingly, we should not be subject to any U.S. federal corporate income tax on any portion of our income. However, because the determination as to whether a non-U.S. corporation (such as ours) is engaged in a U.S. trade or business is fact-specific, the Internal Revenue Service (the "IRS") may disagree with our conclusion and treat all or a portion of our income as taxable in the United States. Any such determination may adversely affect our cash flow from operations and may reduce our net income.

Distributions With Respect to Our Ordinary Shares

For U.S. federal income tax purposes, each U.S. Holder will include in its gross income upon a distribution with respect to our ordinary shares the amount of cash and the fair market value of any property distributed to such holder and will also include in such gross income the amount of any Israeli income tax withheld by us as described below under "Israeli Taxation — Taxation of Non-Resident Shareholders." In general, a distribution paid by us to a U.S. Holder with respect to our ordinary shares will be treated as a dividend to the extent that the distribution does not exceed our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. The amount of any distribution that exceeds these earnings and profits will be treated first as a non-taxable return of capital, reducing the U.S. Holder’s tax basis in its ordinary shares, and then as capital gain. An individual U.S. Holder’s "qualified dividend income" currently is subject to federal income tax at a reduced rate of 15%. For this purpose, "qualified dividend income" generally includes dividends paid by a foreign corporation if either (a) the stock of such corporation with respect to which the dividends are paid is readily tradable on an established securities market in the U.S. (including the Nasdaq National Market), or (b) such corporation is eligible for the benefits of a comprehensive income tax treaty between the jurisdiction of its formation and the U.S., which includes an information exchange program and is determined to be satisfactory by the U.S. Secretary of the Treasury. The U.S. Secretary of the Treasury has determined the current Income Tax Convention between the U.S. and Israel, as amended (the "United States-Israel Tax Treaty") to be satisfactory for this purpose. Dividends paid by a foreign corporation will not qualify for the 15% U.S. federal income tax rate, however, if such corporation is treated, for the tax year in which the dividends are paid or the preceding tax year, as a "passive foreign investment company" ("PFIC") for U.S. federal income tax purposes. Based on the nature of our operations, we do not believe (as more fully explained below) that we will be treated as a PFIC for U.S. federal income tax purposes. Accordingly, dividend distributions with respect to our ordinary shares should be treated as "qualified dividend income" and, subject to the satisfaction by U.S. Holders of certain holding period requirements with respect to such shares, should be eligible for the reduced 15% U.S. federal income tax rate. U.S. Holders that are corporations will not be eligible for the 15% tax rate and generally will not be allowed a dividends received deduction for dividend distributions received on our ordinary shares.

A cash dividend paid by the Company in NIS will be included in the income of U.S. Holders at the dollar amount of the dividend, based on the spot rate of exchange in effect on the date of the distribution. U.S. Holders will have a tax basis in such NIS for U.S. federal income tax purposes equal to that dollar value. Any subsequent gain or loss on the disposition of the NIS by the U.S. Holders arising from the exchange rate fluctuations will be taxable as ordinary income or loss and will be U.S.-source income or loss (rather than non-U.S.-source income or loss).

Dividends paid by us generally will be foreign source passive income for U.S. foreign tax credit purposes. Subject to certain limitations, U.S. Holders may elect to claim as a foreign tax credit against their U.S. federal income tax liability any Israeli income tax withheld from dividends received on our ordinary shares (as described below under "Israeli Taxation — Taxation of Non-Resident Shareholders"). U.S. Holders that do not elect to claim a foreign tax credit may instead claim a deduction for any such Israeli income tax withheld. In addition, special rules apply to the computation of a foreign tax credit relating to "qualified dividend income." The rules relating to the U.S. foreign tax credit are complex, and U.S. Holders should consult their own tax advisors to determine whether and to what extent they would be entitled to this credit.

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Sale or Exchange of Ordinary Shares

Subject to the discussion under the heading "Passive Foreign Investment Company Status" below, a U.S. Holder’s sale or exchange of our ordinary shares generally will result in the recognition by such U.S. Holder of capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s tax basis in the ordinary shares sold. This gain or loss will be long-term capital gain or loss if the ordinary shares sold have been held for more than one year at the time of the sale or exchange. If the U.S. Holder’s holding period on the date of the sale or exchange is one year or less, such gain or loss will be a short-term capital gain or loss. Under current law, any long-term capital gains realized by an individual U.S. Holder are subject to U.S. federal income tax generally at a 15% tax rate. Any short-term capital gains are taxed at the ordinary income tax rates. In general, any capital gain recognized by a U.S. Holder upon the sale or exchange of our ordinary shares will be treated as U.S.-source income for U.S. foreign tax credit purposes. See also "Israeli Taxation — Capital Gains Tax Applicable to Resident and Non-Resident Shareholders" for a discussion of taxation by Israel of capital gains realized on sales of capital assets.

Any capital loss realized upon the sale, exchange or other disposition of our ordinary shares generally will be deductible only against capital gains and not against ordinary income, except that in the case of non-corporate U.S. Holders, a capital loss is deductible in a given tax year to the extent of capital gains plus ordinary income up to $3,000.

A U.S. Holder’s tax basis in its ordinary shares generally will be equal to the purchase price paid therefor by such holder. The holding period of each ordinary share owned by a U.S. Holder will begin on the day following the date of the U.S. Holder’s purchase of such ordinary share and will include the day on which the ordinary share is sold by such holder.

Passive Foreign Investment Company Status

Generally, a foreign corporation is treated as a PFIC for U.S. federal income tax purposes for any tax year if, in such tax year, either (i) 75% or more of the corporation’s gross income is passive (the "Income Test"), or (ii) the average percentage of its assets during such tax year which produce, or are held for the production of, passive income (determined by averaging the percentage of the fair market value (or adjusted tax basis in certain circumstances) of its total assets which are passive assets as of the end of each quarter of such year) is 50% or more (the "Asset Test"). If a non-U.S. corporation is a PFIC, a U.S. shareholder thereof will be required to report any gain on the sale of the shares in such corporation as ordinary income rather than capital gain and to compute the tax liability on such gain, as well as on certain dividends and other distributions, as if the income has been earned ratably over each day in the U.S. shareholder’s holding period for such stock. The U.S. shareholder will be subject to the highest ordinary income tax rate for each taxable year in which the corporation was a PFIC in which the income was treated as having been earned, regardless of the tax rate otherwise applicable to such shareholder’s income during such taxable years. In addition, the federal income tax attributable to such prior years will be increased by an interest factor. Furthermore, if a corporation is a PFIC, a U.S. shareholder who inherits shares in such corporation from a decedent generally is denied the normally available step-up in the tax basis in such shares to their fair market value on the date of death and instead will hold such shares with a tax basis equal to the decedent’s tax basis.

Certain non-U.S. corporations that otherwise would fall within the Income and/or Asset Test are not treated as PFICs during the start-up year of such corporations or for the year in which any such corporation disposes of its active trade or business.

A U.S. shareholder who beneficially owns shares of a PFIC must file Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with the IRS for each tax year it holds shares in a PFIC. This form describes any distributions received with respect to these shares and any gain realized upon the disposition of these shares.

For any tax year in which a non-U.S. corporation is a PFIC, a U.S. shareholder may make an election (a "QEF Election") to treat such shareholder’s shares as an interest in a qualified electing fund. Upon such election the U.S. shareholder would be required to include in income currently its proportionate share of the corporation’s earnings and profits for all tax years in which the corporation was a PFIC, regardless of whether the corporation made any distributions of earnings and profits to the U.S. shareholder. Any gain subsequently recognized upon the sale by the electing U.S. shareholder of its shares in the corporation generally would be taxed as capital gain and any purchaser of the QEF shares from a decedent would obtain basis step-up in such shares to their fair market value on the date of death (or an alternate valuation date, if applicable). A QEF Election, once made, cannot be revoked without the permission of the IRS.

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As an alternative to a QEF Election, a U.S. shareholder in a PFIC generally may elect to mark its PFIC shares to market annually, recognizing ordinary income or loss (subject to certain limitations) equal to the difference between the fair market value of the ordinary shares and their adjusted tax basis. Losses would be allowed only to the extent of any net mark-to-market gain accrued under the election. If a mark-to-market election with respect to PFIC shares is in effect on the date of a U.S. shareholder’s death, the normally available step-up in tax basis of the shares to their fair market value will not be available. Rather, the tax basis of the shares in the hands of a U.S. shareholder who acquired the shares from a decedent will be equal to the decedent’s tax basis in such shares.

We believe that we were not a PFIC in 2003 or any prior year because we met neither the Income nor the Asset Test for each such year. In addition, we believe that in connection with the disposition of substantially all of our business assets in 2002 and 2003 for cash we met the exception from the PFIC rules for corporations disposing of one or more active businesses (described above). Our management does not expect us to become a PFIC in the future. However, the factual determination of our PFIC status is made annually and thus may be subject to change, and the IRS may disagree with our determinations regarding our PFIC status. Therefore, there can be no assurance that we will not become a PFIC in 2004 or in a future year (or that we were not a PFIC in a prior year).

If we were treated as a PFIC for U.S. federal income tax purposes for any year during a U.S. Holder’s holding period of our ordinary shares and the U.S. Holder did not make a QEF Election or a "mark-to-market" election as described above, any gain recognized by the U.S. Holder upon the sale of ordinary shares (or the receipt of certain distributions) would be treated as ordinary income. This income would be allocated over the U.S. Holder’s holding period with respect to its ordinary shares and an interest charge would be imposed on the amount of deferred tax on the income allocated to prior tax years. Such treatment could significantly reduce any return for a U.S. Holder with respect to its investment in the Company.

Many aspects of the PFIC rules are complex and their application to the Company is not completely clear. Furthermore, future administrative guidance, possibly with retroactive effect, may affect our status under the PFIC rules. WE URGE ANY PROSPECTIVE PURCHASER OF OUR ORDINARY SHARES TO CONSULT ITS OWN COUNSEL REGARDING THE POSSIBLE EFFECT, IF ANY, OF THE PFIC RULES UPON SUCH PURCHASER.

Information Reporting and Backup Withholding

Any dividends paid on our ordinary shares to U.S. Holders through a U.S. financial institution may be subject to U.S. federal tax information reporting requirements. In addition, if a U.S. Holder fails to certify on Form W-9 such holder’s social security number (or the federal employer identification number, if applicable), or upon notification by the IRS in certain circumstances, the financial institution paying the dividends on our behalf will be required to withhold U.S. backup withholding tax (currently at the tax rate of 28%). Furthermore, the proceeds of a U.S. Holder’s sale of our ordinary shares may be subject to tax information reporting and the U.S. backup withholding tax. Backup withholding generally will not apply if the U.S. Holder (i) is a corporation or other exempt recipient, or (ii) provides on Form W-9 such holder’s U.S. taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with any applicable backup withholding requirements. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a refund or a credit against the U.S. Holder’s regular U.S. federal income tax liability, provided the required information is furnished to the IRS.

CERTAIN ISRAELI TAX CONSIDERATIONS

The following summary describes the current tax structure applicable to companies in Israel, with special reference to its effect on us. It also discusses Israeli income tax consequences material to persons purchasing our ordinary shares. To the extent that the summary is based on new tax legislation yet to be judicially or administratively interpreted, we cannot be sure that the views expressed will be consistent with any future interpretation. The summary is not intended, and should not be considered, to be legal or professional tax advice and does not exhaust all possible tax considerations. Therefore, you should consult your own tax advisor about the particular tax consequences of an investment in our ordinary shares.

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Tax Reform in Israel

On January 1, 2003 a comprehensive tax reform took effect in Israel. Pursuant to the reform, resident companies are subject to Israeli tax on income accrued or derived in Israel or abroad. In addition, the concept of "controlled foreign corporation" was introduced according to which an Israeli company may become subject to Israeli taxes on certain income of a non-Israeli subsidiary if the subsidiary’s primary source of income is passive income (such as interest, dividends, royalties, rental income or capital gains). The tax reform also substantially changed the system of taxation of capital gains.

General Corporate Tax Structure

On June 29, 2004 the Law for Amendment of the Income Tax Ordinance (Amendment No. 140), 5763-2004, became effective. Following the effectiveness of this Amendment, the income tax applicable to Israeli companies will be gradually reduced from 35% in 2004 to 30% in 2007 and going forward.

For the year 2004, the company is subject to a 35% tax rate. However, the effective tax rate payable by a company that has a status of an approved enterprise may be considerably less, as discussed below. Currently we do not have an approved enterprise status.

Tax Benefits under the Law for the Encouragement of Capital Investments, 1959

The Law for the Encouragement of Capital Investments, 1959, provides that upon application to the Investment Center of the Ministry of Industry and Commerce of the State of Israel, a proposed capital investment in eligible facilities may be designated as an Approved Enterprise. Each certificate of approval for an Approved Enterprise relates to a specific investment program delineated both by its financial scope, including its capital sources, and by its physical characteristics, such as the equipment to be purchased and utilized under the program. The tax benefits derived from any certificate of approval relate only to taxable income derived from growth in manufacturing revenues attributable to the specific Approved Enterprise. If a company has more than one approval or only a portion of its capital investments are approved, its effective tax rate is the result of a weighted combination of the applicable rates. The tax benefits under the law are not available for income derived from products manufactured outside of Israel.

Taxable income of a company derived from an Approved Enterprise is subject to tax at the maximum rate of 25%, rather than the usual rate as discussed above, for the benefit period. This period is ordinarily seven years beginning with the year in which the Approved Enterprise first generates taxable income, and is limited to 12 years from when production begins or 14 years from the date of approval, whichever is earlier. A company owning an Approved Enterprise may elect to receive an alternative package of benefits, which allows the company to receive tax exemptions rather than grants. Under the alternative package, the company’s undistributed income derived from an Approved Enterprise will be exempt from tax for a period of between two and ten years from the first year of taxable income, depending on the g eographic location of the Approved Enterprise within Israel, and the company will be eligible for the tax benefits under the law for the remainder of the benefit period.

The Investment Center bases its decision of whether to approve or reject a company’s application for designation as an Approved Enterprise on criteria described in the law and related regulations, the then prevailing policy of the Investment Center and the specific objectives and financial criteria of the applicant. Therefore, a company cannot be certain in advance whether its application will be approved. In addition, the benefits available to an approved enterprise are conditional upon compliance with the conditions stipulated in the law and related regulations and the criteria described in the specific certificate of approval. If a company violates these conditions, in whole or in part, it would be required to refund the amount of tax benefits and any grants received plus an amount linked to the Israeli consumer price index and interest.

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Tax Benefits for Research and Development

Israeli tax law allows a tax deduction in the year incurred for expenditures, including capital expenditures, in scientific research and development projects, if the expenditures are approved by the relevant Israeli government ministry and the research and development is for the promotion of the enterprise. Expenditures not so approved are deductible over a three-year period.

Tax Benefits Under the Law for the Encouragement of Industry (Taxes), 1969

According to the Law for the Encouragement of Industry (Taxes), 1969, an industrial company is a company resident in Israel, at least 90% of the income of which, exclusive of income from defense loans, capital gains, interest and dividends, is derived from an industrial enterprise owned by it. An industrial enterprise is defined as an enterprise whose primary activity in a given tax year is industrial production activity. We believe that we currently qualify as an industrial company under this definition.

Under the law, industrial companies are entitled to the following preferred corporate tax benefits:

•	deduction of purchases of know-how and patents over an eight-year period for tax purposes;

•	the option to file a consolidated tax return with related Israeli industrial companies that satisfy conditions described in the law; and

•	accelerated depreciation rates on equipment and buildings.

Our status as an industrial company is not contingent upon the receipt of prior approval from any governmental authority. However, entitlement to certain benefits under the law is conditioned upon receipt of approval from Israeli tax authorities. Also, the Israeli tax authorities may determine that we do not qualify as an Industrial Company, which would entail the loss of the benefits that relate to this status. In addition, we might not continue to qualify for Industrial Company status in the future, in which case the benefits described above might not be available to us in the future.

Special Provisions Relating to Taxation Under Inflationary Conditions

The Income Tax Law (Inflationary Adjustments), 1985 represents an attempt to overcome the problems presented to a traditional tax system by an economy undergoing inflation. The law is highly complex. Its features that are material to us can be described as follows:

•	Under a special tax adjustment for the preservation of equity, corporate assets are classified broadly as either (a) fixed or inflation immune assets or (b) non-fixed or soft assets. If the corporation’s equity exceeds the depreciated cost of a company’s fixed assets, the company may take a deduction which takes into account the effect of the annual inflationary change on such excess in any tax year of up to 70% of income with the excess being carried forward on a linked basis. The amount of the deduction is determined by multiplying this excess by the annual rate of inflation. If the depreciated cost of fixed assets exceeds a company’s equity, then this excess is multiplied by the annual rate of inflation. The resulting amount is added to taxable income.

•	Subject to limitations described in the law, depreciation deductions on fixed assets and losses carried forward are adjusted for inflation based on the increase of the Israeli consumer price index.

•	Real gains, excluding inflationary gains, on traded securities held by companies that are not dealers in securities are taxable under the law, subject to rules that were modified as of January 1, 1999.

•	In 2001, new regulations were enacted regarding inflationary adjustments. Pursuant to these regulations, the minister of finance is entitled to suspend the application of the law of inflationary adjustment with respect to a tax year, if the inflation rate for that tax year was less than 3 percent in the previous year.

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Capital Gains Tax Applicable to Resident and Non-Resident Shareholders

Israeli law generally imposes a capital gains tax on the sale of capital assets located in Israel, including shares in Israeli resident companies, by both residents and non-residents of Israel, unless a specific exemption is available or unless a treaty between Israel and the country of the non-resident provides otherwise. Regulations promulgated under the Israeli Income Tax Ordinance provided for an exemption from Israeli capital gains tax for gains accrued before January 1, 2003 and derived from the sale of shares of "industrial companies" that are traded on specified non-Israeli markets, including The Nasdaq Stock Market, provided that the sellers purchased their shares either in the company’s initial public offering or in public market transactions thereafter. This exemption does not apply to shareholders who are in the business of trading securities, or to shareholders that are Israeli resident companies subject to the Income Tax (Adjustments for Inflation) Law — 1985. We believe that we are currently an industrial company, as defined in the Encouragement of Industry (Taxes) Law — 1969. The status of a company as an industrial company may be reviewed by the tax authorities from time to time. There can be no assurance that the Israeli tax authorities will not deny our status as an industrial company, including with retroactive effect.

On January 1, 2003, the Law for Amendment of the Income Tax Ordinance (Amendment No. 132), 5762-2002, known as the tax reform, came into effect thus imposing capital gains tax at a rate of 15% on gains derived on or after January 1, 2003 from the sale of shares in Israeli companies publicly traded on a recognized stock exchange outside of Israel. This tax rate does not apply to: (1) dealers in securities; (2) shareholders that report in accordance with the Income Tax Law (Inflationary Adjustment) — 1985; or (3) shareholders who acquired their shares prior to an initial public offering. The tax basis of shares acquired prior to January 1, 2003 will be determined in accordance with the average closing share price in the three trading days preceding January 1, 2003. Non-Israeli residents will be exempt from Israeli capital gains tax on gains derived from the sale of shares publicly traded on the Nasdaq. Notwithstanding the foregoing, dealers in securities in Israel are taxed at regular tax rates applicable to business income. In any event, the provisions of the tax reform do not affect the exemption from capital gains tax for gains accrued before January 1, 2003, as described in the previous paragraph.

Taxation of Non-Resident Shareholders

Non-residents of Israel are subject to Israeli income tax on income accrued or derived from sources in Israel, including passive income such as dividends, royalties and interest. Under the United States-Israel Tax Treaty, on distributions of cash dividends to a U.S. Resident, Israeli income tax at the rate of 25% will be withheld at the source. The rate of such withholding tax will be reduced to 12.5% for dividends not generated by an Approved Enterprise (within the meaning of Israel’s Encouragement of Capital Investments Law (1959)) if the payee of the dividend is a U.S. Resident that is a U.S. corporation which beneficially owns 10% or more of our voting power throughout a certain period, and 15% for dividends paid by an Approved Enterprise that meets these conditions. To be eligible for these reduced withholding tax rates, the gross income of the payor corporation must meet certain requirements.

Foreign Exchange Regulations

Non-residents of Israel who hold our ordinary shares are able to receive any dividends, and any amounts payable upon the dissolution, liquidation and winding up of our affairs, freely repatriable in non-Israeli currency at the rate of exchange prevailing at the time of conversion. However, Israeli income tax is required to have been paid or withheld on these amounts. In addition, the statutory framework for the potential imposition of exchange controls has not been eliminated, and may be restored at any time by administrative action.

Tax Ruling

In July 2001 we began a process of distributing certain of our assets to our shareholders. Since this distribution was done both by (i) in-kind transfer of securities of publicly-traded companies pro rata among our shareholders and (ii) the sale of securities or assets of privately-held companies and the resulting distribution of cash to our shareholders, we requested a tax ruling from the Israeli Income Tax Authority which would permit us to make such distributions under a special arrangement for us and for our shareholders. We reached an arrangement with the Israeli Income Tax Authority, which was approved by our shareholders on April 2, 2002.

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The Tax Ruling grants a special concession to us, allowing us to set off losses from the distribution of securities of publicly-traded companies against capital gains from the sale of securities in privately-held companies. The provisions of this special concession were contingent on three conditions: (a) our completion of the liquidation of our assets within two years of the date of the distribution of our shares in Nexus, which occurred in July, 2001, or a later date, pursuant to the approval of the Israel Tax Authority, (b) our receipt of net income of at least $5,500,000 from the distribution of our assets, and (c) our payment of a minimum of $2,000,000 in Israeli taxes regarding the distribution of our assets. The Company fully complied with all these conditions.

Pursuant to the Tax Ruling, each of our shareholders will be viewed by the tax authorities as disposing of their shares in consideration for the value of assets distributed to them by us, whether in the form of a distribution of securities or a cash distribution on the sale of assets. This deemed disposition is a potential taxable event in Israel. The Ruling provides that the consideration received by each shareholder will be deemed to include such shareholder’s pro rata share of the tax paid by us at the corporate level, and the shareholder will then receive a credit for that pro rata share of corporate tax on any tax it is liable to pay. The Israel Tax Authority is entitled to determine a higher value for the consideration received by each shareholder for its shares, if it is believed that the distribution was not done at fair market value.

Shareholders will be liable for capital gains tax on the deemed disposition of our shares depending on the personal facts and circumstances of each. Tax liability is calculated based on the deemed consideration received from us, minus the total amount that the shareholder paid for his shares. As noted above, each shareholder receives a tax credit for its pro rata share of the tax we paid at the corporate level. The Tax Ruling provides that we will withhold taxes at a rate of 5% of each distribution for the public shareholders. At the time of our distribution of the ordinary shares of Nexus Telocation Systems Ltd. pro-rata among the shareholders in July 2001, we treated the distribution as a dividend-in-kind, and withheld 25% of the Nexus distribution in anticipation of a withholding tax obligation at that rate. Pursuant to the approval and finalization of the Tax Ruling, we have paid as of September 2002 5% of the amount we distributed in satisfaction of our withholding tax obligations and transferred the remainder to persons from whom we deducted the 25% at the time of the Nexus distribution. According to the Nexus tax ruling, we were required to pay the Israeli Income Tax Authority $192,000 in February 2004. According to a tax ruling in January 2004, we are no longer entitled to utilize tax loss carry forwards for years ending on or before December 31, 2003.

A shareholder who asserts that all or a portion of the taxes withheld by us should be refunded, can approach the tax authority for a refund on an individual basis.

Under the Tax Ruling, interested party shareholders will not be exempt from Israeli tax on any gains received from the eventual sale of the securities such shareholders receive as a distribution from us. Yaron Sheinman and Aviv Tzidon, who are the founders and former directors of B.V.R., will calculate their taxes differently, as there is a component based on the share price of shares they owned prior to the spin-off of B.V.R. Systems (1998) Ltd. in 1998. Under certain circumstances, they may not be liable for any Israeli capital gains tax.

CONDITIONS IN ISRAEL

We are incorporated under Israeli law and our principal offices are located in Israel. Therefore, political, economic and military conditions in Israel directly affect our operations.

Political Conditions

Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. A state of hostility, varying from time to time in intensity and degree, has led to security and economic problems for Israel. Israel signed a peace agreement with Egypt in 1979 and a peace agreement with Jordan in 1994. Since 1993, several agreements have been signed between Israel and Palestinian representatives about conditions in the West Bank and Gaza.

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Since September 2000, relations between Israel and the Palestinian Authority have deteriorated, and Israel has experienced continuing unrest in the areas administrated by the Palestinian Authority, which has resulted in terror attacks against Israeli targets and citizens both in Israel and in the areas administrated by the Palestinian Authority. A performance-based, multi-phase plan to end the Israeli-Palestinian conflict, known as the Road Map, was prepared by the U.S., the European Union, United Nations and Russia and was released on April 30, 2003.

Despite the progress towards peace between Israel and its Arab neighbors, there are countries, companies and organizations that continue to participate in a boycott of Israeli firms and others doing business with Israel or with Israeli companies. Although we are precluded from marketing our products to these countries, we believe that in the past the boycott has not had a material adverse effect on our business. However, restrictive laws, policies or practices directed towards Israel or Israeli businesses could possibly have an adverse impact on the expansion of our business.

Unless exempt, all male adult citizens and permanent residents of Israel under the age of 48 are obligated to perform military reserve duty annually. In addition, all these individuals are subject to being called to active duty at any time under emergency circumstances. Many of our officers and employees are currently obligated to perform annual reserve duty. Although we have operated effectively under these requirements since we began operations, we cannot assess the full impact of these requirements on our workforce or business if conditions should change. In addition, we cannot predict the effect on our business of a state of emergency in which large numbers of individuals are called up for active duty.

Economic Conditions

Israel’s economy has been subject to numerous destabilizing factors, including a period of rampant inflation in the early to mid-1980s, low foreign exchange reserves, fluctuations in world commodity prices, military conflicts and civil unrest. The Israeli government has intervened in the economy by utilizing fiscal and monetary policies, import duties, foreign currency restrictions and control of wages, prices and exchange rates. The Israeli government has periodically changed its policies in all these areas.

The domestic security situation in Israel and the global slowdown in demand for high-tech imports continue to be the main factors affecting economic activity in Israel in 2002 and 2003.

The Israeli government’s monetary policy contributed to relative price and exchange rate stability in recent years, despite fluctuating rates of economic growth and a high rate of unemployment. There can be no assurance that the Israeli government will be successful in its attempts to keep prices and exchange rates stable. Price and exchange rate instability may have a material adverse effect on our business.

The following shows, for the periods indicated, the rate of inflation in Israel, the rate of devaluation of the NIS in Israel and the rate of inflation adjusted for devaluation.

Year ended December 31,	Israeli Inflation Rate %	Devaluation Rate %	Inflation Adjusted For Devaluation %
1999	1.3	(0.2)	1.5
2000	0	(2.7)	2.7
2001	1.4	9.3	(7.9)
2002	6.5	7.3	(0.8)
2003	(1.9)	(0.8)	(1.1)

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Trade Relations

Israel is a member of the United Nations, the International Monetary Fund, the International Bank for Reconstruction and Development and the International Finance Corporation. Israel is also a member of the World Trade Organization and is a signatory of the global agreement on trade in services and to the agreement on basic telecommunications services. In addition, Israel has been granted preferences under the generalized system of preferences from the U.S., Australia, Canada and Japan. These preferences allow Israel to export the products covered by these programs either duty-free or at reduced tariffs.

Israel and the European Economic Community, now known as the European Union, concluded a free trade agreement in 1975. This agreement confers advantages to Israeli exports to most European countries and obligates Israel to lower its tariffs on imports from these countries over a number of years. In November 1995, Israel entered into a new agreement with the European Union, which redefines rules of origin and other improvements, such as providing for Israel to become a member of the research and technology programs of the European Union. In 1985, Israel and the U.S. entered into an agreement to establish a free trade area. The free trade area has eliminated all tariff and some non-tariff barriers on most trade between the two countries. On January 1, 1993, an agreement between Israel and the EFTA, which includes Austria, Norway, Finland, Sweden, Switzerland, Iceland and Liechtenstein, established a free-trade zone between Israel and the EFTA nations. In recent years, Israel has established commercial and trade relations with a number of other nations, including Russia, China, India, Turkey and other nations in Eastern Europe and Asia.

Assistance from the U.S.

Israel receives significant amounts of economic assistance from the U.S., averaging approximately $3 billion annually over the last several years. We cannot assure you that U.S. economic assistance will continue at or near amounts received in the past. If U.S. economic assistance is eliminated or reduced significantly, the Israeli economy could suffer material adverse consequences and this could adversely impact us.

LEGAL MATTERS

The validity of the ordinary shares offered in this offering from the Israel Law perspective will be passed upon for us by Bach, Arad, Scharf & Co. Law Offices, Tel Aviv, Israel. As of the date of this prospectus, a senior partner and an associate, at Bach, Arad, Scharf & Co. Law Offices, beneficially own an aggregate of 2,772,382 ordinary shares of the Company.

EXPERTS

Ziv Haft independent registered public accounting firm, a member of the BDO International Network, have audited (i) our consolidated financial statements at March 31, 2004 and for period from January 8, 2004 through March 31, 2004, as set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) and (ii) the financial statements at December 31, 2003 and 2002 and for each of the two years ended December 31, 2003 of Araneo Ltd., as set forth in their report. We have included such consolidated financial statements for such periods in this prospectus and in this registration statement in reliance on Ziv Haft’s report given on their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

Because substantially all of our assets and a majority of the assets of our directors, executive officers and selling shareholders, are located outside the U.S., a judgment obtained in the U.S. against us or any of them may not be collectible within the U.S. Furthermore, service of process upon these individuals or entities, a substantial majority of whom reside or are located outside the U.S., may be difficult to obtain within the U.S. Jerry Cahn is our U.S. agent authorized to receive service of process in any action against us in any federal court located in the City of New York or court of the State of New York arising out of this offering or any purchase or sale of securities in connection with this offering. We have not given consent for this agent to accept service of process in connection with any other claim.

57

In addition, there is doubt as to the enforceability of civil liabilities under the Securities Act and the Securities Exchange Act in original actions instituted in Israel. However, subject to specified time limitations, an Israeli court may declare a foreign civil judgment enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

•	the judgment can no longer be appealed;

•	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the state in which it was given.

Even if these conditions are satisfied, an Israeli court will not enforce a foreign judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel. An Israeli court also will not declare a foreign judgment enforceable if:

•	the judgment was obtained by fraud;

•	there was no due process;

•	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel;

•	the judgment is at variance with another judgment that was given in the same matter between the same parties and which is still valid; or

•	at the time the action was brought in the foreign court a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in NIS, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action to recover an amount in non-Israeli currency is for the Israeli court to render judgment for the equivalent amount in NIS at the rate of exchange on the date of payment, but the judgment debtor also may make payment in non-Israeli currency. Pending collection, the amount of the judgment of an Israeli court stated in NIS ordinarily will be linked to the Israel consumer price index plus interest at the annual rate (set by Israeli law) prevailing at that time. Judgment creditors bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form F-1 under the Securities Act relating to this offering. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the Securities and Exchange Commission allow us to omit some information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the Securities and Exchange Commission without charge at the Securities and Exchange Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these documents are also available at the SEC’s website, http://www.sec.gov. Copies of the material may be obtained by mail from the public reference branch of the Securities and Exchange Commission at this address at rates specified by the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room.

58

We are subject to the informational requirements of the Securities and Exchange Act of 1934 applicable to foreign private issuers and fulfill the obligations of these requirements by filing reports with the Securities and Exchange Commission. As a foreign private issuer, are exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of ordinary shares.

In addition, we are not required to file annual, quarterly and current reports and financial statements with the Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to file with the Securities and Exchange Commission, within 180 days after the end of each fiscal year, an annual report on Form 20-F containing financial statements that will be examined and reported on, with an opinion expressed, by an independent accounting firm. We also intend to file with the Securities and Exchange Commission reports on Form 6-K containing unaudited financial information for each of the first three quarters of each fiscal year, within 45 days after the end of each quarter.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

59

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli corporation)

CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2004

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)

CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2004

The amounts are stated in U.S. dollars ($).

______________________
_____________
______

Report of Independent Registered Public Accounting Firm
To the Shareholders and Board of Directions of
TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)

We have audited the accompanying consolidated balance sheet of Technoprises Ltd. (formerly: “B.V.R. Technologies Ltd.”) (a Development Stage Company) and its subsidiaries (“the Company”) as of March 31, 2004 and the related consolidated statement of operations, changes in shareholders’ deficiency and cash flows from January 8, 2004 (inception) to March 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of March 31, 2004, and the related consolidated results of operations and cash flows from January 8, 2004 (inception) to March 31, 2004, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1A1(C) to the financial statements, the Company has suffered losses from operations and has negative cash flows from operations that raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1A1(C). The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amount and classification of liabilities that may result from the outcome of these uncertainties.

Tel-Aviv, Israel
September 2, 2004
Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

F-1

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
CONSOLIDATED BALANCE SHEET

March 31,
2004
(in thousands)
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$271
Accounts receivable and other (Note 9A1)	154
Total current assets	425

FIXED ASSETS (Note 3):
Cost	23
Less - accumulated depreciation	—
23

Total assets	$448

The accompanying notes are an integral part of the consolidated financial statements.

F-2

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
CONSOLIDATED BALANCE SHEET

March 31,
2004
(in thousands)
LIABILITIES AND SHAREHOLDERS’ DEFICIENCY:

CURRENT LIABILITIES:
Accounts payable and accruals:
Trade	$57
Other (Note 9A2)	613
Total current liabilities	670

LONG-TERM LIABILITIES:
Accounts payable (Note 4)	201
871

REDEEMABLE SHARES (Note 5)	300

COMMITMENTS AND CONTIGENCIES (Note 6)

SHAREHOLDERS’ DEFICIENCY (Note 7):
Share capital - ordinary shares of NIS 0.01 par value (authorized: March 31, 2004 - 200,000,000 shares; issued and outstanding: March 31, 2004 - 98,377,010 shares)	218
Additional paid-in capital	2,451
Deficit accumulated during the development stage	(3,392)
Total shareholders’ deficiency	(723)

Total liabilities and shareholders’ deficiency	$448

The accompanying notes are an integral part of the consolidated financial statements.

F-3

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
CONSOLIDATED STATEMENT OF OPERATIONS

Period from inception (January 8, 2004) to March 31, 2004
(in thousands, except per share amounts)

Software development costs	$44
Purchased computer software (see Note 9B1)	1,211
General and administrative expenses	112
Operating loss	(1,367)
Financial expenses, net (Note 9B2)	—
Other expenses (Note 9B3)	2,025

Loss before taxes on income	(3,392)
Taxes on income (Note 8)	—

Net loss	$(3,392)

Basic and diluted loss per share (Note 9C)	$(0.04)

Weighted average number of shares outstanding (in thousands) (Note 9C)	93,315

The accompanying notes are an integral part of the consolidated financial statements.

F-4

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIENCY

	Share Capital		Additional	Deficit Accumulated During the Development
	Number of Shares	Amount	Paid-In Capital	Stage	Total
	(in thousands, except shares)

Balance at January 8, 2004 (inception)	—	$—	$—	$—	$—
Changes during the period:
Issuance of shares in January	10,000	2	(2)	—	—
Recapitalization of the Company in February (see Note 1A1(b), 2A)	*57,270,264	127	(127)	—	—
Issuance of shares for services and others in February relating to the recapitalization (see Note 2A)	21,509,045	48	1,887	—	1,935
Issuance of shares to the shareholders of the public shell (see Note 1A1(b), 2A)	9,837,701	24	(24)	—	—
Issuance of shares and warrants of $0.09 per share in March relating to the recapitalization, net of issuance costs (see Note 2C)	7,500,000	17	717	—	734

Net loss	—	—	—	(3,392)	(3,392)

Balance at March 31, 2004	96,127,010	$218	$2,451	$(3,392)	$(723)

*    Excludes 2,250,000 redeemable shares issued to Comverse (see also Note 2B).

The accompanying notes are an integral part of the consolidated financial statements.

F-5

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
CONSOLIDATED STATEMENT OF CASH FLOWS

Period from inception (January 8, 2004) to March 31,
2004
(in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,392)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in operating assets and liabilities:
Issuance of shares against expenses	1,935
Increase in redeemable share against purchased computer software	300
Increase in accounts receivable and other	(154)
Increase in trade payables	57
Increase in other accounts payable	814
Net cash used in operating activities	(440)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(23)
Net cash provided by investing activities	(23)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of shares and warrants, net	734

Net cash provided by financing activities	734

NET INCREASE IN CASH AND CASH EQUIVALENTS	271
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	—
CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	$271

The accompanying notes are an integral part of the consolidated financial statements.

F-6

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies:

A.	General:

A description of the business and significant accounting policies are as follows:

1. The Company

a.
Technoprises Ltd. (formerly: "B.V.R. Technology Ltd.") (together with its subsidiaries "the Company") is a development stage company enterprise as defined by FASB Statement No. 7 "Accounting and Reporting by Development Stage Enterprise".

The Company operates in one business segment - distribution of content via Broadband Networks.  The Company develops software solutions for telecommunication providers, media distributors and creators and large corporate enterprises leveraging next-generation network technology.

b.
On February 18, 2004 the Company shareholders approved issuance of 88,539,309 ordinary shares of the Company to the shareholders of "Technocross Ltd." (formerly: "Technoprises Apros & Chay Ltd." ("Technocross"), a development stage company incorporated on January 8, 2004, and other parties, which following their issuance will equal to 90% of the issued share capital of the Company. In accordance with the issuance of the shares the Company purchased all of the issued and outstanding share capital of Technocross (see Note 2A). At the time of the transaction, Technocross owned 100% of the outstanding share capital of Telematic-Cross Media Ltd. ("TCM"), which was established on June 17, 2003 and had no operations since establishment and until the abovementioned transaction except for singing the agreement with Comverse described in Note 2B.

Prior to the acquisition the Company was a non-operating pubic shell with no significant assets and liabilities and was treated as the "acquired Company" in the transaction, but remains the surviving legal entity. Subsequently to the acquisition the Company changed its name (see Note 1A1(d)).

For accounting purposes the acquisition has been treated as the "recapitalization" of Technocross, which is a capital transaction and not a business combination, in which Technoprises is the legal acquirer and Technocross is the accounting acquirer. Accordingly, the capital structure of the combined company has been adjusted to reflect the capital structure of Technocross, since the shareholders of Technocross now control the Company. Since Technocross was incorporated on January 8, 2004 (inception) no comparative figures of the accounting acquirer were presented and no adjustments to give retroactive effect to the recapitalization were recorded.

F-7

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies (cont.):

A.	General:

1. The Company (cont.)

c.
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered losses from operations and negative cash flows from operations since inception. For the period from inception (January 8, 2004) to March 31, 2004 the Company incurred a loss from operations of $1,367 thousand, negative cash flows from operations of $440 thousand and has a shareholders’ deficiency of $723 thousand.

Management is seeking additional equity financing to fund it’s operations and to improve liquidity, however there is no assurance that management will obtain additional financing. As described in Note 2K the Company signed a term sheet with an investor for an equity line up to $5,000 thousand that should improve significantly the liquidity problem. However the equity line will only be available to the Company after an effective registration of the shares.  As described in Note 2L, the Company has also signed binding term sheet with another investor for an equity line up to $2,000 thousand and for up to $1,100 thousand convertible note line. However both of these arrangements are subject to the approval of both the investor’s shareholders and the investor's Board of Directors. The note line is also subjected to the effective registration of the shares under the Form F-1.

In addition, management team has been developing an operational restructuring plan which includes efficiency improvements and the reduction of costs and personnel without harming the research and development capability.

Despite its negative cash flows, the Company has been able to secure financing in order to support its operation to date, based on shares and notes issuances. The consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty.

	d.	On April 26, 2004 the Company changed its name from "B.V.R. Technologies Ltd." to "Technoprises Ltd."

F-8

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies (cont.):

A.	General (cont.):

1. The Company (cont.)

	e.	Through its wholly-owned subsidiary, E.V.R. Entertainment Application of Virtual Reality (1994) Ltd. ("EVR"), the Company held 37.27% of Coresma Ltd. ("Coresma") as of December 31, 2003.

As of March 1, 2004, Coresma ceased its operation and dismissed its employees. The investment in Coresma was impaired to zero in previous years. Coresma is now under the administration of a receiver.

The Company’s subsidiaries include:

	Shareholding percentage	State of incorporation
Name	March 31, 2004
	%
Subsidiaries:
E.V.R. Entertainment Application of Virtual Reality (1994) Ltd. ("E.V.R")	100	Israel
Technocross Ltd. ("Technocross")	100	Israel
Telematic - Cross Media Ltd. ("TCM")	100	Israel

2. Principal shareholder

Apros & Chay M.B. Ltd. owns 49.3% of the Company’s shares as of March 31, 2004.

3. Accounting Principles

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP").

4. Functional Currency

The currency of the primary economic environment in which the operations of the Company and its subsidiaries are conducted is the U.S. dollar ("dollar"). The Company's shares are traded and listed in the Over-the Counter Bulletin Board Market in the United States (under the symbol "TNOLF.OB"). Most of the Company’s sales will be outside of Israel and will be denominated in dollars. In addition, a substantial portion of the Company’s costs is incurred in dollars. Thus, the functional and reporting currency of the Company is considered to be the dollar. Balances in non-dollar currencies are translated into dollars using current exchange rates. For non-dollar transactions reflected in the statements of operations, the exchange rates at transaction dates are used.

F-9

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies (cont.):

A.	General (cont.):

4. Functional Currency (cont.):

Differences resulting from such translation are charged to the financial income (expenses) in the statements of operations.

5. Use of Estimates and Assumptions in the Preparation of the Financial Statements:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

B.	Principles of Consolidation:

The consolidated financial statements include the accounts of Technoprises Ltd. and its subsidiaries in which it has a controlling interest. Acquisition of subsidiaries is accounted for under the purchase method. All inter-company balances and transactions have been eliminated upon consolidation.

C.	Cash and cash Equivalents:

Cash and cash equivalents are considered by the Company to be highly-liquid investments, including, inter alia, short-term deposits with banks, the maturity of which did not exceed three months at the time of deposit and which are not restricted.

D.	Fixed Assets:

Fixed assets are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over their estimated useful lives. Annual rates of depreciation are as follows:

%

Computers and computer equipments	33
Office furniture and equipment	7-15

E.	Comprehensive Income:

The Company adopted Statement of Financial Accounting Standards No.130, "Reporting Comprehensive Income" ("SFAS 130").

F-10

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies (cont.):

E.	Comprehensive Income (cont.):

SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. There was no difference between the Company’s net loss and its total comprehensive loss for the period from inception (January 8, 2004) to March 31, 2004, and the Company has no accumulated other comprehensive income or loss as of March 31, 2004.

F.	Purchased Computer Software:

According to SFAS No. 86 "Accounting for the costs of computer software to be sold, leased or otherwise marketed" the cost of purchased computer software to be sold, leased, or otherwise marketed that has no alternative future use shall be accounted for the same as the costs incurred to develop such software internally. If that purchased software has an alternative future use, the cost shall be capitalized when the software is acquired and accounted for in accordance with its use. As of March 31, 2004, the Company did not capitalize any purchased computer software.

G.	Software Development Costs:

Development costs of software that is intended for sale that were incurred after the establishment of technological feasibility of the relevant product, are capitalized. Technological feasibility is determined when detailed program design is completed and verified in accordance with the provisions of SFAS No. 86 of the FASB.

Software development costs incurred before technological feasibility is established are charged to the statement of operations as incurred.

Amortization of capitalized software development costs begins when the product is available for general release to customers. Annual amortization is computed by the straight-line method, over the remaining useful life of the product or based on the ratio of current gross revenues to current and anticipated future gross revenues, whichever is higher. According to SFAS 86, in the event that unamortized software development costs exceed the net realizable value of the product, they are written down to net realizable value.

As of March 31, 2004 the Company did not capitalize any software development costs.

H.	Advertising Costs:

The Company expenses advertising costs as incurred.

I.	Deferred Income Taxes:

The Company applies the provisions of SFAS 109 "Accounting for Income Taxes" of the FASB - see Note 8F.

F-11

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies (cont.):

J.	Impairment of Long-Lived Assets:

The Company’s long-lived assets are reviewed for impairment in accordance with SFAS 144 "Accounting for the Impairment for Disposal of Long-Lived Assets" whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds their fair value.

K.	Earnings (Loss) per shares:

Earnings (loss) per share ("EPS") were computed in accordance with provisions of SFAS No. 128 ("Earnings per share"). SFAS 128 requires the presentation of both basic and diluted EPS.

Basic net earnings (loss) per share is computed based on the weighted average number of common shares outstanding during each year. Diluted earnings (loss) per share is computed based on the weighted average number of common shares outstanding during each year, plus dilutive potential common shares considered outstanding during the year. For the reported period, all the options and warrants outstanding have been excluded from the calculations because the effect on net loss per share would have been antidilutive.

L.	Financial Instruments:

1. Fair value of financial instruments

The financial instruments of the Company consist mainly of cash and cash equivalents, current receivables, accounts payable and long-term liabilities.

In view of their nature, the fair value of the financial instruments included in working capital and in the long-term liabilities of the Company is usually identical or close to their carrying value.

2. Management of credit risks:

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents.

Cash and cash equivalents are invested in U.S. dollars with major banks in Israel. Management believes that the financial institutions holding the Company’s investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

The Company has no material off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

F-12

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies (cont.):

M.	Stock-based compensation:

The Company has elected to follow Accounting Principles Board Statement No. 25, "Accounting for Stock Options Issued to Employees" ("APB No. 25") and FASB Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation" ("FIN No. 44") in accounting for its employee stock option plans. Under APB No. 25, when the exercise price of an employee stock option is equivalent to or above the market price of the underlying stock on the date of grant, no compensation expense is recognized.

In December 2002, the FASB issued Statement of Financial Accounting Standard No. 148, "Accounting for Stock Based Compensation Transmission and Disclosure - an amendment of FASB Statement No. 123" ("SFAS No. 148"). SFAS No. 148 permits two additional transition methods for entities that adopt the fair value based method of accounting for stock-based employee compensation. The transition guidance and annual disclosure provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances.

Pro forma information regarding net income (loss) and net earnings (loss) per share is required (for grants issued after December 1994) by Statement No. 123, and has been determined assuming that the Company had accounted for its employee options under the fair value method prescribed by that statement. The fair value for these options was estimated at the date of grant using the Black & Scholes Option Pricing Model.

Period from inception (January 8, 2004) to March 31, 2004
(in thousands, except per share amounts)

Net loss as reported	$(3,392)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	—

Pro forma net loss	$(3,392)

Losses per share:

Basic and diluted - as reported	$(0.04)

Basic and diluted - pro forma	$(0.04)

F-13

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies (cont.):

M.	Stock-based compensation (cont.):

The Company applies SFAS No. 123 and Emerging Issues Task Force ("EITF") No. 96-18 "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18"), with respect to options and warrants issued to non-employees. SFAS No. 123 requires the use of option valuation models to measure the fair value of the options and warrants at the date of grant.

Note 2 - Significant transactions:

A.	Significant transactions:

On February 18, 2004, the Company shareholders approved issuance of 88,539,309 ordinary shares of the Company, par value NIS 0.01 each, to the shareholders of "Technocross Ltd." (formerly: "Technoprises Apros & Chay Ltd."), a development stage company incorporated on January 8, 2004, and other parties, which following their issuance will equal to 90% of the issued share capital of the Company. In accordance with the issuance of the shares, the Company purchased all of the issued and outstanding share capital of "Technocross Ltd.", which holds 100% of the issued and outstanding share capital of "TelemAtic-Cross Media Ltd." ("TCM"), a private Israeli company incorporated in July 2003, engaged in cross multi-media content management and delivery. 21,509,045 shares (a part of the 88,539,309 abovementioned shares) were issued to certain individuals and entities who have contributed technology to Technocross or have a significant role in bringing the agreement into realization. The issue of such shares was charged according to $0.09 per share based on private placements to outside investors at such price as follows:

Expense of $1,774 thousand relating to shares issued to individuals who brought the agreement into realization was charged to other expenses and an expense of $161 thousand relating to shares issued to individuals who contribute software computer technology was charged to purchased computer software since the technology did not reach technological feasibility.

According to the agreement, at the closing date, the Company will have no debts or liabilities of any kind, including but not limited to any liabilities to the tax authorities, employees, former employees or any other third party, nor any cash, cash equivalents or losses for tax purposes. The acquisition has been accounted for as a "reverse acquisition" (recapitalization of Technocross).

F-14

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Significant transactions (cont.):

B.	Significant transactions:

On December 17, 2003, TelemAtic-Cross Media Ltd. ("TCM") signed an agreement with Comverse Technology Inc. ("Comverse") to purchase the "TVGate" software Technology (in development) for $1,200 thousand in a transaction valued, for financial accounting purposes at $1,050 thousand.

In exchange for the TVGate software Technology (in development), TCM agreed to pay Comverse $750 thousand in cash as follows: $100 thousand on January 1, 2004 and the remaining $650 thousand will be paid quarterly in six installments commencing March 31, 2004 through June 30, 2005. The installments will bear no interest. The Company will also deliver 2,250,000 ordinary shares of the Company registered and listed for trading on the NASDAQ System. These shares had a market value of $450 thousand at the time of the agreement. Concurrently with the delivery of the stock certificates, TCM granted to Comverse a put option requiring TCM to purchase the Company's shares for an aggregate amount of $300 thousand. The put option is valid for a period of one year from the date it was actually delivered to Comverse.

Because the shares of the Company are thinly traded and the Company sold shares in a private offering to outside investors at $0.09 per share, TCM recorded the shares issued at $300 thousand taking into consideration the recent private placement and the value of the put option rather than the agreed market value of $450 thousand. The shares are recorded in the balance sheet as "redeemable shares" in accordance with EITF Topic D-98.

Since TVGate technology has not reached technological feasibility, and has no alternative future uses, the full amount of the acquisition was charged to purchased computer software at the time of the acquisition.

The "TVGate" Technology, when fully developed, will offer Cable TV and Direct Broadcasting Satellite operators an opportunity to expand the horizons of the television with a broad array of interactive enhanced services built around a concept whereby the TV is transformed into the TV Home Communication Center.

The TVGate platform is based on the concept of "one management, one provisioning, one user profile database", while complying with all "Telco grade" requirements. TVGate offers a selection of modular interactive messaging services, including: TV E-mail (T-mail), TV Fax (T-Fax), TV-SMS, TV-Chat, TV-Instant Messaging, TV-Telephony, TV-Voicemail and TV Picture/Video mail.

F-15

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Significant transactions (cont.):

C.	Significant transactions (cont.):

On March 3, 2004, the Company completed a private placement of shares and warrants for an aggregate amount of $750 thousand (as part of the 88,539,309 shares that were issued on February 18, 2004).

The Company issued 7,500,000 ordinary shares NIS 0.01 par value each and 7,500,000 warrants divided into three different types. (See also Note 7E1). As to liquidating damages - see Note 6C1.

D.
On April 21, 2004, the Company completed a private placement of an aggregate amount of $2,250 thousand of shares and warrants. The Company issued 22,500,000 ordinary shares NIS 0.01 par value each and 22,500,000 warrants divided into three different types (see also Note 7E2). The net amount raised after the deduction of issuance costs totaled $1,928 thousand.  As to liquidating damages - see Note 6C1.

E.
On August 24, 2004, the Company acquired 100% of the issued and outstanding share capital of Araneo Ltd. ("Araneo"), pursuant to a term sheet signed in April 2004.  According to the agreement the Company agreed to acquire 100% of the issued and outstanding share capital of Araneo, a manufacturer of IP-based television and Video On Demand (VOD) set-top boxes, using the Linux operating system. Araneo provides a high-performance user-friendly consumer IP TV box that enhances the television experience by transparently connecting TV to the Internet.

In consideration for all the outstanding shares of Araneo, the Company issued to the previous Araneo's shareholders ordinary shares of the Company with a market value of $2,000 thousand.
The number of ordinary shares issued was determined according to price per share of $0.25.

In addition, the Company has issued to the finders of the agreement 3% of the total number of shares issuable to Araneo’s shareholders as a commission fee.

Since the shares of the Company are thinly traded, the Company expects to value the transaction based on the price of shares recently sold in a private offering to outside investors at $0.09 per share. The Company expects the investment in Araneo to be recorded for accounting purposes at approximately $720 thousand. The Company will charge the excess of cost over the carrying amount of the acquired assets to the purchased computer software since Araneo’s technology did not reach technological feasibility and has no alternative future uses.

F-16

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Significant transactions (cont.):

F.
On May 28, 2004 the Company entered in to an agreement to purchase a license and to receive research and development services from Lucent Technologies Inc. ("Lucent") for developing the DOCSIS 1.0 & DOCSIS 1.1, CMTS, HMG and CMR technologies. The Company is obliged to pay Lucent an aggregate amount equal to $1,890 thousand. As of August 2004, $500 thousand was already paid, and the remaining $1,390 thousand will be paid based on completion of certain "Milestones". In addition, the Company will pay royalties to Lucent, based on each licensed product which is sold, leased or put into use by the Company or any of its subsidiaries.

Since the purchased software technology did not reach technological feasibility, as of August 2004, an amount of $500 thousand will be expensed as purchased computer software.
The remaining amount will be charged in accordance with the future completion of certain "milestones" explicit in the agreement.

	–	2% of the fair market value of each product based on such patents which are sold, leased or put into use by use or any of the affiliates.

	–	20% of the fair market value of products sold that are based on DOCSIS 1.0 technology, up to a total amount of royalties of $920 thousand and thereafter 5% of the fair market value of such products

	–	For products based on DOCSIS 1.1 technology, a royalty based on fair market value of units shipped as follows: 3% for the first 1,000 units, 2% for the next 1,000 units and 1% for any additional unit.

	–	The Company agreed to pay Lucent minimum royalties in connection with the DOCSIS licenses of $5 thousand on October 1, 2005 and $5 thousand on October 1, 2006.

As of August 30, 2004, the Company did not receive all the necessary deliverables from Lucent that will allow to complete the production of the DOCSIS 1.0 CMTS. As a result, the Company has stopped all payments to Lucent under the agreement. On August 31, 2004, the Company sent Lucent a letter notifying of its breach and demanding that they cure such breach by September 8, 2004. On September 2, 2004, the Company received a letter from Lucent notifying that there is a breach of the agreement and that if such breach is not cured within 10 days, Lucent will terminate the agreement. The Company is currently discussing a solution with Lucent.

F-17

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Significant transactions (cont.):

G.
On May 20, 2004, the Company signed an agreement with a bank to acquire the outstanding debt of approximately $4,000 thousand in Coresma Ltd. ("Coresma"), in a combination of equity and cash. Pursuant to the agreement, the Company has acquired the debt (including charges and floating charges on goodwill, equipment and all assets that secure the debt), in consideration for a purchase price of $1,400 thousand as follows:

	1)	$1,300 thousand payable in the Company’s ordinary shares with a per share price on a forward 30-days moving average of the market price after the closing.

2)
Issuance of warrants with an aggregate exercise price of $500 thousand. The number of shares will be determined according to the price of the share on a forward 30-days moving average of the market price after the closing , but not less than $0.10 and not more than $0.30 per share.

	3)	$100 thousand payable in cash in four equal monthly payments commencing on November 20, 2004.

On July 27, 2004 the Company issued to the bank 5,200,000 ordinary shares according to the agreement. As of August 2004 the warrants have not yet been issued.

For accounting purposes, the shares issuance will be recorded in the amount of approximately $468 thousand, based on the price of shares recently sold in a private offering to outside investors at $0.09 per share.

The issuance of the warrants will not be recorded due to its minimal fair value on the grant day according to Black & Scholes Option Pricing Model.

On May 25, 2004, the Company filed with the District Court in Tel-Aviv, Israel, an urgent request to enforce its rights under the bond it acquired from the bank and to appoint a receiver for Coresma. Coresma is now under the administration of a receiver.

H.
On July 23, 2004, the Company raised $900 thousand through the issuance of one-year senior convertible note to a group of investors led by Duncan Capital LLC.  The issuance costs relating to the note totaled $103 thousand.  The note bears interest of 5% per annum and is paid quarterly in cash or in the Company ordinary share commencing September 30, 2004. The holders can convert the note into ordinary shares at a price of $0.10 per share. The note is secured by a first lien on substantially all the Company’s assets.

F-18

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Significant transactions (cont.):

H.	(cont.):

The note is redeemable at the option of the Company in part or in whole at a redemption price equal to 120% of the face value of the note. In addition, the Company will issue to the investors a warrant with an exercise price of $0.27 to purchase a number of ordinary shares equal to 75% of the ordinary shares into which the note will be convertible. The holders can exercise the warrant into the Company shares until June 30, 2009 subjected to the condition of the note. As of August 2004 the warrants have not yet been issued. In connection with the transaction the Company will pay the placement agent a commission of 10% of the aggregate cash proceeds in cash and warrants to purchase 10% of the ordinary shares issued in the transaction (assuming conversion of the note and warrant).  As to liquidating damages - see Not e 6C1.

On August 19, 2004 one of the investors converted his part of the note into 2,011,420 ordinary shares of the Company.

The Company will account for this transaction in accordance with APB No. 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants", EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Rations", and EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments" ("EITF 00-27"), the proceeds of the convertible note issued with detachable warrants are to be allocated, based on the relative fair values of the note at time of issuance.

No amounts will be allocated to the warrants at the time of the transaction, based on the minimal fair value of the warrant at the commitment date. The fair value of the warrants was calculated using the Black & Scholes Option Pricing Model with the following assumptions: risk free interest rate of 3.5%, dividend yields of 0%, volatility factors of the expected market price of the Company's common shares of 7.45% and contractual life of the warrant of 5 years. The fair value of the share taken into account in the Black & Scholes Option Pricing Model is the market price of the share.  The warrants will be remeasured each reporting date and changes in the fair value of the warrants will be recorded as a liability against financial expenses (income) in accordance with EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled In a Company’s Own Stock", and SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity".

F-19

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Significant transactions (cont.):

H.	(cont.):

The Company will record a beneficial conversion feature of $900 thousand at the grant date in accordance with EITF 98-5 since the effective conversion price of the note is lower than the market price of the common shares on the commitment date.

I.
 On June 22, 2004 the Company signed an agreement to issue 7,000,000 ordinary shares to several consultants in exchange for their services. The consultants will advise the Company with respect of the Company's investor relations activities. The Company agreed to file a registration statement within 90 days from the closing in order to register the shares.

The 7,000,000, shares were issued on July 27, 2004 and the share issuance will be recorded according to market price of the share on the issuance date in accordance with EITF 96-18.  "Accounting for Equity Instruments that Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".

J.
 On April 27, 2004 the Company established Technoprises U.S.A. Inc., a wholly owned subsidiary, which is incorporated in the United States. Technoprises U.S.A. will concentrate the Company's activity in the U.S. market. As of August 2004, Technoprises U.S.A. had no operation.

K.
On May 11, 2004, the Company signed a term sheet with Econor for the purchase of up to $5,000 thousand worth ordinary shares from time to time over the course of 24 months after the Form F-1 registration will be declared effective . The Company is entitled to request an equity investment by Econor during the 24 month period, pursuant to which the Company will issue ordinary shares to Econor with an aggregate purchase price equal to the equity investment, subject to the market price and associated fees. Such issuance shall be subject to certain restrictions.

 The market price shall be the lowest daily volume weighted average price of the ordinary shares during the five consecutive trading days beginning on the first trading day after the request. The purchase price shall be 98% of the market price. Econor or its assignees shall receive 5% of the gross proceeds of every issuance. Upon the closing of the transaction, the Company shall issue Econor $250 thousand worth of ordinary shares.

F-20

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Significant transactions (cont.):

L.
On June 9, 2004, the Company signed with Direct Capital Investment Ltd. ("DCI") a binding term sheet subjected to the approval of both DCI’s shareholder and the Board of Directors. Under the term sheet the Company is entitled to request an equity investment up to $2,000 thousand by DCI until November 30, 2004. Such issuance shall be subjected to certain restrictions. The Company will also issue 3 separate warrants accessible for 5 years for every one share to be issued. Each warrant will give DCI the right to receive one share. Such warrants shall have to the following exercise prices, warrant A $0.2, warrant B $0.25, warrant C $0.5.

On June 30, 2004 the Company signed with DCI another binding term sheet subjected to the approval of DCI’s shareholders and Board of Directors and also to the effectiveness of the Form F-1 registration statement. Under the term sheet the Company is entitled to request an investment until November 30, 2004, up to a total aggregate amount of $1,100 thousand.  The note can be converted into the Company's share at a conversion price of $0.1 per share. The note will bear interest of 5% per annum. In addition, the Company will issue to DCI a warrant to purchase a number of ordinary shares equal to 75% of the ordinary shares into which the note will be convertible. The warrant will have an exercise price equal to the market price on the closing date, but not less than $0.1.

Note 3 - Fixed Assets:

Composition of assets, grouped by major classifications:

March 31,
2004
(in thousands)
Cost:
Computers and computer equipments	$19
Office furniture and equipment	4
$23
Accumulated Depreciation:
Computers and computer equipments	$—
Office furniture and equipment	—
$—

F-21

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 - Accounts Payable:

Composition:

The following table represents the payments in respect of the TVGate software technology (see Note 2B) and Directors and Officers insurance (see Note 6B2). All the amounts are unlinked and bear no interest.

March 31,
2004
(in thousands)

Fiscal 2004	$470
Fiscal 2005	130
Fiscal 2006	30
Fiscal 2007	30
Thereafter	60
720

Less unamortized discount based on imputed interest rate of 10%	(49)
Less current portion of long-term liabilities	(470)
$201

Note 5 - Redeemable Shares:

Represent 2,250,000 puttable shares issued to Comverse (see Note 2B).

F-22

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 - Commitments and Contingencies:

A.	Put Options:

1)
Pursuant to the purchase agreement described in Note 2A, some of the Company’s shareholders (the "shareholders") granted to the former shareholders of the BVR (the "rightholders") a put option, to sell their Company shares to the shareholders at a price of $0.04 per Company share, NIS 0.01 par value each. The put option will be exercisable in the event that during the twelve (12) month period commencing six (6) months following the closing date, the average market value of the Company will be not less than $6,500 thousand for a period of sixty (60) calendar days (the "Triggering Event"). Immediately following the occurrence of a Triggering Event, the shareholders will provide a notice of offer to the rightholders providing them with not less than thirty (30) days to exercise the put option from the date such offer is effective under any registration requirements, at the put option price.

Without derogating from any other right or remedy of the Company and the shareholders, in the event the Board of Directors of the Company determines in good faith that there was a material breach of any representations or warranties of the Company, which caused the shareholders direct losses in excess of $100 thousand, and such breach is not cured within 30 days of the breach notice from the shareholders to the rightholders, following the good faith determination by the Company Board of Directors, the rightholders will automatically lose their rights to the put option.

	2)	As to the put option granted by TCM - see Note 2B.

B.	Contingent Liabilities:

1)
On March 21, 2004 a financial claim of $291 thousand was filed by Castlenet Technology Inc. in the Magistrate’s Court of Tel-Aviv, against Coresma, the Company, and previous officers and directors of the Company and Coresma. Castlenet claims that Coresma owes Castlenet $291 thousand for products that it provided to Coresma and for which Castlenet claims that Coresma has not paid. Castlenet claims that the court should "pierce the corporate veil" of Coresma and thus hold the Company, as a major shareholder of Coresma, responsible for the claimed amount.

According to the legal counsel of the Company, the risk associated with such claim is minimal and therefore no provision has been recorded for this claim.

F-23

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 - Commitments and Contingencies (cont.):

B.	Contingent Liabilities (cont.):

2)
On June 9, 2004 the Company received a letter from counsel to certain directors of BVR, prior to the transaction between BVR and Technocross, claiming breach of the Company’s obligation to provide Directors and Officers insurance to such directors as set forth in Stock Purchase agreement between BVR and Technocross. As of August 2004, the Company is seeking a resolution to the issue. The Company estimates that it will have to pay $180 thousand in several installments over the next 6 years in respect of the claim, and therefore an allowance was recorded in the appropriate amount.

C.	Commitments:

1)
The Company has granted certain investors as part of the March private placement, rights to register their ordinary shares within a specified time period. The Company has an obligation to file a Form F-1 registration statement with the Securities and Exchange Commission for the shares, no later than April 2, 2004. The Company did not file the required registration statement by such date and therefore, pursuant to the subscription agreement with the selling shareholders, the Company is obligated to pay them liquidating damages for each thirty days of delay or part thereof equal to 2% of the greater of the market value of their shares or the purchase price they paid for such shares and their warrants.

The Company has an additional obligation relating to the April private placement, to file a Form F-1 registration for another group of investors no later than May 19, 2004. The Company did not file the required registration statement by such date and therefore, pursuant to the registration rights agreement with these shareholders, the Company is obligated to pay them liquidating damages equal to 2% of the purchase price they paid, for each thirty days of delay or part thereof.

The Company has an obligation to register shares issuable to the bank (see Note 2G) pursuant to an agreement dated May 20, 2004 no later than September 17, 2004.

As a result of the failure to timely register the shares, in respect of the March and April private placements, the Company is obligated to pay liquidated damages of approximately $300 thousand as of August 30, 2004. The Company is currently negotiating with such shareholders to pay the penalties in shares instead of cash payments.

In addition to the foregoing, the Company is under an obligation to register the shares it issued to Comverse Technologies Inc. in connection with the acquisition of the TVGate technology. To date, the Company has not registered these shares.

Under the agreement with Araneo, the company will be required to file a registration statement under which it will be required to register the shares issued to the shareholders of Araneo within 30 days from the date in which the Form F-1 statement is declared effective.

F-24

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 - Commitments and Contingencies (cont.):

C.	Commitments (cont.):

	1)	(cont.)

In connection with the issuance of the convertible note, the Company is required to register the shares underlying the note and the warrant within 45 days of the closing. If the Company will fail to do so, it will have to pay liquidation damages to the holders of approximately 1% of the face of the note for every 30 days of delay.

2)
On February 18, 2004, Technocross signed an agreement with Unicorp Ltd. ("Unicorp") which is the sole owner of the Watchow Portal (www.watchow.com) and of Cat4view Ltd. ("Cat4view") which provides maintenance and operation services for the portal.

According to the agreement, Unicorp granted to Technocross the sole and exclusive, irrevocable and perpetual worldwide license to use the Watchow portal in any manner.

In consideration for the license, Technocross shall pay to Unicorp and Cat4view royalties of 5% of the gross revenues generated from use of the Watchow portal, up to maximum of $2,500 thousand. Notwithstanding the abovementioned, at any time prior to August 18, 2004, Unicorp and Cat4view may elect to replace the royalties payments with the issuance of TCM common shares, so that following the issuance, Unicorp and Cat4view will hold 20% of the outstanding share capital of TCM.

On July 25, 2004, Unicorp and Cat4view exercised their right under the license and as a result Unicorp and Cat4view will own 17% and 3% of the share capital of TCM, respectively, while the Company will own 80%.
After Unicorp and Cat4view exercised their right, the Company’s Board of Directors and Audit Committee approved that instead of the TCM shares, Unicorp and Cat4view will be issued ordinary shares of the Company, having the same value as the TCM shares at the date of issuance. The actual number of ordinary shares, which will be issued to Unicorp and Cat4view will be determined based on a value assessment of TCM and Technoprises.

Unicorp is controlled by the Chairmen of the Board of Directors and the CEO of the Company. Cat4view is under the control of one of the shareholders of the Company.

3)
On June 27, 2004, the Board of Directors resolved to grant Apros & Chay M.B. and TCM founders a right to participate in the investment round of the Subscription Agreement, dated April 21, 2004 and to purchase, at a price of $0.10 per share, up to such number of shares which will enable them to maintain their respective shareholdings in the Company, as of prior to the closing of such investment round on terms similar to such agreement. This participation right is subject to the approval of the Audit Committee and the approval of our shareholders. The Audit Committee approved such participation right on June 20, 2004. The approval of the shareholders is yet to be obtained.

On June 27, 2004 the Board of Directors resolved to grant Apros & Chay M.B. and TCM founders a right to participate in the investment round of the Term Sheet, dated June 9, 2004 and to purchase, within a period of six months following the closing of the definitive agreement, a convertible note under terms identical to the terms of the term sheet up to such amount, which will enable such shareholders to maintain their respective shareholdings in the Company as of prior to the closing of such investment. This participation right is subject to the approval of the shareholders, which is yet to be obtained.

D.	Leases:

The facilities of the Company are leased under a non-cancelable operating lease from March 31, 2004 to March 31, 2005.

Future minimum commitments for the period are $101 thousand.

F-25

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 - Commitments and Contingencies (cont.):

E.	Liens:

The Company granted to the holders of the convertible note (see Note 2H) a first lien on substantially all the Company’s assets including all the Company tangible and intangible properties, patent applications, trademark and service mark rights, licenses and all the shares of common stock or any other equity securities held by TCM, EVR and Technocross.

Note 7 - Shareholders' Deficiency:

A.
On February 18, 2004, the Company’s authorized additional share capital of NIS 1,700,000, divided into 170,000,000 ordinary shares, NIS 0.01 par value each, such that the Company’s authorized share capital would be NIS 2,000,000, divided into 200,000,000 Ordinary Shares, NIS 0.01 par value each.

On May 31, 2004, the Company approved the following changes in the share capital: conversion of shares from NIS 0.01 par value each into non par value shares; increase of the authorized share capital by an additional 300,000,000 ordinary shares. Consequently, as of May 31, 2004, the authorized share capital is comprised of 500,000,000 non par value ordinary shares.

B.	On February 18, 2004, the Company’s shareholders approved issuance of 88,539,309 ordinary shares, NIS 0.01 par value each (see also Note 2A - recapitalization of the Company).

C.	On March 3, 2004, the Company issued 7,500,000 ordinary shares NIS 0.01 par value each (as part of the 88,539,309, ordinary shares that were issued on February 18, 2004) (see also Note 7E1).

D.	Stock option plan:

The Company adopted an Employee Share Option Plan ("ESOP-1998"). The options have an average vesting period of approximately 2 years and expire 5 years subsequent to the date of grant. Each option is exercisable into one ordinary share of the Company, at an exercise price of not less than the fair market value of the ordinary shares on the grant date. Any options cancelled or forfeited before expiration are available for future grants.

F-26

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Shareholders' Deficiency (cont.):

D.	Stock option plan (cont.):

A summary of the Company's stock option activity, and related information for the period from inception (January 8, 2004) to March 31, 2004 is as follows:

	Period from inception (January 8, 2004) to March 31, 2004
		Weighted
	Number	average
	of	exercise
	options	price
		$
Options:
Outstanding at the beginning of the period	950,000	5.25
Granted	—	—
Exercised	—	—
Forfeited	(880,000)	5.32
Outstanding at the end of the period	70,000	4.27

Exercisable at March 31,	70,000	4.27

The options outstanding as of March 31, 2004, have been separated into exercise price categories as follows:

	Number	Weighted average of	Number	Weighted
	outstanding at	remaining	exercisable at	Average
Exercise	March 31,	contractual	March 31,	Exercise
price	2004	life (years)	2004	Price
$				$

8.25	25,000	1.75	25,000	8.25
2.06	45,000	1.9	45,000	2.06
	70,000	1.83	70,000

F-27

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Shareholders' Deficiency (cont.):

E.	Warrants:

1)
On March 3, 2004 as part of a private placement, the Company issued 7,500,000 warrants divided into three different types, Class A, Class B and Class C purchase warrants for each ordinary share purchased. Each warrant is exercisable to purchase one ordinary share. The per share warrant exercise price is $0.35 per A warrant; $0.15 per B warrant; and $0.50 per C warrant. The A warrants and C warrants are exercisable from and after the issue date and for thirty-six (36) months thereafter. The C warrant may be exercised by a holder of a C warrant only for the same number of warrant shares as such holder exercised for a B warrant. The B warrants will be exercisable commencing on the actual date that a registration statement registering the warrant shares is declared effective, and for the first sixty (60) days of effectiveness of such registration statement.

The Company agreed not to issue shares for a price per share below $0.10 until 180 days after the effective date of the registration statement covering such shares. Any breach of the foregoing provision will result in the issuance of additional shares and warrants to the investors.

2)
On April 21, 2004, as a part of a private placement, the Company issued 22,500,000 warrants divided into three different types, Class A, B and C purchase warrants, each of which is exercisable to purchase the equivalent number of common shares purchased by that investor in the private placement. The per share warrant exercise prices are: $0.2 for the A warrant; $0.35 for the B warrant and $0.5 for the C warrant.

All warrants are first exercisable on the earlier of 65 days after the closing of the private placement transaction or the actual date that a registration statement registering the investors' shares has been declared effective. The A warrants will be exercisable until approximately eight (8) months after that the effective date of the registration statement. Each of the B warrants and C warrants are exercisable until a date approximately thirty-six (36) months after the closing of the private placement. All warrants are subject to certain limitations on their exercise. In addition, a C warrant may be exercised only to the same proportion as the holder has actually exercised an A warrant. The Company has agreed to file a registration statement to register the shares (including the warrant) for resale by the investors.

F-28

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Shareholders' Deficiency (cont.):

E.	Warrants (cont.):

	2)	(cont.):

The Company agreed not to issue shares for a price per share below $0.10 until 180 days after the effective date of the registration statement covering such shares. Any breach of the foregoing provision will result in the issuance of additional shares and warrants to the investors.

3)
Regarding the abovementioned private placements in March and April 2004, during the period these warrants are outstanding, if the Company shall issue any ordinary shares, debt instrument, warrant, right or option, except for the excepted issuances (as defined in the subscription agreement), prior to the complete exercise of these warrants for a consideration less than the exercise price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the exercise price shall be reduced to such other lower issue price.

As a result of subsequent transactions, the exercise price of all warrant issued to the investors in the March private placement were reduced to $0.1.

Note 8 - Taxes on Income:

A.	Measurement of taxable income under the Income Tax (Inflationary Adjustments) Law, 1985:

Under this law, taxable income is measured in real terms, in accordance with the changes in the Israeli CPI or in the exchange rate of the U.S. dollar, for a "foreign investment company". The Company and its Israeli subsidiaries elected to measure their results on the basis of the changes in the Israeli CPI.

F-29

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 - Taxes on Income (cont.):

B.	A reconciliation between the theoretical tax expenses, assuming all income is taxable at the statutory of 35% rate applicable in Israel and the actual tax expenses, is as follows:

Period from inception (January 8, 2004) to March 31, 2004
(in thousands)

Loss before taxes on income	$(3,392)

Theoretical tax benefits according to 35% tax rate	(1,187)
Carryforward losses and other temporary differences for which the Company provided an allowance against deferred taxes	1,017
Changes in tax rates in the following years (see also Note 8E)	170
Taxes on income in statements of operations *	$—

* All income taxes are domestic

C.	Income tax assessments:

According to a tax ruling in January 2004, the Company is no longer entitled to utilize tax losses carry forward for years ending on or before December 31, 2003.

EVR received final tax assessments up to and including the tax year 1999. There are no carryforward operating losses.

Technocross and TCM have not received final tax assessments since inception.

D.	Tax reform:

On January 1, 2003, a comprehensive tax reform took effect in Israel. Pursuant to the reform, resident companies are subject to Israeli tax on income accrued or derived in Israel or abroad. In addition, the concept of "controlled foreign corporation" was introduced, according to which an Israeli company may become subject to Israeli taxes on certain income of a non-Israeli subsidiary if the subsidiary's primary source of income is passive income (such as interest, dividends, royalties, rental income or capital gains). The tax reform also substantially changed the system of taxation of capital gains. The Company’s management cannot estimate at present whether the reform will have an effect on the Company’s future results of operations.

F-30

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 - Taxes on Income (cont.):

E.	Changes in tax rates:

On June 29, 2004 the law for Amendment of the income tax ordinance (Amendment No. 140), 5764-2004 became effective. Following the effectiveness of this amendment, the income tax applicable to Israeli companies will be gradually reduced from 35% in 2004 to 30% in 2007 and going forward.

F.	Treatment of deferred income taxes:

A valuation allowance has been recorded against deferred tax assets as follows:

Period from inception (January 8, 2004) to March 31, 2004
(in thousands)

Net operating losses carryforward and other temporary differences	$1,017
Valuation allowance	(1,017)
$—

The Company applies the provisions of SFAS 109 "Accounting for Income Taxes" of the FASB. The Company has not created deferred tax asset due to the uncertainty as to whether it will have the required taxable income in the near term to be able to utilize such deferred taxes.

Note 9 - Supplementary Financial Statement Information:

A.	Balance sheet:

1.	Accounts receivable and other:

March 31,
2004
(in thousands)

Government departments	$18
Lease deposits	16
Prepayment to Lucent (see Note 2F)	120

$154

F-31

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 - Supplementary Financial Statement Information (cont.):

A.	Balance sheet (cont.):

2.	Other accounts payable:

March 31,
2004
(in thousands)

Government departments	$107
Employees and wage-related liabilities	36
Current portion of liability in respect of Directors and Officers insurance (see Note 6B2)	30
Current portion of long-term liability in respect of the purchase of the TVGate software technology (see Note 2B)	440

$613

B.	Statement of operations:

1.	Purchased computer software:

Period from Inception (January 8, 2004) to March 31, 2004
(in thousands)

Expense in respect of the purchase of the TVGate software Technology (see Note 2B)	$1,050
Expense in respect of issuance of shares to individuals who contribute technology to Technocross (see Note 2A)	161
$1,211

2.	Financial expenses, net:

Period from Inception (January 8, 2004) to March 31, 2004
(in thousands)

Bank charges and interest	$2
Functional currency translation adjustment	(2)
$—

F-32

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 - Supplementary Financial Statement Information (cont.):

B.	Statement of operations (cont.):

3.	Other expenses:

Period from Inception (January 8, 2004) to March 31, 2004
(in thousands)

Expense in respect of issuance of shares to individuals who contributed in bringing the acquisition into realization (see Note 2A)	$1,774
Expense in respect of Directors and Officers insurance	131
Other	120
$2,025

F-33

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 - Supplementary Financial Statement Information (cont.):

C.	Earnings (loss) per share:

The following table sets forth the computation of basic and diluted net earnings (loss) per share.

Period from Inception (January 8, 2004) to March 31, 2004
(in thousands)
a. Numerator:
Net loss to holders of Ordinary shares	$(3,392)

Numerator for basic and diluted net loss per share - loss available to holders of Ordinary shares	(3,392)

b. Denominator:
Denominator for basic net loss per share - weighted average of shares	93,315

Effect of dilutive securities:
Warrants of ordinary shares	* —
Employee stock options	* —

Dilutive potential Ordinary shares	—

Denominator for diluted net loss per share - weighted average shares and assumed exercise of options	93,315

Basic and diluted net loss per share	$(0.04)

* Anti-dilutive.

Note 10 - Transactions with Related Parties:

As the agreement with Unicorp and Cat4view - see Note 6C2.

F-34

TECHNOPRISES LTD.
(Formerly: "B.V.R. TECHNOLOGIES LTD.")
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 - Subsequent Events:

A.     As to the private placement of shares and warrants in April 2004 - see Notes 2D.

B.     As to the purchase of Araneo - see Note 2E.

C.     As to the purchase of the CMTS, HMG and CMR technologies from Lucent - see Note 2F.

D.     As to the agreement with a bank regarding Coresma’s debt - see Note 2G.

E.     As to the issuance of a convertible note in July 2004 - see Note 2H.

F.     As to the shares issued to several consultants - see Note 2I.

G.     As to the establishment of Technoprises U.S.A. Inc. - see Note 2J.

H.     As to the term sheet signed with Econor - See Note 2K.

I.     As to the term sheet signed with DCI - See Note 2L.

F-35

TECHNOPRISES LTD.
(Formerly: “B.V.R. TECHNOLOGIES LTD.”)
(A Development Stage Company)
(An Israeli Corporation)
UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS AS OF
MARCH 31, 2004

F-36

TECHNOPRISES LTD.
(Formerly: “B.V.R. TECHNOLOGIES LTD.”)
(A Development Stage Company)
(An Israeli Corporation)
UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS AS OF
MARCH 31, 2004

The amounts are stated in U.S. dollars ($)

______________________
________________
___________

F-37

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION:

The following unaudited pro forma condensed statements of operations have been prepared to demonstrate the acquisition of Araneo Ltd (“Araneo”) as if the acquisition was consummated on January 1, 2003. The unaudited pro forma condensed balance sheet has been prepared to demonstrate the following transactions as if they had occurred on March 31, 2004:

1.	The private placement of shares and warrants on April 21, 2004.
2.	The acquisition of Araneo as defined by the agreement dated August 24, 2004.
3.	The purchase of license and the receiving of software and development services for the CMTS, CMR and HMG technologies from Lucent Technologies Inc. (“Lucent”) on May 28, 2004.
4.	The purchase of Coresma's Ltd. (“Coresma”) debt from the bank, on May 20, 2004.
5.	The changes in the Company share capital on May 31, 2004.
6.	The issuance of one-year convertible note on July 23, 2004.
7.	The issuance of ordinary shares on July 27, 2004.

The pro forma combined financial information is based on the following:

1.	The audited financial statements of Technoprises as of March 31, 2004 and for the period from inception (January 8, 2004) to March 31, 2004.
2.	The audited statement of operations of Araneo for the year ended December 31, 2003.
3.	The unaudited financial statements of Araneo as of March 31, 2004 and for the three months then ended.
4.	Pro forma adjustments as described in the accompanying notes.

Related pro forma adjustments are described in the accompanying notes. The unaudited pro forma condensed combined financial information is based upon available information, which has been used solely for the purposes of developing such unaudited pro forma financial information. The unaudited pro forma condensed financial information does not purport to represent what the results of operations or financial condition would have been had the events occurred as of the pro forma dates specified above, or to project the results of operations or financial condition for any future period or date.

The unaudited pro forma condensed financial information should be read in conjunction with the historical financial statements and notes and Management's Discussion and Analysis of Financial Condition and Results of Operation included elsewhere in this F-1.

The accompanying notes are an integral part of the pro forma unaudited consolidated financial statements.

F-38

TECHNOPRISES LTD.
(Formerly: “B.V.R. TECHNOLOGIES LTD.”)
(A Development Stage Company)
(An Israeli Corporation)
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	March 31, 2004

	Technoprises Ltd.	Araneo Ltd.	Pro forma Adjustment *		Pro forma Combined

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$271	$33	$1,928	(A)	**$ 2,649
			(380	) (C)
			797	(F)
Accounts receivable and other	154	13	(120	) (C)	47
Inventory	-	82	-		82

Total current assets	425	128	2,225		2,778

FIXED ASSETS, NET	23	21	-		44

OTHER ASSETS	-	5	103	(F)	108

Total assets	$448	$154	$2,328		$2,930

*         See Note 2.
**      The amount is not intended to reflect the cash and cash equivalents for the combined companies as of August 2004.

F-39

TECHNOPRISES LTD.
(Formerly: “B.V.R. TECHNOLOGIES LTD.”)
(A Development Stage Company)
(An Israeli Corporation)
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	March 31, 2004

	Technoprises Ltd.	Araneo Ltd.	Pro forma Adjustment *		Pro forma Combined

	(in thousands)

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Accounts payables and accruals	$57	$14	$-		$71
Other accounts payable	613	28	100	(D)	741

Total current liabilities	670	42	100		812

LONG-TERM LIABILITIES
Other account payable	201	-	-		201
Accrued severance pay	-	8	-		8
Shareholder’s loan	-	159	-		159
Convertible note	-	-	900	(F)	900

Total long term liabilities	201	167	900		1,268

	871	209	1,000		2,080

REDEEMABLE SHARES	300	-	-		300

SHAREHOLDERS’ EQUITY (DEFICIENCY):
Share capital	218	-	(218)		-
			(A, E)
Additional paid-in capital	2,451	997	4,917		8,365
			(A,B,D,E,F,G)
Other capital surplus	-	95	(95)		-
Deficit accumulated during the development stage	(3,392)	(1,147)	(3,276)		(7,815)
			(B,C,D,F,G)

Total shareholders equity (deficiency)	(723)	(55)	1,328		550

Total liabilities and shareholders’ equity (deficiency)	$448	$154	$2,328		$2,930

*   See Note 2.

The accompanying notes are an integral part of the pro forma unaudited consolidated financial statements.

F-40

TECHNOPRISES LTD.
(Formerly: “B.V.R. TECHNOLOGIES LTD.”)
(A Development Stage Company)
(An Israeli Corporation)
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Technoprises Ltd.	Araneo Ltd.		Pro forma Combined

	period from inception (January 8, 2004) to March 31,	for the three months, ended March 31,	Pro forma adjustment*	for the three months, ended March 31,

	2004

	(in thousands, except per share amount)

Software development costs	$44	$28	$-	$72
Purchased computer software	1,211	-	-	1,211
General and administrative expenses	112	55	-	167

Operating loss	(1,367)	(83)	-	(1,450)
Financial income	-	4		4
Other expenses	2,025	-		(2,025)

Loss before taxes on income	(3,392)	(79)	-	(3,471)
Tax on income	-	-	-	-

Net loss	$(3,392)	$(79)	$-	$(3,471)

Basic and diluted net loss per share	$(0.04)			$(0.03)

Weighted average number of shares outstanding (in thousand)	93,315			**101,555

*	See Note 2.

**	See Note 3.

The accompanying notes are an integral part of the pro forma unaudited consolidated financial statements.

F-41

TECHNOPRISES LTD.
(Formerly: “B.V.R. TECHNOLOGIES LTD.”)
(A Development Stage Company)
(An Israeli Corporation)
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Year ended December 31, 2003

	Technoprises Ltd.	Araneo Ltd.	Pro forma Adjustment *		Pro forma Combined

	(in thousands, except per share amount)

Software development costs	$-	$144	$-		$144
Purchased computer software	-	-	775	(B)	775
General and administrative expenses	-	122	-		122

Operating loss	-	(266)	(775)		(1,041)
Financial expenses	-	12	-		12

Loss before taxes on income	-	(278)	(775)		(1,053)
Taxes on income	-	-	-		-

Net loss	$-	$(278)	$(775)		$ (1,053)

Basic and diluted net loss per share	-				$(0.01)

Weighted average number of shares outstanding (in thousands)	-				**75,358

*	See Note 2.

**	See Note 3.

The accompanying notes are an integral part of the pro forma unaudited consolidated financial statements.

F-42

TECHNOPRISES LTD.
(Formerly: “B.V.R. TECHNOLOGIES LTD.”)
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION:

A.	Effective as of April 21, 2004, the Company issued 22,500,000 ordinary shares nominal value NIS 0.01 each to a group of institutional investors.

In addition, the Company issued to the investors Class A, B and C warrants, each of which is exercisable to purchase an equivalent number of shares of common stock as were purchased by that investor in the private placement.

The proceeds of $1,928 thousand was recorded in the pro forma net of issuance costs.

B.
On August 24, 2004, the Company acquired 100% of the issued and outstanding share capital of Araneo, which is a manufacturer of IP-based television and Video On Demand (VOD) set-top boxes, using the Linux operating system.

In consideration for all the outstanding shares of Araneo, the Company issued, to the previous Araneo shareholders, a total number of the Company ordinary shares with a market value of $2,000 thousand. The number of ordinary shares issued were determined according to price per share of $0.25.

In addition, the Company issued to the finders of the agreement 3% of the total number of shares issuable to Araneo's sharesholders as a commission fee.

Since the shares of the Company are thinly traded, the Company expects to value the transaction based on the price of shares recently sold in a private offering to outside investors at $0.09 per share. The Company expects that the investment in Araneo will be recorded for accounting purposes at approximately $720 thousand.

The Company accounted for the purchase consideration in accordance with SFAS No. 141 "Business Combinations". A total amount of $775 thousand was assigned in the pro forma statement of operations to purchased computer software, since Araneo's technology did not reach technological feasibility and has no alternative uses.

The total purchase price is allocated to Araneo's net tangible and intangible assets as of March 31, 2004. The purchase price allocation is as follows (in thousands):

Current assets	$128
Current liabilities	(42)
Fixed assets	21
Purchased computer software (expensed in the statement of operations)	775
Other assets	5
Long-term liabilities	(167)

Net asset acquired	$720

C.
On May 28, 2004 the Company entered into an agreement to purchase a license to receive research and development services for the CMTS, HMG and CMR technologies from Lucent Technologies. Prior to March 31, 2004 the Company made an advance payment to Lucent of $120 thousand and another $380 thousand were paid through August 31, 2004. The remaining amount will be paid based on completion of certain "milestones". In this pro forma balance sheet these $500 thousand were expensed against accumulated deficit.

F-43

TECHNOPRISES LTD.
(Formerly: “B.V.R. TECHNOLOGIES LTD.”)
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION (cont.):

D.
On May 20, 2004, the Company signed an agreement with a bank to purchase the outstanding debt of approximately $4,000 thousand of Coresma, in consideration for a combination of equity and cash. Pursuant to the agreement, the Company has acquired the debt (including charges and floating charges on goodwill, equipment and all assets that secure the debt), in consideration for a purchase price of $1,400 thousand to the bank as follows:

1)	$1,300 payable in the Company ordinary shares with a price per share on a forward 30 days moving average of the market price after the closing.

2)
Issuance of warrants with an aggregate exercise price of $500 thousand. The number of shares will be determined according to the price of the share on a forward 30 days moving average, but not less than $0.10 and not more than $0.30 per share.

3)	$100 thousand payable in cash in four equal monthly payments commencing on November 20, 2004.

On July 27, 2004 the Company issued to the bank 5,200,000 ordinary shares according to the agreement. As of August 2004, the warrants have not been issued. For accounting purposes, the shares issuance was recorded in the amount of approximately $468 thousand, based on the price of shares recently sold in a private offering to outside investors at $0.09 per share.

In the pro forma balance sheet a total amount of $568 thousand was recorded against accumulated deficit to reflect the share issuance and also the future payments of $100 thousand.

The issuance of the warrants was not recorded as its minimal fair value on the grant date according to Black & Scholes Option Pricing Model.

E.
On May 31, 2004, the Company approved the following changes in the share capital: conversion of shares from NIS 0.01 par value each into non par value shares; increase of the authorized share capital by an additional 300,000,000 ordinary shares. Consequently, as of May 31, 2004, the authorized share capital is comprised of 500,000,000 non par value ordinary shares.

F-44

TECHNOPRISES LTD.
(Formerly: “B.V.R. TECHNOLOGIES LTD.”)
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION (cont.):

F.
On July 23, 2004, the Company raised $900 thousand through the issuance of a one-year senior convertible note to a group of investors led by Duncan Capital LLC. The issuance cost relating to the issuance totaled $103 thousand. The debenture bears interest of 5% per annum and is paid quarterly in cash or in the Company ordinary share commencing September 30, 2004. The holders can convert the note into ordinary shares at a price of $0.10 per share. The note is secured by a first lien on substantially all the Company’s assets. The note is redeemable at the option of the Company in part or in whole at a redemption price equal to 120% of the face value of the note. In addition, the Company will issue to the investors a warrant with an exercise price of $0.27 to purchase a number of ordinary shares equal to 75% of the ordinary shares into which the note will be convertible.

The holders can exercise the warrant into the Company shares until June 30, 2009 subjected to the conditions of the note. As of August 2004, the warrants have not yet been issued. The Company is required to register the shares underlying the note and the warrant within 45 days of the closing.

The Company will account for this transaction in accordance with APB No. 14, "Accounting for Convertible debt and Debt Issued with Stock Purchase Warrants", EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Rations", and EITF 00-27, "Application of issue No. 98-5 to Certain Convertible Instruments" ("EITF 00-27"). The proceeds of the convertible note issued with detachable warrants are to be allocated, based on the relative fair values of the note at time of issuance.

No amount was allocated to the warrants at the time of the transaction, based on the minimal fair value of the warrant at the commitment date using the Black & Scholes Option Pricing Model with the following assumptions: risk free interest rate of 3.5%, dividend yields of 0%, volatility factors of the expected market price of the Company's common shares of 7.45% and contractual life of the warrant of 5 years. The warrants will be remeasured each reporting date, based on the fair value of the underlying shares using the Black & Scholes Option Pricing Model. The changes in the fair value of the warrants will be recorded as a liability against financial expenses (income) in accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled In, a Company’s Own Stock”, and SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”.

The Company will record a beneficial conversion feature on the note in the amount of $900 thousand at the grant date in accordance with EITF 98-5 since the effective conversion price of the note is lower than the market price of the common shares on the commitment date.

As abovementioned, the company recorded in the pro forma the convertible note in the amount of $900 thousand. The $900 thousand beneficial conversion was recorded as additional paid-in capital against accumulated deficit. The issuance costs were recorded as $103 thousand against other assets.

F-45

TECHNOPRISES LTD.
(Formerly: “B.V.R. TECHNOLOGIES LTD.”)
(A Development Stage Company)
(An Israeli Corporation)
NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION (cont.):

G.
On June 22, 2004 the Company signed an agreement to issue 7,000,000 ordinary shares to several consultants in exchange for their services. The 7,000,000 shares were issued on July 27, 2004 and were recorded in pro forma balance sheet in the amount of $1,680 thousand against accumulated deficit according to the market price of the share in accordance with EITF 96-18 "Accounting for Equity Instruments that Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".

NOTE 2 - PRO FORMA ADJUSTMENTS:

The following adjustments have been made in preparation of these pro forma financial statements:

A.	Adjustment to reflect the private placements of shares and warrants, on April 21, 2004 (see Note 1A).
B.	Adjustment to reflect the acquisition of all the share capital of Araneo (see Note 1B).
C.	Adjustment to reflect the purchase of technology licenses and receive software and development services from Lucent (see Note 1C).
D.	Adjustment to reflect the agreement with a bank (see Note 1D).
E.	Adjustment to reflect the changes in the Company share capital (see Note 1E).
F.	Adjustment to reflect the issuance of a convertible note (see Note 1F).
G.	Adjustment to reflect the issuance of shares to the consultants (see Note 1G).

NOTE 3 - PRO FORMA EARNINGS (LOSS) PER SHARE:

The weighted average number of shares outstanding for basic and diluted net loss per share for the unaudited pro forma statement of operations for the year ended December 31, 2003 reflects 57,280,264 shares issued for nominal value in the recapitalization of the Company, 8,240,000 shares issued in the Araneo transaction and 9,837,701 shares issued to the shareholders of the public shell.

The weighted average number of shares outstanding for basic and diluted net loss per share for the unaudited pro forma statement of operations for the period from January 8, 2004 (inception) to March 31, 2004 reflects 8,240,000 shares issued in the Araneo transaction.

F-46

ARANEO LTD.
(A Development Stage Company)
(An Israeli corporation)
FINANCIAL STATEMENTS AS OF DECEMBER 31, 2003

F-47

ARANEO LTD.
(A Development Stage Company)
(An Israeli corporation)
FINANCIAL STATEMENTS AS OF DECEMBER 31, 2003

The amounts are stated in U.S. dollars ($).
________________________
_________________
__________

F-48

Independent Auditors’ Report
To the Shareholders of
ARANEO LTD.
(A Development Stage Company)
(An Israeli corporation)

We have audited the accompanying balance sheets of Araneo Ltd. (a Development Stage Company) (the “Company”) as of December 31, 2003 and 2002 and the related statements of operations, changes in shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2003 and for the period from April 29, 1999 (inception) through December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and 2002, and the related results of its operations and cash flows for each of the two years in the period ended December 31, 2003 and for the period from April 29, 1999 (inception) through December 31, 2003, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 1A, the Company’s ability to continue its operations are dependent on the success of the company’s efforts to raise sufficient capital to finance its research and development activities, the success of its research and commercialization efforts and ultimately, the market acceptance of the Company’s products.

Tel-Aviv, Israel
June 29, 2004
Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

F-49

ARANEO LTD.
(A Development Stage Company)
(An Israeli corporation)

BALANCE SHEETS

	December 31,

	2003	2002

	(in thousands)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$17	$11
Other accounts receivable (Note 9A1)	11	80
Inventory (Note 9A2)	82	92

Total current assets	110	183

FIXED ASSETS (Note 2):
Cost	81	74
Less - accumulated depreciation	59	37

	22	37

OTHER ASSETS (Note 3):	5	7

Total assets	$137	$227

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accruals:
Trade (Note 9A3)	$19	$25
Other	4	5

Total current liabilities	23	30

LONG-TERM LIABILITIES:
Accrued severance pay (Note 4)	8	4
Shareholders’ loans (Note 5)	83	52
Convertible debentures (Note 6)	-	455

Total long-term liabilities	91	511

SHAREHOLDERS’ EQUITY (Note 7):
Ordinary share capital - ordinary shares of NIS 0.01 par value (authorized - December 31, 2003 and 2002 - 360,000 shares; issued: December 31, 2003 and 2002 - 33,600 shares)	* -	* -
Preference share capital - preference shares of NIS 0.01 par value (authorized - December 31, 2003 and 2002 - 200,000 shares; issued - December 31, 2003 - 167,790 shares; December 31, 2002 - 55,990 shares)
	* -	* -
Capital surplus	997	477
Other capital surplus	95	-
Deficit accumulated during the development stage	(1,069)	(791)

Total shareholders’ equity	23	(314)

Total liabilities and shareholders’ equity	$137	$227

*   Represents an amount lower than $1 thousand.

The accompanying notes are an integral part of the financial statements.

F-50

ARANEO LTD.
(A Development Stage Company)
(An Israeli corporation)
STATEMENTS OF OPERATIONS

	Accumulated from April 29, 1999
	(inception) to	Year ended December 31,
	December 31, 2003	2003	2002

	(in thousands)

Software development costs	$491	$144	$127
Selling, general and administrative expenses	644	122	152

Operating loss	(1,135)	(266)	(279)
Financial expenses, net (Note 9B1)	8	12	16
Other income (expenses) (Note 9B2)	74	-	(2)

Loss before taxes on income	(1,069)	(278)	(297)
Income tax expense (Note 8)	-	-	-

Net loss	$(1,069)	$(278)	$(297)

The accompanying notes are an integral part of the financial statements.

F-51

ARANEO LTD
(A Development Stage Company)
(An Israeli corporation)
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Preference Shares		Ordinary Shares

	Number of Shares	Amount	Number of Shares	Amount	Capital Surplus	Other Capital Surplus	Receipts on Shares Account	Deficit Accumulated during the Development Stage	Total

	(in thousands, except shares)

Balance at April 29, 1999	-	$-	-	$-	$-	$-	$-	$-	$-
Changes from April 29, 1999 to December 31, 1999:
Issuance of ordinary shares	-	-	19,800	- *	-	-	-	-	- *
Net loss	-	-	-	-	-	-	-	(15)	(15)

Balance at December 31, 1999	-	-	19,800	- *	-	-	-	(15)	(15)
Changes during 2000:
Issuance of ordinary shares	-	-	8,300	- *	-	-	-	-	- *
Receipts on shares account	-	-	-	-	-	-	86	-	86
Net loss	-	-		-	-	-	-	(75)	(75)

Balance at December 31, 2000	-	-	28,100	- *	-	-	86	(90)	(4)
Changes during 2001:
Issuance of shares	55,990	- *	5,500	- *	477	-	(86)	-	391
Net loss	-	-	-	-	-	-	-	(404)	(404)

Balance at December 31, 2001	55,990	- *	33,600	- *	477	-	-	(494)	(17)

The accompanying notes are an integral part of the financial statements.

F-52

ARANEO LTD.
(A Development Stage Company)
(An Israeli corporation)
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (cont.)
	Preference Shares		Ordinary Shares

	Number of Shares	Amount	Number of Shares	Amount	Capital Surplus	Other Capital Surplus	Deficit Accumulated during the Development Stage	Total

	(in thousands, except shares)

Balance at December 31, 2001	55,990	- *	33,600	- *	477	- *	(494)	(17)
Changes during 2002:
Net loss	-	-	-	-	-	-	(297)	(297)

Balance at December 31, 2002	55,990	- *	33,600	- *	477	-	(791)	(314)
Changes during 2003:
Net loss	-	-	-	-	-	-	(278)	(278)
Contributed capital (Note 7A3)	-	-	-	-	-	95	-	95
Conversion of debentures against issuance of preference shares	111,800	- *	-	-	520	-	-	520

Balance at December 31, 2003	167,790	$ - *	33,600	$ - *	$ 997	95	$ (1,069)	$ 23

*   Represents an amount lower than $1 thousand.

The accompanying notes are an integral part of the financial statements.

F-53

ARANEO LTD.
(A Development Stage Company)
(An Israeli corporation)
STATEMENTS OF CASH FLOWS
	Accumulated from	Year ended December 31,
	April 29, 1999 (inception) to
	December 31, 2003	2003	2002

	(in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,069)	$(278)	$(297)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	63	24	23
Increase in accrued severance pay	8	4	4
Change in value of shareholders’ loans	(1)	1	1
Change in value of convertible debentures	20	10	11
Changes in operating assets and liabilities:
Decrease (increase) in other accounts receivable	(11)	69	(69)
Decrease (increase) in inventory	(82)	10	(92)
Increase (decrease) in trade payables	19	(6)	20
Decrease in other accounts payable	4	(1)	(9)

Net cash used in operating activities	(1,049)	(167)	(408)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(81)	(7)	(3)
Purchase of other assets	(9)	-	(9)

Net cash used in investing activities	(90)	(7)	(12)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributed capital	95	95	-
Issuance of shares	477	-	-
Issuance of convertible debentures	500	55	394
Receipt of shareholders’ loans	84	30	-

Net cash provided by financing activities	1,156	180	394

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	17	6	(26)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	-	11	37

CASH AND CASH EQUIVALENTS AT END OF YEAR	$17	$17	$11

F-54

ARANEO LTD.
(A Development Stage Company)
(An Israeli corporation)

STATEMENTS OF CASH FLOWS

	Accumulated from	Year ended December 31,
	April 29, 1999 (inception) to
	December 31, 2003	2003	2002

	(in thousands)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Income taxes	$3	$3	$-

Interest	$4	$1	$1

APPENDIX A - NON CASH ACTIVITIES:

	Accumulated from April 29, 1999 (inception) to	Year ended December 31,
	December 31, 2003	2003	2002

	(in thousands)

Conversion of debentures against issuance of preference shares	$520	$520	$-

F-55

ARANEO LTD.
(A Development Stage Company)
(An Israeli corporation)

Note 1 - Summary of Significant Accounting Policies:

A.   General:

The significant accounting policies, applied on a consistent basis, are as follows:

1.    The Company:

a)   Araneo Ltd. (“the Company”) is a development stage company enterprise as defined by FASB Statement No. 7 “Accounting and Reporting by Development Stage Enterprise”, and was incorporated on April 29, 1999. The Company is a developer of technologies in the field of IP-based television and Video On Demand (VDO) set-top boxes, using the Linux operating system. The Company provides a high-performance user-friendly consumer IP TV box that maintains the television experience by transparently connecting TV to the Internet.

b)   Since inception, the Company has been engaged in organization activities, including raising capital and research and development activities. The Company is in the development stage and has not generated revenues and has not yet achieved profitable operations, nor has it generated positive cash flows from operations. There is no assurance that profitable operations, if achieved, could be sustained on a continuing basis. Further, the Company’s ability to continue its operations are dependent on the success of the Company’s efforts to raise additional capital, the success of its research and commercialization efforts and ultimately, the market acceptance of the Company’s products.

2.    Principal shareholders:

Swiss Joyce Development Limited (a foreign company) is the main shareholder of the Company (55%) as of December 31, 2003.
On April 22, 2004, the Company's shareholders entered into a term sheet with Technoprises Ltd. (“Technoprises”) pursuant to which Technoprises agreed to acquire 100% of the issued and outstanding share capital of the Company. In consideration for all outstanding shares of the Company, Technoprises intends to issue, to the current shareholders of the Company, ordinary shares of Technoprises with a market value of at $2,000 thousand.
The number of ordinary shares issued will be determined by the average trading price of Technoprises’ stock within the 30 days following the closing.

F-56

ARANEO LTD.
(A Development Stage Company)
(An Israeli corporation)

Note 1 - Summary of Significant Accounting Policies (cont.):

A.   General (cont.):

3.    Accounting Principles:

               The financial statements are prepared in accordance with accounting principles generally accepted (“GAAP”) in the United States.

4.    Functional Currency:

The currency of the primary economic environment in which the operations of the Company are conducted is the U.S. dollar (“dollar”). Most of the Company’s sales are made outside of Israel and are denominated in dollars. In addition, a substantial portion of the Company’s costs is incurred in dollars. Thus, the functional and reporting currency of the Company is considered to be the dollar. Transactions and balances originally denominated in dollars are presented at their original amounts. Balances in non-dollar currencies are translated into dollars using historical and current exchange rates for non-monetary and monetary balances, respectively. For non-dollar transactions reflected in the statements of operations, the exchange rates at transaction dates are used. Amortization and depreciation deriving from non-monetary items are based on historical exchange rates. The resulting transaction gains or losses are included in the statements of operations.

5.    Use of Estimates and Assumptions in the Preparation of the Financial Statements:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.
Actual results could differ from those estimates.

B.   Cash and cash Equivalents:

Cash equivalents are considered by the Company to be highly liquid investments, including, inter alia, short-term deposits with banks, the maturity of which did not exceed three months at the time of deposit and which are not restricted.

C.   Inventory:

Inventory is presented at the lower of cost or market value. Cost is determined on the “first-in, first-out” basis.

F-57

ARANEO LTD.
(A Development Stage Company)
(An Israeli corporation)

Note 1 - Summary of Significant Accounting Policies (cont.):

D.   Fixed Assets:

Fixed assets are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over their estimated useful lives. Annual rates of depreciation are as follows:

%

Computers and computer equipment	33
Office furniture and equipment	6 - 15

E.   Impairment of Long-Lived Assets:

The Company’s long-lived assets are reviewed for impairment in accordance with SFAS 144 “Accounting for the Impairment for Disposal of Long-Lived Assets” whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset with the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds their fair value.

F.   Revenue Recognition:

Revenues from the sale of products will be recognized upon delivery to the customer when collection is probable, the license fee is otherwise fixed or determinable, and persuasive evidence of an arrangement exists.

Management believes that the Company's revenue recognition policies are in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 101 and SAB 104, "Revenue Recognition in Financial Statements"

G.   Advertising Costs:

       The Company expenses advertising costs as incurred.

F-58

ARANEO LTD.
(A Development Stage Company)
(An Israeli corporation)

Note 1 - Summary of Significant Accounting Policies (cont.):

H.   Software development costs:

Development costs of software that is intended for sale that were incurred after the establishment of technological feasibility of the relevant product, are capitalized. Technological feasibility is determined when detailed program design is completed and verified in accordance with the provision of SFAS No.86 of the FASB.
Software development costs incurred before technological feasibility is established are charged to the statement of operations as incurred.

Amortization of capitalization software development costs begins when the product is available for general release to customers. Annual amortization is computed by the straight-line method, over the remaining useful life of the product or based on the ration of current gross revenues to current and anticipated future gross revenues, whichever is higher. According to SFAS 86, in the event that unamortized software development costs exceed the net realizable value of the product, they are written down to net realizable value.

Currently no development costs of software were capitalized.

I.             Financial Instruments:

          1.  Management of credit risks:

Financial instruments, which have the potential to expose the Company to credit risks are mainly cash and cash equivalents, bank deposit accounts and other accounts receivable.

The Company holds cash and cash equivalents, and deposit accounts at large banks in Israel, thereby substantially reducing the risk of loss.

          2.   Fair value of financial instruments:

The financial instruments of the Company consist mainly of cash and cash equivalents, current receivables, accounts payable, long-term liabilities to shareholders and convertible debentures.

In view of their nature, the fair value of the financial instruments of the Company is usually identical or close to their carrying value. The Company has loans from shareholders which do not bear interest and have no specified repayment date. It is not practicable to estimate the par value of the loan as there is no market for this type of debt instrument.

J.             Comprehensive Income:

The Company had no comprehensive income components other than net loss.

F-59

ARANEO LTD.
(A Development Stage Company)
(An Israeli corporation)

Note 1 - Summary of Significant Accounting Policies (cont.):

K.   Recently issued accounting pronouncements:

In May 2003, the FASB issued SFAS 150, “Accounting For Certain Financial Instruments with Characteristics of Both Liabilities and Equity” which establishes standards for how an issuer of financial instruments classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) if, at inception, the monetary value of the obligation is based solely or predominantly on a fixed monetary amount known at inception, variations in something other than the fair value of the issuer’s equity shares or variations inversely related to changes in the fair value of the issuer’s equity shares. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 is not expected to have a material impact on the Company’s financial position or result of operations.

Note 2 - Fixed Assets:

Composition of assets, grouped by major classifications:

	December 31,

	2003	2002

	(in thousands)

Cost:
Computers and computer equipment	$66	$60
Office furniture and equipment	15	14

	81	74

Accumulated Depreciation:
Computers and computer equipment	54	34
Office furniture and equipment	5	3

	59	37

Undepreciated balance	$22	$37

F-60

ARANEO LTD.
(A Development Stage Company)
(An Israeli corporation)

Note 3 - Other Assets:
Comprised as follows:

	December 31,

	2003	2002

	(in thousands)

Patent registration (*)	$9	$9
Less - accumulated amortization	4	2

	$5	$7

(*)   The patent registration is amortized on a straight - line basis over 5 years.

Note 4 - Accrued Severance Pay:

A.   The Company’s liability for severance pay to its employees pursuant to applicable local law and employment agreements for Israeli employees. The severance pay liability is calculated on the basis of one month’s salary for each year of service, based on the most recent salary of each employee. The liability is not covered by manager insurance policy.

B.   The expenses in respect of severance pay for the years ended December 31, 2003 and 2002 were $4,000 and $4,000, respectively.

Note 5 - Shareholders’ loans:

Loans from shareholders are linked to the Israeli consumer price index (CPI) and do not bear interest. No repayment date has yet been fixed. The shareholders have agreed not to request the prepayment before January 1, 2005.

Note 6 - Convertible debentures:

In October 2001 the Company issued a first round of convertible debentures. The convertible debentures are linked to the U.S. Dollar and bear interest at an annual rate of 5%. The holder has the option to convert the principal amount plus all accrued interest into preference shares at a price per share of $4.65 U.S. Dollar. The principal of the debentures and the accumulated interest can be converted to preference shares as of February 19, 2003. In February and in May 2003 the Company issued convertible debentures at a total amount of $55 thousand with the same terms. On June 6, 2003 the debentures at the amount of $520 thousand have been converted to 111,800 preference shares nominal value NIS 0.01 each, in premium.

F-61

ARANEO LTD.
(A Development Stage Company)
(An Israeli corporation)

Note 7 - Shareholders’ equity:

A.   Share capital:

1.   As of December 31, 2003 and 2002 the share capital of the Company consists of two different types of shares:

      Ordinary shares and preference shares.

The preference shares have voting rights and are entitled to cash dividends identical to those of the ordinary shares. The preference shares have prior rights to ordinary shares in everything connected with a distribution of fixed assets on liquidation, including receiving dividends declared but not yet distributed. In addition, the preference shares can be converted to ordinary shares.

2.   As to the conversion of debentures against issuance of preference share in June 2003 - see Note 6.

3.   In 2003 the Company has received a payment of $95 thousand relating to an agreement which was subsequently cancelled. The agreement was signed between the Company and Araneo Belgium (a company controlled by the main shareholder of the Company). According to the agreement Araneo Belgium was supposed to market the products in Europe. Since Araneo Belgium has not fulfilled its obligations under the agreement, it was cancelled and a prepayment of $95 thousand was considered as a final fee in consideration of the cancellation.

     The amount received was recorded as a contributed capital since it is a transaction between the Company and a related party.

B.         Dividends:

             The Company has not paid any cash dividends on its shares in the past.

Note 8 - Taxes on Income:

A.        Measurement of taxable income under the Income Tax (Inflationary Adjustments) Law, 1985:

Under this law, taxable income is measured in real terms, in accordance with the changes in the Israeli CPI or in the exchange rate of the U.S. dollar, for a “foreign investment company”. The Company elected to measure their results on the basis of the changes in the Israeli CPI.

B.        Income tax assessments:

            The Company has not received final tax assessment since inception.

F-62

ARANEO LTD.
(A Development Stage Company)
(An Israeli corporation)
Note 8 - Taxes on Income (cont.):

C.   Tax reform:

On January 1, 2003, a comprehensive tax reform took effect in Israel. Pursuant to the reform, resident companies are subject to Israeli tax on income accrued or derived in Israel or abroad. In addition, the concept of “controlled foreign corporation” was introduced, according to which an Israeli company may become subject to Israeli taxes on certain income of a non-Israeli subsidiary if the subsidiary's primary source of income is passive income (such as interest, dividends, royalties, rental income or capital gains). The tax reform also substantially changed the system of taxation of capital gains. The Company’s management cannot estimate at present whether the reform will have an effect on the Company’s future results of operations.

D.   Deferred Income Taxes:

Deferred tax assets are comprised as follows:

	December 31,

	2003	2002

	(in thousands)

Net operating loss carryforwards	$303	$267
Provisions for employee rights and other temporary differences	3	1

	306	268
Valuation allowance	(306)	(268)

	$-	$-

The Company’s management cannot determine that it is more likely than not that the deferred tax asset relating to net operating losses will be realized.

E.   Tax losses:

The Company has net operating loss carryforwards for income tax purposes as of December 31, 2003 totaling NIS 3.7 million (equivalent to $844 thousand).

F-63

ARANEO LTD.
(A Development Stage Company)
(An Israeli corporation)

Note 9 - Supplementary Financial Statement Information:

A.   Balance Sheets:

1.   Other accounts receivable:

	December 31,

	2003	2002

	(in thousands)

Employees	$2	$3
Government institutions	9	25
Advance payment to suppliers	-	41
Prepaid expenses	-	11

	$11	$80

2.   Inventory:

	December 31,

	2003	2002

	(in thousands)

Samples of electronic components for sale	$82	$92

3.   Accounts Payable and Accruals - Trade:

	December 31,

	2003	2002

	(in thousands)

Checks payable	$6	$4
Open accounts	7	14
Accrued expenses	6	7

	$19	$25

B.   Statements of Operations:

1.   Financial Income (Expenses), Net:

	December 31,

	2003	2002

	(in thousands)

Interest expenses and bank commissions	$1	$1
Interest from convertible debentures	10	11
Functional currency translation adjustment	1	2
Others	-	2

	$12	$16

F-64

ARANEO LTD.
(A Development Stage Company)
(An Israeli corporation)

Note 9 - Supplementary Financial Statement Information (cont.):

B.   Statements of Operations (cont.):

       2.   Other Income:

December 31,

2003	2002

(in thousands)

-	$ * (2)

*   In 2002 the Company sold samples of electronic components costing $14 thousand for a total of $12 thousand.

Note 10 - Transactions with Related Parties:

As to the agreement between the Company and Araneo Belgium - see Note 7A3.

Note 11 - Subsequent Events:

As to the purchase agreement between Technoprises Ltd. and the Company’s shareholders - see Note 1A2.

F-65

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel-Aviv, State of Israel on the 9th day of September 2004.

TECHNOPRISES LTD.

By:	/s/ Adam Ofek

Name: Adam Ofek Title: President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Prosper Abitbol	Chairman of the Board and Chief Executive Officer	September 5, 2004
Prosper Abitbol	(Principal Executive Officer)

/s/ Adam Ofek	President, Chief Financial Officer and Director	September 5, 2004
Adam Ofek

/s/ Michel Habib	Director	September 5, 2004
Michel Habib

/s/ Stephen J. Kohn	Director	September 1, 2004
Stephen J. Kohn

/s/ Yossy Zaykovsky	Director	September 1, 2004
Yossy Zaykovsky

/s/ Leah Siegel	Director	September 5, 2004
Leah Siegel

/s/ Jerry Cahn	Director	September 1, 2004
Jerry Cahn

Authorized Representative
in the United States:

/s/ Jerry Cahn

Jerry Cahn

September 1, 2004

60

EXHIBIT INDEX

Exhibit Number	Description

3.1*	Articles of Association of the Company
5.1#	Opinion of Bach, Arad, Scharf & Co. Law Offices
10.1*	Letter Agreement Re: TV Gate Technology, dated December 17, 2003, between Comverse Ltd. and Prosper Abitbol on behalf of Apros & Chay Technoprises Ltd.
10.2*	Share Purchase Agreement, dated December 22, 2003, among BVR Technologies Ltd., Technoprises Apros & Chay Ltd., Apros & Chay MB Ltd., Prosper Abitbol and Avigdor Olshansky
10.3*	Subscription Agreement, dated February 18, 2004, among the Company and the subscribers listed therein
10.4*	Form of C-2004-FEB A Warrant, dated February 18, 2004, issued by the Company
10.5*	Form of C-2004-FEB B Warrant, dated February 18, 2004, issued by the Company
10.6*	Form of C-2004-FEB C Warrant, dated February 18, 2004, issued by the Company
10.7*	Exclusive License Agreement, dated February 18, 2004, among Unicorp Ltd., Cat4view and Technoprises Apros & Chay Ltd.
10.8*	Letter Agreement, dated March 1, 2004, between Comverse Ltd. and Prosper Abitbol
10.9*	Securities Purchase Agreement, dated April 16, 2004, among the Company and the investors listed therein
10.10*	Registration Rights Agreement, dated April 16, 2004, among the Company and the investors listed therein
10.11*	Warrant, dated April 16, 2004, issued by the Company to Econor Investments Corporation
10.12*	Form of Class 2004-A Warrant, dated April 21, 2004, issued by the Company
10.13*	Form of Class 2004-B Warrant, dated April 21, 2004, issued by the Company
10.14*	Form of Class 2004-C Warrant, dated April 21, 2004, issued by the Company
10.15	Share Purchase Agreement, dated August 24, 2004, among the Company, EVR and Araneo Ltd.
10.16*	Translation of Agreement dated May 20, 2004 between the Company and Bank Hapoalim
10.17*	Warrant to Purchase Ordinary Shares, dated May 20, 2004 issued to Bank Hapoalim
10.18*	Joint Development and Technology Agreement, dated May 28, 2004, between Lucent Technologies and the Company
10.19*	Term Sheet, dated June 9, 2004, between the Company and Duncan Capital LLC
10.20*	Agreement dated February 17, 2004, among TCM, Dr. Levanon and Dr. Lossos
10.21	Form of 5% Secured Convertible Promissory Note, dated June 30, 2004 and July 23, 2004
10.22	Distribution Agreement between the Company and Jiangsu Yitong Ltd.
23.1#	Consent of Bach, Arad, Scharf & Co. Law Offices (included in 5.1)
23.2	Consents of Ziv Haft, Certified Public Accountants (Isr.)

*   Incorporated by reference to our annual report on Form 20-F for the fiscal year ended December 31, 2003.

#   To be filed by amendment.

61

Technoprises Ltd.

159,932,500 Ordinary Shares

PROSPECTUS

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

62

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 1.   Other Expenses of Issuance and Distribution

         The Registrant estimates that the expenses payable by the Registrant in connection with the offering described in this registration statement will be as follows:

Securities and Exchange Commission Filing Fee	$5,523.16
Accounting Fees	*
Legal Fees and Expenses	*
Miscellaneous	*
Total	*

    __________
* To be filed by amendment

Item 6.    Indemnification Exemption, Insurance and Indemnity of Directors and Officers

Section 258 of the Companies Law, 1999 (the “Israeli Companies Law”) prohibits a company from exculpating an officer or director from liability for the breach of his/her duty of loyalty. The company may exculpate an officer or director from liability for the breach of his/her duty of care, may insure his liability for a breach of these duties, or indemnify him/her for a breach, but only according to the provisions of the following sections:

Section 259 of the Israeli Companies Law permits a company to provide in its Articles of Association that an officer or a director of the company may be exculpated, to the extent provided in the Articles, from liability for the breach of his/her duty of care.

Section 260A of the Israeli Companies Law permits a company to provide in its Articles of Association that the company may indemnify an officer or a director in such capacity, for:

●	monetary liability incurred pursuant to a judgment, including a settlement or arbitration decision approved by a court, in an action brought by a third party;
●	reasonable legal expenses incurred in an action brought against the director or officer by or on behalf of the company or others; and
●	reasonable legal expenses incurred in defending criminal charges of which the director or officer was acquitted, or as a result of a criminal charge that does not require proving criminal intent of which the director or officer was convicted.

Section 260B of the Israeli Companies Law specifies that the indemnification provision in a company’s Articles of Association may be a general obligation to indemnify in advance, provided it is limited to events the board of directors can foresee when providing the obligation and that it is limited to a sum the board of directors determines is reasonable in the circumstances, or a provision permitting the company to indemnify an officer or a director on an ad hoc basis after the fact.

Section 261 of the Israeli Companies Law permits a company to provide in its Articles of Association that the company may insure an officer or a director. This insurance may cover liability for breach of the duty of care or, to the extent the officer or director acted in good faith and has a reasonable basis to believe that the act would not prejudice the company, for the breach of the duty of loyalty. A company’s Articles of Association may also allow it to insure officers and directors for monetary liabilities incurred as a result of an act or an omission committed in connection with his serving as an officer or director of the company.

II-1

All of these provisions are specifically limited in their scope by the Israeli Companies Law, which provides that a company may not indemnify an officer or director nor enter into an insurance contract that would provide coverage for any monetary liability incurred as a result of any of the following:

●	a breach by the officer or director of the duty of loyalty, unless the officer or director acted in good faith and has a reasonable basis to believe that the act would not prejudice the company;
●	an intentional or reckless breach by the officer or director of the duty of care;
●	any act of omission done with the intent to derive an illegal personal benefit; or
●	any fine levied against the director or officer.

Sections 142-148 of the Registrant’s Articles of Association, as amended, provide as follows:

The Company may exempt any Director, General Manager, President, CEO, Deputy General Manager, assistant General Manager and any person holding such office in the Company, even if bearing a different title, and any other manager being directly subordinated to the General Manager (each, an “Officer”) from his/her liability to the Company for breach of duty of care, to the maximum extent permitted by law, before or after the occurrence giving rise to such liability.

Subject to the provisions of the Israeli Companies Law, the Company may exempt and release, in advance or retroactively, any Officer from liability resulting from his/her breach of his/her duty of care to the Company.

Subject to the provisions of the Israeli Companies Law, the Company may procure, as the board may from time to time determine, Directors’ and Officers’ liability insurance covering the liabilities of an Officer for any act committed by her/him in her/his capacity as an Officer, in respect of any of the following:

●	breach of duty of care towards the Company or towards any other person;
●	breach of fiduciary duty towards the Company; provided, that such Officer acted in good faith and had a reasonable basis to assume that his/her action would not harm the interests of the Company;
●	financial liabilities imposed on him/her in favor of a third party; or
●	any other event for which insurance of an Officer is or may be permitted

Subject to the provisions of the Israeli Companies Law, the Company may undertake in advance or retroactively indemnify any past or present Officer in respect of a liability or expense as detailed below, imposed on him/her as a result of an act carried out in his/her capacity as an Officer. However, if made in advance, such undertaking will be limited to circumstances that, in the Board’s opinion, are foreseeable at the time of the approval of the indemnification undertaking and will be limited to the amount fixed by the board as reasonable under the circumstances which shall not exceed 25% of the Company’s shareholders equity at such time.

An indemnity, as provided above, may be issued in respect of a liability or expense as follows:

●	a monetary liability imposed on an Officer in favor of a third party under a judgment, including a judgment by way of compromise or judgment of an arbitrator approved by a court;
●	reasonable expenses of the proceedings, including legal fees, expended by the Officer or imposed on him by the court for proceedings initiated against him by or on behalf of the Company or by a third party; criminal proceedings in which the Officer was acquitted; or criminal proceedings in which he was convicted in an offense, which did not require proof of criminal intent; or
●	any other liability or expense for which the indemnification of an Officer is not precluded by Law.

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Subject to the provisions of the Israeli Companies Law, the Company may issue an undertaking in advance or retroactively to indemnify any person, including an Officer, who acts or acted on behalf or at the request of the Company as a director or officer of another company in which the Company, directly or indirectly, is a shareholder, or in which the Company has any other interest. Such indemnity will be in respect of a liability or expense referred to above, imposed on him as a result of an act carried out by him in his capacity as a director or officer of the other company. However, such undertaking, if made in advance, will be limited circumstances that, in the board’s opinion, are foreseeable at the time of the approval of the indemnification undertaking and will be limited to the amount set by the board as reasonable under the circumstances which shall not exceed 25% of the Company’s shareholders equity at such time.

Subject to the provisions of the Israeli Companies Law, nothing in the Articles will limit the Company, in any manner, from entering into an agreement of liability insurance, or in granting an exemption or indemnification in respect of:

●	an Officer, or a director or officer of another company as provided in Article 147 above, to the extent that the insurance, exemption or indemnity is not prohibited by law; or
●	any person who is not an officer, or a director of another company as provided in Article 147 above, including but not limited to employees and representatives of the Company.

The Company may adopt in the near future such corporate resolutions which will allow the Company to identify and/or insure its directors and Officers to the maximum extent permitted under the Israeli Companies Law and the Company’s Articles.

Item 7.  Recent Sales of Unregistered Securities

Within the past three years, we have issued securities without registration under the Securities Act of 1933, as follows:

●	On February 18, 2004 we issued 88,539,309 ordinary shares to the shareholders of TechnoCross in connection with the acquisition by BVR of TechnoCross.
●	On March 3, 2003 we issued 7,500,000 ordinary shares and warrants to purchase 22,500,000 ordinary shares to a group of investors for an aggregate consideration of $750,000.
●	On April 21, 2004 we issued 22,500,000 ordinary shares and warrants to purchase 67,500,000 ordinary shares to a group of investors for aggregate consideration of $2,250,000.
●	On May 20, 2004 we entered into an agreement with Bank Hapoalim pursuant to which we agreed to issue Bank Hapoalim ordinary shares with a market value of $1,300,000 and a warrant to purchase our ordinary shares with an aggregate exercise price of $500,000 at an exercise price equal to the 30 day average trading price of our ordinary shares commencing on May 20, 2004, but not less than $0.10 and not more than $0.30 per share. In July 2004 we issued to Bank Hapoalim 5,200,000 of our ordinary shares.
●	On July 23, 2004 we raised $900,000 through the issuance of secured convertible notes to a group of investors led by Duncan Capital LLC. The notes bear interest of 5% and mature on June 30, 2005. The holders of the notes have the right to convert any amount outstanding under the notes into our ordinary shares at a price of $0.10 per share, subject to certain adjustments.
●	On July 27, 2004 we issued 7,000,000 of our ordinary shares to several consultants in exchange for their services.
●	On August 24, 2004 we issued 8,240,000 of our ordinary shares in connection with the acquisition of the capital stock of Araneo Ltd.

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The securities issued in the transactions described above were deemed exempt from registration under the Securities Act in reliance upon Section 4(2) or Regulation S.

Item 8.  Exhibits and Financial Statement Schedules

 The following exhibits are filed as part of this prospectus:

Exhibit Number	Description

3.1*	Articles of Association of the Company
5.1#	Opinion of Bach, Arad, Scharf & Co. Law Offices
10.1*	Letter Agreement Re: TV Gate Technology, dated December 17, 2003, between Comverse Ltd. and Prosper Abitbol on behalf of Apros & Chay Technoprises Ltd.
10.2*	Share Purchase Agreement, dated December 22, 2003, among BVR Technologies Ltd., Technoprises Apros & Chay Ltd., Apros & Chay MB Ltd., Prosper Abitbol and Avigdor Olshansky
10.3*	Subscription Agreement, dated February 18, 2004, among the Company and the subscribers listed therein
10.4*	Form of C-2004-FEB A Warrant, dated February 18, 2004, issued by the Company
10.5*	Form of C-2004-FEB B Warrant, dated February 18, 2004, issued by the Company
10.6*	Form of C-2004-FEB C Warrant, dated February 18, 2004, issued by the Company
10.7*	Exclusive License Agreement, dated February 18, 2004, among Unicorp Ltd., Cat4view and Technoprises Apros & Chay Ltd.
10.8*	Letter Agreement, dated March 1, 2004, between Comverse Ltd. and Prosper Abitbol
10.9*	Securities Purchase Agreement, dated April 16, 2004, among the Company and the investors listed therein
10.10*	Registration Rights Agreement, dated April 16, 2004, among the Company and the investors listed therein
10.11*	Warrant, dated April 16, 2004, issued by the Company to Econor Investments Corporation
10.12*	Form of Class 2004-A Warrant, dated April 21, 2004, issued by the Company
10.13*	Form of Class 2004-B Warrant, dated April 21, 2004, issued by the Company
10.14*	Form of Class 2004-C Warrant, dated April 21, 2004, issued by the Company
10.15	Share Purchase Agreement, dated August 24, 2004, among the Company, EVR and Araneo Ltd.
10.16*	Translation of Agreement dated May 20, 2004 between the Company and Bank Hapoalim
10.17*	Warrant to Purchase Ordinary Shares, dated May 20, 2004 issued to Bank Hapoalim
10.18*	Joint Development and Technology Agreement, dated May 28, 2004, between Lucent Technologies and the Company
10.19*	Term Sheet, dated June 9, 2004, between the Company and Duncan Capital LLC
10.20*	Agreement dated February 17, 2004, among TCM, Dr. Levanon and Dr. Lossos
10.21	Form of 5% Secured Convertible Promissory Note, dated June 30, 2004 and July 23, 2004
10.22	Distribution Agreement between the Company and Jiangsu Yitong Ltd.
23.1#	Consent of Bach, Arad, Scharf & Co. Law Offices (included in 5.1)
23.2	Consents of Ziv Haft, Certified Public Accountants (Isr.)

*   Incorporated by reference to our annual report on Form 20-F for the fiscal year ended December 31, 2003.

#   To be filed by amendment.

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Item 9.    Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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